Exhibit 10.1
AMENDMENT NO. 1, dated as of March 9, 2026 (this “Amendment”), by and among CACI International Inc, a Delaware corporation (the “Borrower”), the Guarantors party hereto (the “Guarantors”), each Incremental Term B-2 Lender party hereto (each, an “Incremental Term B-2 Lender) and JPMorgan Chase Bank, N.A., as the Administrative Agent (in such capacity, the “Administrative Agent”).

WHEREAS, reference is hereby made to that certain Credit Agreement dated as of October 30, 2024 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”) among the Borrower, the Guarantors from time to time party thereto, the Lenders from time to time party thereto, the Administrative Agent and the other parties thereto;

WHEREAS, the Borrower has notified the Administrative Agent and the Incremental Term B-2 Lenders that the Borrower intends to incur Incremental Term Loans on the terms set forth herein and use the proceeds of such Incremental Term Loans for Permitted Purposes (as defined below);

WHEREAS, pursuant to Section 2.16 of the Existing Credit Agreement, (x) the Borrower has notified the Administrative Agent of its request for Incremental Term Facility Commitments and Incremental Term Loans with respect thereto in the aggregate principal amount of $800,000,000 on the terms set forth herein, (y) each Person set forth on the signature pages hereto as an “Incremental Term B-2 Lender” has agreed to provide such Incremental Term Facility Commitments in an aggregate principal amount not to exceed the amount set forth opposite such Incremental Term B-2 Lender’s name on Schedule 1 hereto under the heading “Incremental Term B-2 Commitment” (such Incremental Term Facility Commitments, the “Incremental Term B-2 Commitments”) and (z) each Incremental Term B-2 Lender has agreed to make such Incremental Term Loans (the “Incremental Term B-2 Loans”) on the Amendment No. 1 Effective Date (as defined below) in an aggregate principal amount equal to such Incremental Term B-2 Lender’s Incremental Term B-2 Commitment;

WHEREAS, in connection with the foregoing, and pursuant to Sections 2.16 and 11.01 of the Existing Credit Agreement, the Administrative Agent, the Borrower and the Incremental Term B-2 Lenders desire to memorialize the terms of the Incremental Term B-2 Loans by amending the Existing Credit Agreement pursuant to an Incremental Facility Amendment, such amendments to become effective on the Amendment No. 1 Effective Date; and

WHEREAS, Wells Fargo Securities, LLC, BofA Securities, Inc., JPMorgan Chase Bank, N.A., Truist Securities, Inc., MUFG Bank, Ltd., PNC Capital Markets LLC, TD Securities (USA) LLC, U.S. Bank National Association, Capital One, National Association, Goldman Sachs Bank USA and M&T Bank (collectively, the “Amendment No. 1 Lead Arrangers”) shall act as joint lead arrangers and bookrunners with respect to this Amendment.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.Defined Terms. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Amended Credit Agreement. In addition, as used in this Amendment, the following terms have the meanings specified below:

(a) “Acquisition” means the acquisition by the Borrower, directly or indirectly, of ARKA Group, L.P., a Delaware partnership (the “Target”), pursuant to the terms of that certain Purchase Agreement and Plan of Merger, dated as of December 19, 2025 (together with the exhibits and schedules thereto, as amended, supplemented, otherwise modified, or consented to or waived, the “Acquisition Agreement”), among, inter alios, CACI, Inc. - Federal, a Delaware corporation, and the Target.

(b)“Permitted Purposes” means the use of the proceeds of the Incremental B-2 Term Loans, together with the proceeds of Revolving Loans under the Revolver/Term A Credit Agreement, the proceeds of other Indebtedness incurred by Borrower and/or its Subsidiaries on or prior to the date hereof and cash on hand, (A) to finance the consideration and other payments required to consummate the Acquisition, (B) to effect the Target Debt Refinancing (as defined below) and (C) to pay fees and expenses incurred in connection with the Acquisition and related transactions.

(c)“Specified Representations” means the representations and warranties set forth in Section 6.01(a) (as to valid existence), Section 6.01(b)(ii), the first clause of Section 6.02, Section 6.02(a), Section 6.04, Section 6.14, Section 6.18, Section 6.19 (subject to the last paragraph of Section 5.01), Section 6.21 and Section 6.22 of the Existing Credit Agreement.

(d) “Specified Acquisition Agreement Representations” means such of the representations made by, or with respect to, the Target or its affiliates in the Acquisition Agreement as are material to the interests of the Lenders (in their capacities as such), but only to the extent that the Borrower or its affiliates have the right to terminate the obligations of the Borrower or its affiliates (or to refuse to consummate the Acquisition) under the Acquisition Agreement as a result of the failure of such representations to be accurate.

SECTION 2.Incremental Term B-2 Loans.

(a)Subject to the terms and conditions of this Amendment and the Amended Credit Agreement, each Incremental Term B-2 Lender agrees to provide its Incremental Term B-2 Commitments on the Amendment No. 1 Effective Date and to make Incremental Term B-2 Loans to the Borrower in Dollars on the Amendment No. 1 Effective Date, which Incremental Term B-2 Loans shall be in a principal amount equal to the applicable Incremental Term B-2 Commitments of such Incremental Term B-2 Lender as set forth on Schedule 1 hereto. Each party hereto acknowledges and agrees that, effective as of the Amendment No. 1 Effective Date, (i) each Incremental Term B-2 Lender shall become a “Lender” for all purposes in connection with this Amendment, the Amended Credit Agreement and the other Loan Documents, (ii) all Incremental Term B-2 Commitments shall be “Term Loan Commitments”, “Incremental Term Facility Commitments” and “Commitments” for all purposes in connection with this Amendment, the Amended Credit Agreement and the other Loan Documents and (iii) all Incremental Term B-2 Loans made pursuant to the Incremental Term B-2 Commitments shall be “Term Loans” and “Loans” for all purposes in connection with this Amendment, the Amended Credit Agreement and the other Loan Documents.

(b)The Incremental Term B-2 Commitments and the Incremental Term B-2 Loans made on the Amendment No. 1 Effective Date on account thereof shall be a new tranche of Term Loans under the Amended Credit Agreement, with the terms and provisions set forth herein and in the Amended Credit Agreement.

(c)The Administrative Agent and each Incremental Term B-2 Lender acknowledge that, together with the Loan Notice delivered pursuant to Section 5 of this Amendment, this Amendment constitutes all notices or requirements required under the Existing Credit Agreement for the incurrence of the Incremental Term B-2 Commitments and the Borrowing of the Incremental Term B-2 Loans on the Amendment No. 1 Effective Date and the Administrative Agent and each Incremental Term B-2 Lender waives any other notice or request requirement under the Existing Credit Agreement.

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SECTION 3.Amendments. Each of the parties hereto agrees that, subject to the satisfaction (or waiver) of the conditions set forth herein, effective as of the Amendment No. 1 Effective Date, the Existing Credit Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the conformed pages of the Existing Credit Agreement attached as Exhibit A hereto (the Existing Credit Agreement as so amended, the “Amended Credit Agreement”).

SECTION 4.Representations and Warranties. To induce the other parties hereto to enter into this Amendment, the Borrower and each other Loan Party represents and warrants to the other parties hereto on the Amendment No. 1 Effective Date that:

(a) the execution, delivery and performance by such Loan Party of this Amendment and the Amended Credit Agreement is within such Loan Party’s corporate or other organizational power and has been duly authorized by all necessary corporate or other organizational action of each such Loan Party; and

(b) this Amendment has been duly executed and delivered by such Loan Party and is a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, except (i) as enforceability may be limited by applicable Debtor Relief Laws, by fraudulent conveyance laws or by equitable principles relating to enforceability, (ii) as enforceability of the Liens granted under the Loan Documents may be limited by anti‑assignment provisions in contracts with Governmental Authorities that are not rendered ineffective by applicable Law and (iii) as enforceability may be limited by the effect of foreign Laws, rules and regulations as they relate to pledges, if any, of Equity Interests in Foreign Subsidiaries.

SECTION 5.Amendment No. 1 Effective Date. This Amendment shall become effective as of the first date (the “Amendment No. 1 Effective Date”) on which each of the following conditions shall have been satisfied (or waived by the Administrative Agent):

(a)the Administrative Agent (or its counsel) shall have received a counterpart signature page of this Amendment duly executed by the Borrower, each other Loan Party, the Administrative Agent and each Incremental Term B-2 Lender;

(b)the Administrative Agent (or its counsel) shall have received a certificate signed by a Responsible Officer of (or on behalf of) each Loan Party referred to in clause (a), in substantially the form delivered on the Closing Date (i) certifying that the articles of formation (or equivalent document) of such Loan Party, certified by the appropriate Governmental Authority of the state of formation of such Loan Party, and the operating agreement (or equivalent document) of such Loan Party, either (A) has not been amended since the Closing Date or (B) is attached as an exhibit to such certificate and that such documents or agreements have not been amended (except as otherwise attached to such certificate and certified therein as being the only amendments thereto as of such date) and certified as true and complete as of a recent date by the appropriate Governmental Authority of the state of formation of such Loan Party, (ii) certifying that attached thereto are the resolutions of the board of directors or other comparable managing body of such Loan Party approving the Amendment, the transactions contemplated therein and authorizing execution and delivery thereof, certified as of the Amendment No. 1 Effective Date to be true and correct and in force and effect as of such date, (iii) certifying as to the incumbency and genuineness of the signatures of the officers or other authorized signatories of such Loan Party executing this Amendment and (iv) attaching the good standing certificates described in clause (d) of this Section 5;

(c)the Administrative Agent (or its counsel) shall have received, on behalf of itself and the Incremental Term B-2 Lenders on the Amendment No. 1 Effective Date, a customary written opinion of
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(i) Gibson Dunn & Crutcher LLP, in its capacity as counsel to the Loan Parties, (ii) Miles & Stockbridge P.C., in its capacity as special Virginia counsel to the Loan Parties and (iii) Miles & Stockbridge P.C., in its capacity as special Maryland counsel to the Loan Parties, in each case, dated the Amendment No. 1 Effective Date and addressed to the Administrative Agent and the Incremental Term B-2 Lenders;

(d)the Administrative Agent shall have received a certificate of good standing (to the extent such concept exists in the relevant jurisdiction) with respect to such Loan Parties referred to in clause (a) above, certified as of a recent date by the appropriate Governmental Authority of the state of formation;

(e)the Administrative Agent shall have received all documentation and other information, at least three (3) Business Days prior to the Amendment No. 1 Effective Date, required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act and, to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Administrative Agent shall have received a Beneficial Ownership Certification in relation to the Borrower (in each case to the extent reasonably requested in writing no less than ten (10) Business Days prior to the Amendment No. 1 Effective Date);

(f)all fees and expenses required to be paid by (or on behalf of) the Borrower to the Administrative Agent (including pursuant to Section 11.04 of the Existing Credit Agreement and pursuant to Section 7 hereof) or any arranger pursuant to any applicable engagement letter or other letter agreement entered into with the Borrower in connection with this Amendment on or before the Amendment No. 1 Effective Date shall have been (or shall substantially contemporaneously be) paid in full in cash (and in the case of expenses, to the extent a reasonably detailed invoice has been delivered to the Borrower at least three (3) Business Days prior to the Amendment No. 1 Effective Date);

(g)the Administrative Agent shall have received a Loan Notice in respect of the Incremental Term B-2 Loans to be made on the Amendment No. 1 Effective Date;

(h)the Acquisition is or will be consummated substantially concurrently with the funding of the Incremental Term B-2 Loans in accordance with the terms and conditions of the Acquisition Agreement and the Acquisition Agreement shall not have been altered, amended or otherwise changed or supplemented or any provision or condition therein waived, nor any consent granted, by the Borrower, if such alteration, amendment, change, supplement, waiver or consent would be adverse to the interests of the Incremental Term B-2 Lenders (in their capacities as such) in any material respect, without the prior written consent of the Incremental Term B-2 Lenders (such consent not to be unreasonably withheld, delayed or conditioned);

(i)the Specified Representations shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or “material adverse effect”) as of the Amendment No. 1 Effective Date; provided that in the case of any Specified Representation which expressly relates to a given date or period, such representation and warranty shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or “material adverse effect”) as of such date or for such period, as the case may be;

(j)the Specified Acquisition Agreement Representations shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or “material adverse effect”) as of the Amendment No. 1 Effective Date; provided that this condition shall be deemed to be satisfied unless the Borrower or its affiliates have the right, in accordance with the Acquisition Agreement, to terminate the obligations of the Borrower or its affiliates (or to refuse to consummate the Acquisition) under the Acquisition Agreement as a result of a breach of such representations in the Acquisition Agreement and without liability to the Borrower or its Affiliates;
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(k)prior to, or substantially concurrently with, the funding of the Incremental Term B-2 Loans, including by use of proceeds thereof, the principal, accrued and unpaid interest, fees, premium, if any, and other amounts under that certain Credit Agreement, dated as of August 31, 2020 (as amended, amended and restated, supplemented or otherwise modified), by and among ARKA Borrower, L.P., ARKA Guarantor, L.P., the other guarantors from time to time party thereto, each lender from time to time party thereto and Bank of America, N.A., will be repaid in full (other than those obligations which expressly survive repayment, including contingent indemnification obligations) and all commitments to extend credit thereunder will be terminated and any security interests and guarantees (if any) in connection therewith shall be terminated and/or released (or arrangements for such repayment, termination and release shall have been made) (the “Target Debt Refinancing”);

(l)no Specified Event of Default shall have occurred and be continuing;

(m)since the date of the Acquisition Agreement, there shall not have occurred a Material Adverse Effect (as such term is defined in the Acquisition Agreement as in effect on December 15, 2025);

(n)the Administrative Agent shall have received a certificate, dated as of the Amendment No. 1 Effective Date, of a Responsible Officer of the Borrower certifying that the conditions in Sections 5(i), 5(j), (l) and (m) above are satisfied; and

(o)the Administrative Agent shall have received a solvency certificate signed by the chief financial officer on behalf of the Borrower, substantially in the form of Exhibit 5.01(f) to the Existing Credit Agreement.

For purposes of determining whether the conditions specified in this Section 5 have been satisfied on the date hereof, by executing this Amendment, the Incremental Term B-2 Lenders party hereto and the Administrative Agent shall be deemed to have consented to, approved or accepted, or be satisfied with, or have waived, each document or other matter or condition specified in this Section 5 as a condition to the Amendment No. 1 Effective Date. The Administrative Agent and the Incremental Term B-2 Lenders party hereto acknowledge and agree that the Amendment No. 1 Effective Date is March 9, 2026.

For the avoidance of doubt, there shall be no obligation for any entity acquired in connection with the Acquisition to provide any Guarantee or Collateral except in accordance with the terms of the Amended Credit Agreement (including with respect to the time periods specified in Section 7.12 or Section 7.13 of the Amended Credit Agreement).

SECTION 6.Effect of Amendment.

(a)Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Existing Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other provision of the Existing Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document in similar or different circumstances.

(b)From and after the Amendment No. 1 Effective Date, each reference in the Amended Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each
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reference to the “Credit Agreement” in any other Loan Document shall be deemed a reference to the Amended Credit Agreement.

(c) From and after the Amendment No. 1 Effective Date, this Amendment shall constitute a “Loan Document” and an “Incremental Facility Amendment”, and each Incremental Term B-2 Lender shall constitute a “Lender” having an Incremental Term Facility Commitment as set forth on Exhibit B hereto, in each case for all purposes of the Amended Credit Agreement and the other Loan Documents.

(d)This Amendment shall not constitute a novation of the Existing Credit Agreement or any other Loan Document.

SECTION 7.Expenses. The Borrower agrees to reimburse the Administrative Agent for its reasonable and documented out-of-pocket expenses incurred by it in connection with this Amendment, including the reasonable and documented fees, charges and disbursements of Cahill Gordon & Reindel llp, counsel for the Administrative Agent.

SECTION 8.Amendments; Severability. (a) Once effective, this Amendment may not be amended nor may any provision hereof be waived except pursuant to Section 11.01 of the Amended Credit Agreement. If any provision of this Amendment is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 9.Ratification and Reaffirmation. Each Loan Party hereby ratifies and reaffirms: (a) its Obligations in respect of the Existing Credit Agreement and each of the other Loan Documents to which it is a party and all of the covenants, duties, indebtedness and liabilities under the Existing Credit Agreement and the other Loan Documents to which it is a party, (b) its prior grant and the validity of the Liens granted by it pursuant to the Collateral Documents, with all such Liens continuing in full force and effect after giving effect to this Amendment and (c) the Liens and security interests created in favor of the Administrative Agent for the benefit of the Secured Parties (including the Incremental Term B-2 Lenders) pursuant to each Collateral Document; which Liens shall continue to secure the Obligations (including the Incremental Term B-2 Loans), in each case, on and subject to the terms and conditions set forth in the Amended Credit Agreement and the other Loan Documents.

SECTION 10.GOVERNING LAW; Waiver of Jury Trial; Jurisdiction. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. The provisions of Sections 11.14 and 11.15 of the Existing Credit Agreement as amended by this Amendment are incorporated herein by reference, mutatis mutandis.

SECTION 11.Headings. Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Amendment.

SECTION 12.Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile or other electronic imaging means of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in this Amendment shall be deemed to include electronic signatures, electronic records or the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent or the keeping of records in electronic form, each of which shall be of the same
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legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

CACI INTERNATIONAL INC, as the Borrower

By:    /s/ J. William Koegel, Jr.
Name: J. William Koegel, Jr.
Title: Executive Vice President, General Counsel and Secretary

Guarantors:

CACI TECHWORX, INC.
CACI ASIA, LLC
CACI DYNAMIC SYSTEMS, LLC
CACI ENTERPRISE SOLUTIONS, LLC
CACI NSS, LLC
CACI PREMIER TECHNOLOGY, LLC
CACI PRODUCTS COMPANY
CACI PRODUCTS COMPANY CALIFORNIA
CACI SECURED TRANSFORMATIONS, LLC
CACI TECHNOLOGIES, LLC
CACI, INC. - FEDERAL
CACI, LLC - COMMERCIAL
CACI-ATHENA, LLC
CACI-CMS INFORMATION SYSTEMS, LLC
CACI-ISS, LLC
CACI-WGI, LLC
SIX3 ADVANCED SYSTEMS, INC.
CACI ENTERPRISE SYSTEMS, LLC
CACI INTELLIGENCE SOLUTIONS, LLC
CACI ADVANCED SOLUTIONS, LLC
CACI GEOMATICS, INC.
CACI AXIOS TECHNOLOGIES, INC.
CACI LGS INNOVATIONS LLC
BLUESTONE ANALYTICS LLC
NEXT CENTURY CORPORATION
CACI MASTODON DESIGN LLC
CHARON TECHNOLOGIES, LLC
CACI ASCENT VISION, LLC
CACI ASCENT VISION INTERNATIONAL, LLC
CACI IDT, LLC
ATTILA SECURITY, INC.
CACI AZURE SUMMIT TECHNOLOGY, LLC
QUADRINT, INC.
QUADRINT HOLDINGS, INC.
AI CORPORATE HOLDINGS, INC.
APPLIED INSIGHT HOLDINGS, LLC
APPLIED INSIGHT FOREIGN HOLDINGS, LLC
BRIDGES CONSULTING LLC
DIGITAL AGE EXPERTS, LLC
ZAVDA TECHNOLOGIES, LLC
APPLIED INSIGHT, LLC

By:    /s/ J. William Koegel, Jr.
Name: J. William Koegel, Jr.
Title: Executive Vice President, General Counsel and Secretary

JPMORGAN CHASE BANK, N.A., as Administrative Agent
By:    /s/ Michael Mastronikolas
Name: Michael Mastronikolas
Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Incremental Term B-2 Lender
By:    /s/ Peter Williams
Name: Peter Williams
Title: Vice President

EXHIBIT A
Amendments to Credit Agreement

(see attached)

Exhibit A
CREDIT AGREEMENT

Dated as of October 30, 2024
as amended by Amendment No. 1, dated as of March 9, 2026

among

CACI INTERNATIONAL INC,
as the Borrower,

THE SUBSIDIARIES OF THE BORROWER IDENTIFIED HEREIN,
as the Guarantors,

JPMORGAN CHASE BANK, N.A.
as Administrative Agent,

GOLDMAN SACHS BANK USA
and
SUMITOMO MITSUI BANKING CORPORATION
as Co-Documentation Agents

and

THE OTHER LENDERS PARTY HERETO

Arranged By:

JPMORGAN CHASE BANK, N.A.,
BANK OF AMERICA, N.A.,
TRUIST BANK,
PNC BANK, NATIONAL ASSOCIATION,
TD SECURITIES (USA) LLC,
MUFG BANK, LTD,
WELLS FARGO SECURITIES, LLC,
U.S. BANK NATIONAL ASSOCIATION
and
CAPITAL ONE, NATIONAL ASSOCIATION
as Joint Lead Arrangers and Joint Bookrunners

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SCHEDULES
2.01        Commitments and Applicable Percentages
6.13        Subsidiaries
6.17        IP Rights
6.20-1        Location of Chief Executive Office, Taxpayer Identification Number, Etc.
6.20-2        Changes in Legal Name, State of Formation and Structure
7.18        Post-Closing Obligations
8.01        Liens Existing on the Closing Date
8.02        Investments Existing on the Closing Date
8.03        Indebtedness Existing on the Closing Date
8.09        Burdensome Agreements on the Closing Date
11.02        Certain Addresses for Notices
EXHIBITS
2.02        Form of Loan Notice
2.05        Form of Notice of Loan Prepayment
2.05-1         Form of Discounted Optional Prepayment Notice
2.05-2         Form of Lender Participation Notice
2.05-3        Form of Notice of Discounted Prepayment
2.11        Form of Note
3.01        Form of U.S. Tax Compliance Certificate
5.01(f)        Form of Solvency Certificate
7.02        Form of Compliance Certificate
7.12        Form of Joinder Agreement
11.06        Form of Assignment and Assumption
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CREDIT AGREEMENT
This CREDIT AGREEMENT is entered into as of October 30, 2024 among CACI INTERNATIONAL INC, a Delaware corporation (the “Borrower”), the Guarantors (defined herein), the Lenders (defined herein) and JPMORGAN CHASE BANK, N.A., as Administrative Agent.
In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS
1.01    Defined Terms.
As used in this Agreement, the following terms shall have the meanings set forth below:
“Acceptable Price” has the meaning specified in Section 2.05(b).
“Acceptance Date” has the meaning specified in Section 2.05(b).
“Acquired Indebtedness” has the meaning specified in Section 8.03.
“Acquisition” means, with respect to any Person, the acquisition by such Person, in a single transaction or in a series of related transactions, of either (a) all or any substantial portion of the property of, or a line of business, product line, or division of or other business unit of, another Person or (b) Equity Interests of another Person such that immediately after giving effect to such acquisition such other Person shall be a Subsidiary, in each case whether or not involving a merger or consolidation with such other Person.
“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02 or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in substantially a form approved by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agreement” means this Credit Agreement.
“All-In Yield” means, as to any Indebtedness, the yield thereof, whether in the form of interest rate, margin, original issue discount, upfront fees, a Term SOFR, Daily Simple SOFR or Base Rate floor or otherwise, in each case, incurred or payable by the Borrower generally to all lenders of such Indebtedness; provided that original issue discount and upfront fees shall be equated to interest rate assuming a 4-year life to maturity (or, if less, the stated life to maturity at the time of incurrence of the applicable Indebtedness); provided, further, that “All-In Yield” shall not include (i) customary arrangement, structuring, underwriting, commitment fees or similar payments payable one or more arranger, bookrunner, manager, agent or other Person (or their respective Affiliates) of any such Indebtedness (except to the extent applied to make payments in respect of original issue discount or upfront fees to all applicable lenders), (ii) customary consent or amendment fees paid to consenting lenders, ticking fees accruing prior to the funding of any such indebtedness and (iii) any other fees of the type not paid or payable generally by or on behalf of the Borrower to lenders or other institutions in connection with the commitment, marketing or offering of such Indebtedness.
“Amendment No. 1” means that certain Amendment No. 1, dated as of the Amendment No. 1 Effective Date, by and among the Borrower, the Guarantors party thereto, the Tranche B-2 Term Lenders party thereto and the Administrative Agent.
“Amendment No. 1 Arrangers” has the meaning specified in Amendment No. 1.
“Amendment No. 1 Effective Date” means March 9, 2026.
“Applicable Asset Sale Prepayment Percentage” means 100%; provided that the Applicable Asset Sale Prepayment Percentage shall be reduced to (a) 50% if the Consolidated First Lien Net Leverage Ratio as of the last day of the Applicable Period is 3.00:1.00 or lower but greater than 2.50:1.00 and (b) 0% if the Consolidated First Lien Net Leverage Ratio as of the last day of the Applicable Period is not greater than 2.50:1.00, in each case.
“Applicable Discount” has the meaning specified in Section 2.05(b).
“Applicable Percentage” means with respect to any Lender at any time, with respect to such Lender’s portion of an outstanding Term Loan at any time, the percentage (carried out to the ninth decimal place) of the outstanding principal amount of such Term Loan held by such Lender at such time subject to adjustment as provided in Section 2.15. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto or in any documentation executed by such Lender pursuant to Section 2.16(a) (including, for the avoidance of doubt, with respect to the Tranche B-2 Term Loans and Tranche B-2 Term Commitments, on Schedule I to Amendment No. 1).
“Applicable Period” means the period of the four fiscal quarters most recently ended for which the Borrower has delivered financial statements pursuant to Section 7.01(a) or (b).
“Applicable Rate” (x) means for Tranche B Term Loans, 1.75% for Term SOFR Loans and RFR Loans and 0.75% for Base Rate Loans and (y) for Tranche B-2 Term Loans, 1.75% for Term SOFR Loans and RFR Loans and 0.75% for Base Rate Loans.
“Approved Bank” has the meaning specified in the definition of Cash Equivalents.
“Approved Borrower Portal” has the meaning specified in Section 10.03(a).
“Approved Electronic Platform” has the meaning specified in Section 10.03(a).
“Approved Foreign Bank” means any bank, trust company or national banking association incorporated under the laws of any country (other than the United States) having combined capital and surplus retained earnings of the local currency counter value of at least $100,000,000 and having a rating of A, its equivalent or higher by Standard & Poor’s Corporation or Moody’s Investors Service, Inc. (or, if neither such organization shall rate such institution at any time, by any nationally recognized rating organization in the country).
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arranger” means each of (a) JPMorgan Chase Bank, N.A., in its capacity as joint lead arranger and joint book manager ~~and~~, (b) the Amendment No. 1 Arrangers and (c) any other Person designated as a lead arranger, book manager or bookrunner on the cover page of this Agreement or any amendment, modification or supplement of this Agreement.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit 11.06 or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.
“Attributable Indebtedness” means, with respect to any Person on any date, (a) in respect of any Capital Lease, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease, (c) in respect of any Securitization Transaction, the outstanding principal amount of such financing, after taking into account reserve accounts and making appropriate adjustments, determined by the Borrower in its reasonable judgment and (d) in respect of any Sale and Leaseback Transaction, the present value (discounted in accordance with GAAP at the debt rate implied in the applicable lease) of the obligations of the lessee for rental payments during the term of such lease.
“Audited Financial Statements” means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended June 30, 2024, and the related consolidated statements of income or operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries for such fiscal year, including the notes thereto.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.
“Azure” means Azure Summit Technology, Inc., a Delaware corporation.
“Azure Credit Agreement” means that Credit Agreement, dated October 20, 2022, among Azure, as borrower, Mainstreet Bank, as administrative agent, and the lenders and other parties from time to time party thereto.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Base Rate” means for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) Term SOFR for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1.00%; and if the Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. Any change in the Base Rate due to a change in the Prime Rate, the NYFRB Rate or Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or Term SOFR, respectively. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.03, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.
“Base Rate Loan” means a Loan that bears interest based on the Base Rate.
“Benchmark” means, initially, Term SOFR; provided that if a Benchmark Transition Event, and the related Benchmark Replacement Date have occurred with respect to Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.03(b).
“Benchmark Replacement” means for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date
(1)    Daily Simple SOFR; or
(2)    the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time in the United States and (b) the related Benchmark Replacement Adjustment;
provided that, if the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than zero percent (0%), the Benchmark Replacement will be deemed to be zero percent (0%) for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and

Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities at such time.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” the definition of “U.S. Government Securities Business Day,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:
(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if such Benchmark (or component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
    “Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:
(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);
(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or
(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.03 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.03.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Internal Revenue Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Internal Revenue Code) the assets of any such “employee benefit plan” or “plan”.
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Borrower” has the meaning specified in the introductory paragraph hereto.
“Borrower Materials” has the meaning specified in Section 7.02.
“Borrowing” means a borrowing consisting of simultaneous Loans of the same Type and, in the case of Term SOFR Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed, in New York City; provided that (a) in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, any such day that is only a U.S. Government Securities Business Day and (b) in relation to Term SOFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any Term SOFR Loans or any other dealings of Term SOFR Loans, such day that is a U.S. Government Securities Business Day.
“Businesses” has the meaning specified in Section 6.09(a).
“Call Options” means call options, purchase rights or similar rights with respect to the Equity Interests of the Borrower purchased by the Borrower substantially concurrent with the issuance of Indebtedness that is convertible into Equity Interests of the Borrower (including any rights of any counterparty to put any shares of Equity Interests to the Borrower thereunder or any similar rights thereunder).
“Capital Expenditure” means for any period, with respect to any Person, the aggregate of all cash expenditures by such Person for the acquisition or leasing (pursuant to a Capital Lease but excluding any amount representing capitalized interest) of fixed or capital assets, computer software or additions to equipment (including replacements, capitalized repairs and improvements during such period) which are required to be capitalized under GAAP on a balance sheet of such person; provided that in any event the term “Capital Expenditures” shall exclude (i) any Investment permitted hereunder, (ii) any expenditures to the extent financed with Net Cash Proceeds reinvested pursuant to Section 2.05(c)(i), (iii) expenditures for leasehold improvements for which such Person is reimbursed in cash or receives a credit and (iv)

capital expenditures to the extent they are made with the proceeds of equity contributions (other than in respect of Disqualified Equity Interest) made to the Borrower after the Closing Date.
“Capital Lease” means, as applied to any Person, any lease of any property by that Person as lessee that is required to be accounted for as a capital lease on the balance sheet of that Person.
“Cash Equivalents” means, as at any date, (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) Dollar denominated time deposits, bankers’ acceptances and certificates of deposit of (i) any domestic commercial bank of recognized standing having capital and surplus in excess of $100,000,000 or (ii) any bank, trust company or national banking association whose short-term commercial paper rating from S&P is at least A-2 or the equivalent thereof or from Moody’s is at least P-2 or the equivalent thereof (any such bank being an “Approved Bank”), in each case with maturities of not more than twelve months from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) and maturing within twelve months of the date of acquisition; (d) commercial paper issued by, or guaranteed by, any domestic company and rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody’s and maturing within twelve months of the date of acquisition; (e) variable or fixed rate notes and other debt instruments issued by, or guaranteed by, any domestic company and rated AAA (or the equivalent thereof) or better by S&P or Aaa (or the equivalent thereof) or better by Moody’s and maturing within twelve months of the date of acquisition; (f) repurchase agreements entered into by any Person with a bank or trust company or recognized securities dealer having capital and surplus in excess of $100,000,000 for securities of the type described in clauses (a) and (b) above in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations, (g) investments which are, unless the Administrative Agent otherwise consents, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940 which are administered by any reputable financial institution having capital of at least $100,000,000 and which has a credit rating of A-1 or higher by S&P, or an equivalent credit rating by Moody’s or Fitch, (h) auction rate securities having an auction date within one year after the date of acquisition which have a long term credit rating A or higher by S&P, or an equivalent credit rating by Moody’s or Fitch, (i) investments in private placements which (i) seek to preserve principal, (ii) maintain a high degree of liquidity, (iii) invest in a diversified group of money market instruments and other short-term obligations, in each case which have the highest credit rating by any two of S&P, Moody’s and Fitch, and (iv) generally maintain a dollar-weighted average portfolio maturity of 90 days or less, although the average portfolio maturity may extend to 120 days in the event of material redemption activity and (j) with respect to any Foreign Subsidiary, (i) direct obligations of, or obligations fully guaranteed by, any country (other than the United States) or any agency or instrumentality thereof; (ii) certificates of deposit issued by, or bankers’ acceptances of or promissory notes of, or time deposits or bearer note deposits with, any Approved Foreign Bank; (iii) commercial paper issued by any Approved Foreign Bank and maturing within twelve months of the date of acquisition; (iv) repurchase agreements entered into by any Person with a bank or trust company (including any Approved Foreign Bank) or recognized securities dealer having capital and surplus in excess of $100,000,000 for direct obligations issued by or fully guaranteed by any country (other than the United States) or any agency or instrumentality thereof in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations; (v) commercial paper issued by, or guaranteed by, any foreign company and rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody’s (or, if neither S&P nor Moody’s shall rate such obligations at such time, by any nationally recognized rating agency in the relevant country) and maturing within twelve months of the date of acquisition; (vi) variable or fixed rate notes and other debt instruments issued by, or guaranteed by, any foreign company and rated AAA (or the equivalent thereof) or better by S&P or Aaa (or the equivalent thereof) or better by Moody’s (or, if neither S&P nor Moody’s shall rate such obligations at such time, by any nationally recognized rating agency in the relevant country) and maturing within twelve months of the date of acquisition; and (vii) investments, classified in accordance with GAAP as current assets, in money market investment programs which are administered by reputable financial institutions having capital of at least $100,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (i) through (vi).
“CFC” means a Person that is a controlled foreign corporation under Section 957 of the Internal Revenue Code.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Law, (b) any change in any Law or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of Law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.
“Change of Control” means an event or series of events by which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all Equity Interests that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of fifty percent (50%) or more of the Equity Interests of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right).
“Closing Date” means October 30, 2024.
“Closing Date Acquisition” means the acquisition of all of the issued and outstanding shares of capital stock of Azure by CACI Inc. – Federal or one of its wholly owned Domestic Subsidiaries that is a Loan Party pursuant to the Closing Date Acquisition Agreement.
“Closing Date Acquisition Agreement” means that certain Stock Purchase Agreement, dated as of September 10, 2024, by and among Azure and CACI TechWorx, Inc., as amended.

“Closing Date Acquisition Documents” means the collective reference to the Closing Date Acquisition Agreement and all material documents and agreements related thereto or expressly contemplated thereby.
“CME” means CME Group Benchmark Administration Limited, as administrator of the forward-looking term SOFR (or a successor administrator).
“Collateral” means a collective reference to all property, rights and assets with respect to which Liens in favor of the Administrative Agent, for the benefit of itself and the other holders of the Obligations, are purported to be granted pursuant to and in accordance with the terms of the Collateral Documents.
“Collateral Documents” means a collective reference to the Security Agreement and other security documents as may be executed and delivered by any Loan Party pursuant to the terms of Section 7.13.
“Commitment” means, as to each Lender, the Term Loan Commitment of such Lender.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C § 1 et seq.), as amended from time to time, and any successor statute.
“Communication” means this Agreement, any Loan Document and any document, any amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to any Loan Document.
“Compliance Certificate” means a certificate substantially in the form of Exhibit 7.02.
“Consolidated Current Assets” means at any date, all amounts (other than (a) cash and Cash Equivalents, (b) deferred financing fees and (c) payments for deferred taxes so long as such items described in clauses (b) and (c) are not cash items) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date.
“Consolidated Current Liabilities” means at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date, but excluding (a) the current portion of any Indebtedness of the Borrower and its Subsidiaries, (b) amounts for deferred taxes and non-cash tax reserves accounted for pursuant to FASB Interpretation No. 48 and (c) any equity compensation related liability.
“Consolidated EBITDA” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to the sum of (without duplication) (a) Consolidated Net Income for such period plus (b) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges for such period, (ii) the provision for federal, state, local and foreign Taxes based on income, profits or capital payable or accrued for such period, including, without limitation, franchise and similar taxes and foreign withholding taxes paid or accrued during such period including penalties and interest related to such taxes or arising from any tax examinations, (iii) the amount of depreciation and amortization expense for such period (including amortization of intangible assets and deferred financing fees or costs), (iv) extraordinary or non-recurring charges, expenses or losses, (v) other non-cash charges, expenses or losses, provided that if any non-cash charge, expense or loss in excess of

$5,000,000 represents an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, (vi) non-cash stock option and other equity-based compensation expenses, (vii) fees and expenses relating to this Agreement, (viii) any net loss for such period attributable to the early extinguishment of Indebtedness or to hedging obligations or other derivative instruments, (ix) any net loss from disposed, abandoned or discontinued operations, (x) the non-cash portion of straight-line rent expense to the extent not representing a future cash charge and (xi) fees and expenses incurred or any amortization thereof in connection with any acquisition, investment, recapitalization, asset disposition, issuance or repayment of debt, issuance of equity securities, refinancing transaction or amendment or other modification of any debt instrument (in each case, including any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, in each case, to the extent not otherwise prohibited hereunder plus (c) the amount of pro forma cost savings and synergies (other than revenue synergies) (net of actual amounts realized) that are reasonably identifiable and factually supportable (in the good faith determination of the Borrower, as certified by the Borrower in the Compliance Certificate delivered by the Borrower for such period) related to any Investment (including any Permitted Acquisition) or asset disposition that are expected to be realized within twenty-four (24) months after the consummation of such Investment or asset disposition, in each case net of the amount of actual benefits realized during such period from such Investment or asset disposition, provided that (A) projected amounts (that are not yet realized) may no longer be added in calculating Consolidated EBITDA to the extent occurring more than twenty-four (24) calendar months after the consummation of the applicable Investment or asset disposition and (B) the aggregate amount added to Consolidated EBITDA for any period pursuant to this clause (c) shall not exceed twenty-five percent (25%) of Consolidated EBITDA for such period (calculated after giving effect to this clause (c)), minus (d) the following to the extent added in calculating such Consolidated Net Income: (i) extraordinary or non-recurring income or gains; (ii) any net gain for such period attributable to the early extinguishment of Indebtedness or to hedging obligations or other derivative instruments; and (iii) any net gain from disposed, abandoned or discontinued operations. Notwithstanding the forgoing, (i) Consolidated EBITDA shall be calculated without giving effect to the non-cash effects of purchase accounting or similar adjustments required or permitted by GAAP in connection with any Permitted Acquisitions or other permitted Investment and (ii) Consolidated EBITDA shall be calculated on a Pro Forma Basis to the extent set forth in Section 1.03(e) to give effect to, among other things, the Closing Date Acquisition, any Permitted Acquisition and any other permitted Investment.
“Consolidated First Lien Net Leverage Ratio” means as of any date of determination, the ratio of (a) the difference of (i) Consolidated Funded Indebtedness (other than Funded Indebtedness that is not secured by a first priority Lien on the Collateral) as of such date minus (ii) up to $250,000,000 of Unrestricted Cash as of such date to (b) Consolidated EBITDA for the period of the four fiscal quarters most recently ended.
“Consolidated Funded Indebtedness” means Funded Indebtedness of the Borrower and its Subsidiaries on a consolidated basis.
“Consolidated Interest Charges” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to the sum of (a) all interest, premium payments, the amortization of original issue discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, plus (b) the portion of rent expense with respect to such period under Capital Leases that is treated as interest in accordance with GAAP plus (c) the implied interest component of Synthetic Leases with respect to such period.
“Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA for the period of the four fiscal quarters most recently ended to (b) Consolidated Interest Charges for the period of the four fiscal quarters most recently ended.
“Consolidated Net Income” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, net income (excluding extraordinary gains and losses) for such period.
“Consolidated Senior Secured Net Leverage Ratio” means as of any date of determination, the ratio of (a) the difference of (i) Consolidated Funded Indebtedness (other than Funded Indebtedness that is not secured by a Lien on the Collateral) as of such date minus (ii) up to $250,000,000 of Unrestricted Cash as of such date to (b) Consolidated EBITDA for the period of the four fiscal quarters most recently ended.
“Consolidated Total Assets” means, as of any date of determination, total assets of the Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP.
“Consolidated Total Net Leverage Ratio” means, as of any date of determination, the ratio of (a) the difference of (i) Consolidated Funded Indebtedness as of such date minus (ii) up to $250,000,000 of Unrestricted Cash as of such date to (b) Consolidated EBITDA for the period of the four fiscal quarters most recently ended.
“Consolidated Working Capital” means at any date, the difference of (a) Consolidated Current Assets on such date minus (b) Consolidated Current Liabilities on such date, provided that, for purposes of calculating Excess Cash Flow, increases or decreases in Consolidated Working Capital shall be calculated without regard to changes in the working capital balance as a result of non-cash increases or decreases thereof that will not result in future cash payments or receipts or cash payments or receipts in any previous period, in each case, including any changes in Consolidated Current Assets or Consolidated Current Liabilities as a result of (i) any reclassification in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent, (ii) the effects of purchase accounting and (iii) the effect of fluctuations in the amount of accrued or contingent obligations, assets or liabilities under Swap Contracts.
“Contractual Obligation” means, as to any Person, any provision of any written agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote 20% or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.
“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party” has the meaning specified in Section 11.21.
“Credit Extension” means a Borrowing.
“Customary Bridge Facilities” shall mean (a) bridge facilities having customary automatic rollover provisions into loans or notes which have (i) a final maturity date that is not earlier than the Latest Maturity Date at the time of incurrence of such bridge facility and (ii) a Weighted Average Life to Maturity no shorter than the remaining Weighted Average Life to Maturity of any Term Loan and (b) 364-day bridge facilities so long as (i) the proceeds of such facility are used to finance the purchase price of a Permitted Acquisition or other permitted Investment and pay fees and expenses incurred in connection therewith, (ii) at the time the commitment for such Indebtedness is entered into, the Borrower is rated at least BB+ (stable outlook) by S&P or Ba1 (stable outlook) by Moody’s and (iii) the lenders in respect of such Indebtedness are commercial banks.
“Customary Term A Loan” means a term loan that (a) has a tenor of no greater than five years and (b) has annual amortization of at least 2.5% of the original principal amount thereof.
“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal SOFR for the day (such day “SOFR Determination Date”) that is five U.S. Government Securities Business Day prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means when used with respect to Obligations, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Term SOFR Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender” means, subject to Section 2.15(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend or expect to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.15(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower and each other Lender promptly following such determination.
“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.
“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by the Borrower or any Subsidiary in connection with a Disposition that is designated by the Borrower as “Designated Non-cash Consideration” pursuant to written notice delivered to the Administrative Agent, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale, redemption or payment of, on or with respect to such Designated Non-cash Consideration; provided that the fair market value of each item of Designated Non-cash Consideration shall be measured at the time received and without giving effect to subsequent changes in value.
“Discounted Optional Prepayment” has the meaning specified in Section 2.05(b).
“Discounted Optional Prepayment Notice” has the meaning specified in Section 2.05(b).

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition of any asset, right or property by the Borrower or any Subsidiary, including any Sale and Leaseback Transaction and any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, but excluding (a) the disposition of inventory in the ordinary course of business; (b) the disposition of machinery and equipment no longer used or useful in the conduct of business of the Borrower and its Subsidiaries in the ordinary course of business; (c) the disposition of property to the Borrower or any Subsidiary; provided, that if the transferor of such property is a Loan Party then the transferee thereof must be a Loan Party; (d) the disposition of accounts receivable in connection with the collection or compromise thereof; (e) licenses, sublicenses, leases or subleases granted to others not interfering in any material respect with the business of the Borrower and its Subsidiaries; (f) the sale or disposition of Cash Equivalents for fair market value; (g) any Recovery Event; (h) any merger, dissolution, liquidation or consolidation permitted by Section 8.04 (other than Section 8.04(e) or Section 8.04(f)); (i) dispositions of Investments in Joint Ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in, joint venture arrangements and similar binding arrangements; (j) the contemporaneous exchange, in the ordinary course of business, of property for property of a like kind, to the extent that the property received in such exchange is of a value equivalent to the value of the property exchanged; (k) the disposition in any transaction or series of related transactions of property having an aggregate fair market value of less than $25,000,000; (l) solely for purposes of Section 2.05(e), any Permitted Sale Leaseback Transaction; (m) non-exclusive licenses or sublicenses of IP Rights granted to others not interfering in any material respect with the business of Borrower and its Subsidiaries; and (n) the disposition of Permitted Factoring Property in Permitted Factoring Transactions, provided that, solely with respect to this clause (n), (i) one hundred percent (100%) of the consideration paid in connection therewith shall be cash and Cash Equivalents paid contemporaneous with the consummation of such disposition, and (ii) the aggregate net book value of all accounts receivable of the Borrower and its Subsidiaries at any time subject to Permitted Factoring Transactions shall not exceed the greater of (A) $500,000,000 and (B) fifty percent (50%) of the net book value of the accounts receivable of the Borrower and its Subsidiaries on a consolidated basis as of the end of the Applicable Period. For purposes of clarification, (x) a Restricted Payment shall not constitute a Disposition and (y) an Investment shall not constitute a Disposition.
“Disqualified Equity Interest” means any Equity Interest that (a) requires the payment of any dividends (other than dividends payable solely in shares of Qualified Equity Interests), (b) matures or is mandatorily redeemable or subject to mandatory repurchase or redemption or repurchase at the option of the holders thereof (other than solely for Qualified Equity Interests), in each case in whole or in part and whether upon the occurrence of any event, pursuant to a sinking fund obligation on a fixed date or otherwise (including as the result of a failure to maintain or achieve any financial performance standards) or (c) is convertible or exchangeable, automatically or at the option of any holder thereof, into any Indebtedness, Equity Interest or other assets other than Qualified Equity Interests, in the case of clauses (a), (b) and (c), prior to the date that is 91 days after the Latest Maturity Date at the time of issuance of such Disqualified Equity Interest (other than (i) upon payment in full of the Obligations (other than indemnification and other contingent obligations not yet due and owing) or (ii) upon a “change in control” or disposition of all or substantially all of the assets of the issuer thereof; provided that any payment required pursuant to this clause (ii) is subject to the prior repayment in full of the Obligations (other than indemnification and other contingent obligations not yet due and owing) that are accrued and payable and the termination of the Commitments); provided, further, however, that if such Equity Interest is issued to any employee or to any plan for the benefit of employees of the Borrower or the Subsidiaries or by any such plan to such employees, such Equity Interest shall not constitute a Disqualified Equity Interest solely because it may be required to be repurchased by the Borrower in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.

“Dollar” and “$” mean lawful money of the United States.
“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any state of the United States or the District of Columbia.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Electronic Copy” has the meaning specified in Section 11.17.
“Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Sections 11.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 11.06(b)(iii)).
“Environmental Laws” means any and all federal, state, local, foreign and other applicable statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with a Loan Party within the meaning of Section 414(b) or (c) of the Internal Revenue Code (and Sections 414(m) and (o) of the Internal Revenue Code for purposes of provisions relating to Section 412 of the Internal Revenue Code).
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of a Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by a Loan Party or any ERISA Affiliate from a Multiemployer Plan; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the institution by the PBGC of proceedings to terminate a Pension Plan; (e) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (f) the determination by a Governmental Authority that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Internal Revenue Code or Sections 303, 304 and 305 of ERISA; or (g) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Event of Default” has the meaning specified in Section 9.01.
“Excess Cash Flow” means for any fiscal year of the Borrower, the difference, if any, of (a) the sum, without duplication, of (i) Consolidated Net Income of the Borrower for such fiscal year, (ii) the amount of all non-cash charges (including depreciation, amortization, deferred tax expense and equity compensation expenses) deducted in arriving at such Consolidated Net Income, (iii) the amount of the decrease, if any, in Consolidated Working Capital for such fiscal year (excluding any decrease in Consolidated Working Capital relating to leasehold improvements for which the Borrower or any of its Subsidiaries is reimbursed in cash or receives a credit) and (iv) the aggregate net amount of non cash loss on the Disposition of property by the Borrower and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income; minus (b) the sum, without duplication (including, in the case of clauses (ii) and (viii) below, duplication across periods (provided that all or any portion of the amounts referred to in clauses (ii) and (viii) below with respect to a period may be applied in the determination of Excess Cash Flow for any subsequent period to the extent such amounts did not previously result in a reduction of Excess Cash Flow in any prior period)) of:
(a)(i) the amount of all non cash gains or credits to the extent included in arriving at such Consolidated Net Income (including credits included in the calculation of deferred tax assets and liabilities) and (ii) extraordinary losses to the extent excluded in the definition of

“Consolidated Net Income” and to the extent included in arriving at such Consolidated Net Income;
(b)the aggregate amount (A) actually paid by the Borrower and its Subsidiaries in cash during such fiscal year on account of Capital Expenditures and Permitted Acquisitions and (B) committed during such fiscal year to be used to make Capital Expenditures and Permitted Acquisitions, which in any case, have been actually made or consummated or for which a binding agreement exists as of the time of determination of Excess Cash Flow for such fiscal year (in each case under this clause (b) other than to the extent any such Capital Expenditure or Permitted Acquisition is made (or, in the case of the preceding clause (B), is expected to be made) with the proceeds of new long-term Indebtedness (other than revolving Indebtedness) or an issuance of equity securities or with the proceeds of any Net Cash Proceeds reinvested pursuant to Section 2.05(c)(i)), in each case to the extent not already deducted from Consolidated Net Income;
(c)the aggregate amount of all regularly scheduled principal payments and all prepayments of Indebtedness (including, without limitation, the Term Loans) of the Borrower and its Subsidiaries made during such fiscal year (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder and other than to the extent any such prepayments are the result of the incurrence of additional Indebtedness and other than optional prepayments of the Term Loans), in each case to the extent not already deducted from Consolidated Net Income;
(d)the amount of the increase, if any, in Consolidated Working Capital for such fiscal year (excluding any increase in Consolidated Working Capital relating to leasehold improvements for which the Borrower or any of its Subsidiaries is reimbursed in cash or receives a credit);
(e)the aggregate net amount of non-cash gain on the Disposition of property by the Borrower and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income;
(f)fees and expenses incurred in connection with the Transactions or any Permitted Acquisition or Investment permitted by Section 8.02 (whether or not consummated), in each case to the extent not already deducted from Consolidated Net Income;
(g)purchase price adjustments paid, in each case to the extent not already deducted from Consolidated Net Income, or received, in each case to the extent not already included in arriving at Consolidated Net Income, in connection with any Permitted Acquisition or any other acquisition or Investment permitted under Section 8.02;
(h)(A) the net amount of Investments made in cash during such period pursuant to Section 8.02(h), Section 8.02(j), Section 8.02(o) and Section 8.02(q) or, at the option of the Borrower, committed during such period to be used to make Investments pursuant to such paragraphs of Section 8.02 which have been actually made or for which a binding agreement exists as of the time of determination of Excess Cash Flow for such period (but excluding Investments among the Borrower and its Subsidiaries) and (B) permitted Restricted Payments made in cash in each case by the Borrower during such period to the extent permitted by Section 8.06(e), in each case to the extent not already deducted from Consolidated Net Income;

(i)the amount (determined by the Borrower) of such Consolidated Net Income which is mandatorily prepaid or reinvested pursuant to Section 2.05(c)(i) (or as to which a waiver of the requirements of such Section applicable thereto has been granted under Section 11.01) prior to the date of determination of Excess Cash Flow for such fiscal year as a result of any Disposition or Recovery Event, in each case to the extent not already deducted from Consolidated Net Income;
(j)the aggregate amount of any premium or penalty actually paid in cash that is required to be made in connection with any prepayment of Indebtedness, in each case to the extent not already deducted from Consolidated Net Income;
(k)cash payments by the Borrower and its Subsidiaries during such period in respect of long-term liabilities of the Borrower and its Subsidiaries other than Indebtedness, in each case to the extent not already deducted from Consolidated Net Income;
(l)the aggregate amount of expenditures actually made by the Borrower and its Subsidiaries in cash during such period (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during such period and are not deducted in calculating Consolidated Net Income;
(m)cash expenditures in respect of Swap Contracts during such period to the extent not deducted in arriving at such Consolidated Net Income;
(n)the amount of taxes (including penalties and interest) paid in cash in such period or tax reserves set aside or payable (without duplication) in such period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period;
(o)the amount of cash payments made in respect of pensions and other post-employment benefits in such period, in each case to the extent not deducted in determining Consolidated Net Income;
(p)payments made in respect of the minority equity interests of third parties in any non-wholly owned Subsidiary in such period, including pursuant to dividends declared or paid on Equity Interests held by third parties in respect of such non-wholly-owned Subsidiary, in each case to the extent not deducted in determining Consolidated Net Income; and
(q)the amount representing accrued expenses for cash payments (including with respect to retirement plan obligations) that are not paid in cash in such fiscal year, in each case to the extent not deducted in determining Consolidated Net Income, provided that such amounts will be added to Excess Cash Flow for the following fiscal year to the extent not paid in cash and deducted from Consolidated Net Income during such following fiscal year.
“Excess Cash Flow Application Date” has the meaning set forth in Section 2.05(c)(iii).
“Excess Cash Flow Application Date” has the meaning set forth in Section 2.05(c)(iii).
“Excess Cash Flow Percentage” means 50%; provided that the Excess Cash Flow Percentage shall be reduced to (a) 25% if the Consolidated First Lien Net Leverage Ratio as of the last day of the relevant fiscal year is 3.00:1.00 or lower but greater than 2.50:1.00 and (b) 0% if the Consolidated First

Lien Net Leverage Ratio as of the last day of the relevant fiscal year is not greater than 2.50:1.00, in each case.
“Excluded Property” means, with respect to any Loan Party, (a) any owned or leased real property or any other interest in real property; (b) any personal property (including, without limitation, motor vehicles) in respect of which the attachment or perfection of a Lien is not either (i) governed by the Uniform Commercial Code or (ii) effected by appropriate evidence of the Lien being filed in any of the United States Copyright Office, the United States Patent and Trademark Office, the Canadian Copyright Office and the Canadian Patent and Trademark Office, unless requested by the Administrative Agent or the Required Lenders after the Closing Date; (c) any property if the grant of a security interest therein is prohibited by applicable Law; (d) any property if the grant of a security interest therein requires any consent, approval, license or authorization of any Governmental Authority unless (i) such consent, approval, license or authorization has been received or (ii) such requirement is rendered ineffective pursuant to the Uniform Commercial Code or any other applicable Law (it being understood that (i) if any such consent, approval, license or authorization of any Governmental Authority is required, then the applicable Loan Party agrees to use commercially reasonable efforts to obtain such consent, approval, license or authorization and (ii) for purposes of clarification, this clause (d) shall not exclude accounts receivable arising from amounts due by the U.S. Government or any department or agency thereof); (e) Equity Interests in any Person that is not a Wholly Owned Subsidiary to the extent the grant of a security interest in such Equity Interests is prohibited by the Organization Documents of such Person; (f) any property which, subject to the terms of Section 8.09, is subject to a Lien of the type described in Section 8.01(i), (q), (v) or (x) pursuant to documents which prohibit such Loan Party from granting any other Liens in such property; (g) any lease, license or other agreement to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or create a right of termination in favor of any other party thereto (other than the Borrower or any Subsidiary) after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or other applicable Law, other than proceeds and receivables thereof the assignment of which is expressly deemed effective under the Uniform Commercial Code notwithstanding such prohibition; (h) the Equity Interests of any Foreign Subsidiary to the extent not required to be pledged to secure the Obligations pursuant to Section 7.13(a); (i) any property as to which the Administrative Agent and the Borrower agree that the cost of obtaining a security interest in such property or perfecting a security interest in such property is excessive in relation to the benefit to the Lenders of the security to be afforded thereby; and (j) any property to the extent the granting of a security interest in such property would result in either (i) an investment in “United States property” by a CFC with respect to which a Loan Party is a “United States shareholder” within the meaning of section 956 of the Internal Revenue Code, or (ii) material adverse tax consequences to the Borrower or any of its Subsidiaries, in either case, as determined by the Borrower in consultation with the Administrative Agent.
“Excluded Subsidiary” means (a) a direct or indirect Subsidiary that is a CFC, (b) any Foreign Subsidiary Holding Company, (c) each Domestic Subsidiary that is a Subsidiary of a Foreign Subsidiary, (d) a direct or indirect Subsidiary that is treated as disregarded from its owner for U.S. federal income tax purposes and that owns directly or indirectly (including through one or more disregarded entities) more than 66% of the voting stock of a Subsidiary described in clauses (a) through (c), (e) any other Subsidiary the pledge of whose voting equity interests or whose provision of a guarantee under the Loan Documents could constitute an investment in “United States property” within the meaning of Section 956 of the Internal Revenue Code by a CFC with respect to which the Borrower is a “United States shareholder” within the meaning of Section 951 of the Internal Revenue Code, or which could otherwise result in an adverse tax consequence to the Borrower or one of its Subsidiaries, as determined by the Borrower in consultation with the Administrative Agent, (f) any SPV and (g) each Domestic Subsidiary to the extent that (i) such Domestic Subsidiary is prohibited by any applicable Law from guaranteeing the Obligations or (ii) any consent, approval, license or authorization of any Governmental Authority is required in order for such Domestic Subsidiary to become a Guarantor and such consent, approval, license or authorization has not been received (if any consent, approval, license or authorization of any Governmental Authority is required in order for any Domestic Subsidiary to become a Guarantor, then such Domestic Subsidiary agrees to use commercially reasonable efforts to obtain such consent, approval, license or authorization).
“Excluded Taxes” means, any of the following Taxes imposed on or with respect to the Administrative Agent or any Lender on account of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) Taxes imposed on or measured by its net income (however denominated), and franchise Taxes imposed on it, in each case, (i) by the jurisdiction (or any political subdivision thereof) under the Laws of which such recipient is organized or in which its principal office is located or (ii) that are Other Connection Taxes, (b) any branch profits Taxes imposed by the United States or any similar Tax imposed by any other jurisdiction described in clause (a), (c) in the case of a Lender, any United States withholding Tax that is required to be imposed on amounts payable to or for the account of such Lender pursuant to the Laws in force at the time such Lender becomes a party hereto (other than an assignee pursuant to a request by the Borrower under Sections 3.06(b) and 11.13) or designates a new Lending Office, except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such Taxes, (d) Taxes attributable to such recipient’s failure to comply with Section 3.01(e), and (e) any withholding Tax that is imposed pursuant to FATCA.
“Facilities” has the meaning specified in Section 6.09(a).
“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.
“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code, any intergovernmental agreements entered into in connection with the foregoing and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Internal Revenue Code.
“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided, that, if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.
“First Tier Foreign Subsidiaries” has the meaning specified in Section 7.13(a)(ii).
“Fitch” means Fitch, Inc. and any successors thereto.
“Foreign Lender” means any Lender that is organized under the Laws of a jurisdiction other than that in which the Borrower is resident for Tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.
“Foreign Subsidiary Holding Company” means any Subsidiary which is a Domestic Subsidiary substantially all of the assets of which consist of the Equity Interests (and, as applicable, debt) of one or more direct or indirect Foreign Subsidiaries.
“Foreign Subsidiary Indebtedness” has the meaning specified in Section 8.03.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“Funded Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(r)all obligations, whether current or long-term, for borrowed money (including the Obligations (other than obligations under Swap Contracts)) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(s)all purchase money indebtedness;
(t)the principal portion of all obligations under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business);
(u)the maximum amount available to be drawn under standby letters of credit, bankers’ acceptances, bank guaranties and similar instruments;
(v)all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);
(w)the Attributable Indebtedness of Capital Leases, Sale and Leaseback Transactions, Synthetic Leases and Securitization Transactions;
(x)all obligations to purchase, redeem, retire, defease or otherwise make any payment prior to the Maturity Date in respect of any Disqualified Equity Interests, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends;
(y)all Funded Indebtedness of others secured by (or for which the holder of such Funded Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed; provided that for purposes hereof, the outstanding amount any Funded Indebtedness under this clause (h) shall be deemed to be the lesser of the principal amount of such Funded Indebtedness and the fair market value of the property subject to any such Lien;

(z)all Guarantees with respect to Funded Indebtedness of the types specified in clauses (a) through (h) above of another Person; and
(aa)all Funded Indebtedness of the types referred to in clauses (a) through (i) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or joint venturer, except to the extent that Funded Indebtedness is expressly made non-recourse to or otherwise limits the liability of such Person;
provided that Funded Indebtedness shall not include (A) trade and other ordinary course payables and accrued expenses arising in the ordinary course of business, (B) prepaid or deferred revenue arising in the ordinary course of business, (C) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset to satisfy unperformed obligations of the seller of such asset, (D) purchase price holdbacks arising in connection with an Acquisition until such purchase price holdbacks become a liability on the balance sheet of such Person in accordance with GAAP, (E) earn-out obligations until such obligations become a liability on the balance sheet of such Person in accordance with GAAP and (F) Indebtedness and all other obligations arising under any Permitted Factoring Transaction.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied and subject to Section 1.03.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
“Guarantors” means, collectively, (a) each Domestic Subsidiary identified as a “Guarantor” on the signature pages hereto, (b) each Person that joins as a Guarantor pursuant to Section 7.12 or otherwise, (c) [reserved] and (d) the successors and permitted assigns of the foregoing; provided that, for the avoidance doubt, no Excluded Subsidiary shall be required to become a Guarantor hereunder unless the Borrower, in its sole discretion, causes such Subsidiary to become a Guarantor on or after the date hereof in accordance with the terms hereof.
“Guaranty” means the Guaranty made by the Guarantors in favor of the Administrative Agent and the Lenders pursuant to Article IV.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“HMT” has the meaning specified in the definition of “Sanctions”.
“Incremental Cap” has the meaning specified in Section 2.16(a)(i).
“Incremental Facility Amendment” has the meaning specified in Section 2.16(a).
“Incremental Term Facility Commitment” means a commitment to an Incremental Term Facility.
“Incremental Term Facility” has the meaning specified in Section 2.16(a).
“Incremental Term Loans” means any loans made pursuant to the Incremental Term Facility Commitments.
“Incremental Tranche A Term Facility” has the meaning set forth in Section 2.16(a)(viii).
“Incremental Tranche B Term Facility” has the meaning set forth in Section 2.16(a)(viii).
“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(ab)all Funded Indebtedness;
(ac)the Swap Termination Value of any Swap Contract;
(ad)the maximum amount available to be drawn under commercial letters of credit, surety bonds and similar instruments;
(ae)all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) and (b) above of any other Person; and
(af)all Indebtedness of the types referred to in clauses (a) through (c) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to or otherwise limits the liability of such Person.
“Indemnified Taxes” means Taxes other than Excluded Taxes imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document.
“Indemnitees” has the meaning specified in Section 11.04(b).
“Information” has the meaning specified in Section 11.07.
“Intercompany Indebtedness” means any Indebtedness owing by a Loan Party to another Loan Party.
“Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of the Closing Date, by and among the Administrative Agent, as TLB Collateral Agent, Bank of America, N.A., as TLA/Revolver Collateral Agent and the Loan Parties party thereto from time to time.
“Interest Payment Date” means (a) as to any Base Rate Loan, the last Business Day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Term SOFR Loan, the last day of each Interest Period applicable to such Loan and the applicable Maturity Date; provided, however, that if any Interest Period for a Term SOFR Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates and (c) as to any RFR Loan, (i) each date that is the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or if there is no such numerically corresponding day in such month, then the last day of such month and (ii) the final maturity date of such Loan.
“Interest Period” means as to each Term SOFR Loan, the period commencing on the date such Term SOFR Loan is disbursed or converted to or continued as a Term SOFR Loan and ending on the date one, three or six months thereafter, as selected by the Borrower in its Loan Notice, or such other period that is twelve months or less requested by the Borrower and consented to by all the Lenders and the Administrative Agent (in the case of each requested Interest Period, subject to availability); provided that:
    (a)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
    (b)    any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
    (c)     no Interest Period shall extend beyond the Maturity Date.
“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.
“Investment” means, as to any Person, any acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, or (c) an Acquisition. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested less any returns on such Investment (not to exceed the original amount invested), but without adjustment for subsequent increases or decreases in the value of such Investment.
“IP Rights” has the meaning specified in Section 6.17.
“IRS” means the United States Internal Revenue Service.
“Joinder Agreement” means a joinder agreement substantially in the form of Exhibit 7.12 executed and delivered by a Domestic Subsidiary in accordance with the provisions of Section 7.12.
“Joint Venture” means any Person in which the Borrower or any Subsidiary owns Equity Interests other than any such Person that is a Subsidiary.
“Junior Indebtedness” means (a) Permitted Incremental Equivalent Debt or Ratio Debt (or any Permitted Refinancing (or successive Permitted Refinancings) in respect of the foregoing) that is secured by Liens on the Collateral that are junior to the Liens on the Collateral securing the Obligations and (b) Permitted Incremental Equivalent Debt or Ratio Debt (or any Permitted Refinancing (or successive Permitted Refinancings) in respect of the foregoing) that is unsecured.
“Latest Maturity Date” means, at any date of determination, the latest maturity date or termination date applicable to any Loan or Commitment hereunder.
“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“Lender Participation Notice” has the meaning specified in Section 2.05(b).
“Lenders” means each of the Persons identified as a “Lender” on the signature pages hereto, each other Person that becomes a “Lender” in accordance with this Agreement and their successors and permitted assigns.
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such affiliate. Unless the context otherwise requires, each reference to a Lender shall include its applicable Lending Office.
“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).
“Limited Condition Transaction” means any (a) Acquisition or other Investment whose consummation is not conditioned on the availability of, or on obtaining, third-party financing and (b) incurrence, redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness, grant or creation of Liens and making of Restricted Payments, in each case requiring irrevocable notice in advance of such action and, in the case of each of clauses (a) and (b), is designated as a Limited Condition Transaction by the Borrower in writing to the Administrative Agent.
“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Term Loan.
“Loan Amendment” has the meaning specified in Section 2.16(b).
“Loan Documents” means this Agreement, each Note, each Joinder Agreement, the Collateral Documents, each Incremental Facility Amendment (including Amendment No. 1), each Loan Amendment and the Intercreditor Agreement).
“Loan Notice” means a notice of (a) a Borrowing of a Term Loan, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Term SOFR Loans, in each case pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit 2.02 or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent) appropriately completed and signed by a Responsible Officer of the Borrower.
“Loan Parties” means, collectively, the Borrower and each Guarantor.
“Master Agreement” has the meaning specified in the definition of “Swap Contract.”
“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities or financial condition of the Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the rights and remedies of the Administrative Agent and the Lenders under the Loan Documents, taken as a whole; (c) a material impairment of the ability of any Loan Party to perform its material obligations under any material Loan Document to which it is a party; or (d) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any material Loan Document to which it is a party.
“Material Domestic Subsidiary” means any Domestic Subsidiary that accounts for greater than (a) five percent (5%) of total revenues of the Borrower and its Subsidiaries on a consolidated basis for the Applicable Period or (b) five percent (5%) of Consolidated Total Assets as of the end of the Applicable Period; provided that if at any time all Domestic Subsidiaries that are not Guarantors account in the aggregate for greater than (i) ten percent (10%) of Consolidated EBITDA for the Applicable Period, (ii) ten percent (10%) of total revenues of the Borrower and its Subsidiaries on a consolidated basis for the Applicable Period or (iii) ten percent (10%) of Consolidated Total Assets as of the end of the Applicable Period, then the Borrower shall cause one or more of such Domestic Subsidiaries to become Guarantors pursuant to Section 7.12 such that immediately thereafter the remaining Domestic Subsidiaries that are not Guarantors shall not exceed any of the thresholds in clauses (i), (ii) or (iii) of this proviso.

“Material Foreign Subsidiary” means any Foreign Subsidiary that accounts for greater than (a) five percent (5%) of total revenues of the Borrower and its Subsidiaries on a consolidated basis for the Applicable Period or (b) five percent (5%) of Consolidated Total Assets as of the end of the Applicable Period; provided that if at any time all Foreign Subsidiaries that do not meet any of the thresholds in clauses (a), (b) and (c) above account in the aggregate for greater than (i) ten percent (10%) of Consolidated EBITDA for the Applicable Period, (ii) ten percent (10%) of total revenues of the Borrower and its Subsidiaries on a consolidated basis for the Applicable Period or (iii) ten percent (10%) of Consolidated Total Assets as of the end of the Applicable Period, then the Borrower shall designate in writing to the Administrative Agent one or more of such Foreign Subsidiaries as Material Foreign Subsidiaries such that immediately thereafter the remaining Foreign Subsidiaries that do not meet any of the thresholds in clauses (a) and (b) above shall not exceed any of the thresholds in clauses (i), (ii) or (iii) of this proviso.
“Material Indebtedness” means any Indebtedness (other than Indebtedness arising under the Loan Documents, Indebtedness arising under Swap Contracts and intercompany Indebtedness) having an aggregate principal amount of more than the Threshold Amount.
“Material Subsidiary” means any Material Domestic Subsidiary or any Material Foreign Subsidiary.
“Maturity Date” means ~~October 30, 2031; provided, however, that if such date is not a Business Day, the Maturity Date shall be the immediately preceding Business Day.~~ (i) with respect to the Tranche B Term Loans, the Tranche B Maturity Date and (ii) with respect to the Tranche B-2 Term Loans, theTranche B-2 Maturity Date.
“MFN Provision” has the meaning specified in Section 2.16(a)(xi).
“MNPI” has the meaning specified in Section 2.05(b).
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including any Loan Party or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.
“Net Cash Proceeds” means the aggregate cash or Cash Equivalents proceeds received by the Borrower or any Subsidiary in respect of any Disposition or Recovery Event net of (a) fees, expenses and costs incurred in connection therewith (including, without limitation, legal, accounting and investment banking fees, and sales commissions, in each case paid to a Person who is not the Borrower or an Affiliate of the Borrower), (b) taxes paid or payable as a result thereof, (c) in the case of any Disposition or any Recovery Event, the amount necessary to retire any Indebtedness secured by a Permitted Lien (ranking senior to any Lien of the Administrative Agent) on the related property and (d) the amount of any reasonable reserve established in accordance with GAAP against any liabilities (other than any taxes deducted pursuant to clause (b) above) (i) associated with the assets that are the subject of such event and (ii) retained by the Borrower or any of the Subsidiaries, provided that the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Cash Proceeds of such event occurring on the date of such reduction; it being understood that “Net Cash Proceeds” shall include, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received by the Borrower or any Subsidiary in any Disposition or Recovery Event.
“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 11.01 and (b) has been approved by the Required Lenders.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Note” has the meaning specified in Section 2.11(a).
“Notice of Loan Prepayment” means a notice of prepayment with respect to a Loan, which shall be substantially in the form of Exhibit 2.05 or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.
“NYFRB” means the Federal Reserve Bank of New York.
“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than 0%, such rate shall be deemed to be 0% for purposes of this Agreement.
“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.
“Obligations” means all advances to, and debts, liabilities and obligations of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Offered Loans” has the meaning specified in Section 2.05(b).
“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Other Connection Taxes” means, with respect to the Administrative Agent or any Lender on account of any payment to be made by or on account of any obligation of the Borrower hereunder, Taxes imposed as a result of a present or former connection between such Person and the jurisdiction imposing such Tax (other than connections arising from such Person having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Intercreditor Agreement” means an intercreditor agreement in form and substance reasonably satisfactory to the Borrower and the Administrative Agent.
“Other Taxes” means all present or future stamp, court or documentary taxes or any other intangible, recording, filing or similar Taxes arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Sections 3.06(b) and 11.13).
“Outstanding Amount” means with respect to any Loans on any date, the aggregate outstanding principal amount thereof immediately after giving effect to any borrowings and prepayments or repayments of any Loans occurring on such date.
“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.
“Pari Passu Debt” means Indebtedness that is secured by a Lien on the Collateral ranking equal with the Lien on such Collateral securing the Obligations, either pursuant to the Intercreditor Agreement or any Other Intercreditor Agreement.
“Participant” has the meaning specified in Section 11.06(d).
“Participant Register” has the meaning specified in Section 11.06(d).
“PBGC” means the Pension Benefit Guaranty Corporation.
“Pension Act” means the Pension Protection Act of 2006.
“Pension Funding Rules” means the rules of the Internal Revenue Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the

Internal Revenue Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Internal Revenue Code and Sections 302, 303, 304 and 305 of ERISA.
“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by any Loan Party and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Internal Revenue Code.
“Permitted Acquisition” means any Investment consisting of an Acquisition by the Borrower or any Subsidiary, provided that (a) no Event of Default shall have occurred and be continuing or would result from such Acquisition; (b) the property acquired (or the property of the Person acquired) in such Acquisition is used or useful in the same or a similar line of business of providing IT products, solutions, services and professional services as the Borrower and its Subsidiaries were engaged in on the Closing Date (or any reasonable extensions or expansions thereof) and (c) in the case of the Acquisition of Equity Interests of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such Acquisition.
“Permitted Earlier Maturity Indebtedness Exception” means, (a) that Indebtedness consisting of Customary Bridge Facilities, any Permitted Refinancing of the Tranche A Term Loans (and any successive Permitted Refinancings thereof) and any Permitted Refinancing of the Revolving Loans (and any successive Permitted Refinancings thereof) may have a maturity date that is earlier than the final maturity date of, and a Weighted Average Life to Maturity that is shorter than the Weighted Average Life to Maturity of, any Term Loan, in each case, outstanding at the time such Indebtedness is incurred or issued and (b) up to $1,500,000,000 aggregate principal amount of all such Indebtedness outstanding at any time (excluding Indebtedness contemplated by clause (a) above) may have a maturity date that is earlier than the final maturity date of, and a Weighted Average Life to Maturity that is shorter than the Weighted Average Life to Maturity of, any Term Loan, in each case, outstanding at the time such Indebtedness is incurred or issue; provided that (i) solely with respect to clause (b) above, not more than $750,000,000 of all such Indebtedness outstanding out any time may be secured by the Collateral on a pari passu basis with the Tranche B Term Loans and Tranche B-2 Term Loans.
“Permitted Factoring Property” means accounts receivable and any other rights that are customarily transferred in connection with factoring of accounts receivable.
“Permitted Factoring Transaction” means any sale of Permitted Factoring Property by the Borrower or any Subsidiary pursuant to a factoring arrangement that is non-recourse to the Borrower or any Subsidiary, subject to the limitations set forth in the definition of “Disposition”.
“Permitted Incremental Equivalent Debt” means Indebtedness in the form of secured or unsecured (senior or subordinated) notes or loans, in each case, issued in lieu of Incremental Term Facilities; provided, that, (a) the aggregate principal amount of such Indebtedness (or, in the case of revolving indebtedness, revolving commitments in respect thereof) shall not exceed the Incremental Cap, (b) subject to Section 1.03(d), no Event of Default shall have occurred and be continuing at the time any such Indebtedness is incurred, (c) subject to the Permitted Earlier Maturity Indebtedness Exception, such Indebtedness shall not mature prior to the Latest Maturity Date at the time of incurrence or issuance of such Permitted Incremental Equivalent Debt (or, if such Indebtedness is Junior Indebtedness, the date 91 days after the Latest Maturity Date at the time of incurrence or issuance of such Permitted Incremental Equivalent Debt) or have a shorter Weighted Average Life to Maturity than any outstanding Term Loan

(plus, in the case of any Junior Indebtedness, 91 days), (d) other than customary mandatory prepayment provisions with respect to Customary Bridge Facilities and other customary bridge facilities, such Indebtedness shall not have mandatory prepayment provisions (other than related to customary asset sale, casualty, insurance and similar events, non-permitted debt incurrences, “AHYDO catch-up payments”, change of control offers and customary acceleration any time after an event of default) that would result in mandatory prepayment of such Indebtedness prior to the Latest Maturity Date at the time of incurrence or issuance of such Permitted Incremental Equivalent Debt (or, if such Indebtedness is Junior Indebtedness, the date 91 days after the Latest Maturity Date at the time of incurrence or issuance of such Permitted Incremental Equivalent Debt), (e) there shall be no obligors in respect of such Indebtedness that are not Loan Parties, (f) if secured, (i) such Indebtedness shall not be secured by any property of the Borrower or any Subsidiary that is not Collateral and (ii) the Liens securing such Indebtedness shall be subject to an intercreditor agreement on terms reasonably satisfactory to the Administrative Agent and the Borrower, (g) if subordinated in right of payment, such Indebtedness shall be subject to a subordination agreement (or other subordination provisions in lieu thereof) on terms reasonably satisfactory to the Administrative Agent, (h) subject to clause (c) above and clause (i) below, the interest rate, interest rate margins, fees, discount, prepayment premiums, amortization and final maturity date with respect to such Indebtedness, in each case, if any, shall be as agreed by the Loan Parties and the Persons providing such Indebtedness, (i) any Permitted Incremental Equivalent Debt consisting of a broadly syndicated Dollar-denominated term “B” loan that is secured by the Collateral on a pari passu basis with the Term Loans shall be subject to the MFN Provision as if such Permitted Incremental Equivalent Debt were an Incremental Tranche B Term Loan and (j) the other material terms and conditions of such Indebtedness taken as a whole are in the good faith determination of the Borrower no more favorable to the Persons providing such Indebtedness than material terms and conditions of the Loan Documents taken as a whole except for terms and provisions that are (i) applicable only after the then Latest Maturity Date at the time of incurrence or issuance of such Permitted Incremental Equivalent Debt, (ii) added for the benefit of all Lenders (for the avoidance of doubt, the addition of such terms and conditions for the benefit of all Lenders shall not require the consent of any Lender), (iii) approved by the Administrative Agent or (iv) with respect to any Permitted Incremental Equivalent Debt that is Pari Passu Debt and consists of revolving debt or a customary term “A” loan, market terms at the time of incurrence thereof (as determined by the Borrower in good faith).
“Permitted Liens” means, at any time, Liens in respect of property of the Borrower or any Subsidiary permitted to exist at such time pursuant to the terms of Section 8.01.
“Permitted Refinancing” means with respect to any Person, refinancings, replacements, modifications, refundings, renewals or extensions of Indebtedness; provided that (a) there is no increase in the principal amount (or accrued value) thereof (excluding accrued interest, fees, discounts, premiums and expenses), (b) the Weighted Average Life to Maturity of such Indebtedness is greater than or equal to the shorter of (i) the Weighted Average Life to Maturity of the Indebtedness being refinanced and (ii) the remaining Weighted Average Life to Maturity of any outstanding Term Loan, (c) the maturity date thereof is no earlier than the earlier of (i) the maturity date of the Indebtedness being refinanced and (ii) the Latest Maturity Date at the time of incurrence of such Permitted Refinancing, (d) immediately after giving effect to such refinancing, replacement, refunding, renewal or extension, no Event of Default shall be continuing, (e) if the Indebtedness being refinanced is subordinated in right of payment to the Obligations or any Guarantees thereof, such refinancing Indebtedness shall be subordinated in right of payment to such Obligations or such Guarantees on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being refinanced, (f) with respect to any such Indebtedness that is secured, neither the Borrower nor any Subsidiary shall be an obligor or guarantor of any such refinancings, replacements, modifications, refundings, renewals or extensions except to the extent that such Person was (or, when initially incurred could have been) such an obligor or guarantor in respect of the applicable Indebtedness being modified, refinanced, replaced, refunded, renewed or extended, (g) if such Indebtedness is secured by Collateral, such Indebtedness shall be subject to the terms of the Intercreditor Agreement or an Other Intercreditor Agreement and (h) if such Indebtedness is (x) a Permitted Refinancing of Permitted Incremental Equivalent Debt (or a successive Permitted Refinancing thereof), such Indebtedness shall comply with clauses (c) through (j) of the definition thereof or (y) a Permitted Refinancing of Ratio Debt (or a successive Permitted Refinancing thereof), such Indebtedness shall comply with clauses (c) through (f) of the proviso to Section 8.03(f)(i)(A).
“Permitted Sale Leaseback Transaction” means any Sale and Leaseback Transaction consummated by the Borrower or any of the Subsidiaries after the Closing Date, provided that any such Sale and Leaseback Transaction that is not between (a) a Loan Party and another Loan Party or (b) a Subsidiary that is not a Loan Party and another Subsidiary that is not a Loan Party shall be consummated for fair value as determined at the time of consummation in good faith by the Borrower or such Subsidiary.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of any Loan Party or any ERISA Affiliate or any such Plan to which any Loan Party or any ERISA Affiliate is required to contribute on behalf of any of its employees.
“Platform” has the meaning specified in Section 7.02.
“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.
“Pro Forma Basis” means, with respect to any transaction, that for purposes of calculating financial ratios, such transaction shall be deemed to have occurred as of the first day of the most recent four fiscal quarter period preceding the date of such transaction for which the Borrower has delivered financial statements on or prior to the Closing Date and/or is required to deliver financial statements pursuant to Section 7.01(a) or (b). In connection with the foregoing, (a) with respect to any Disposition or Recovery Event, (i) income statement and cash flow statement items (whether positive or negative) attributable to the property disposed of shall be excluded to the extent relating to any period occurring prior to the date of such transaction and (ii) Indebtedness which is retired shall be excluded and deemed to have been retired as of the first day of the Applicable Period and (b) with respect to any Acquisition, (i) income statement and cash flow statement items attributable to the Person or property acquired shall be included to the extent relating to any period applicable in such calculations to the extent (A) such items are not otherwise included in such income statement and cash flow statement items for the Borrower and its Subsidiaries in accordance with GAAP or in accordance with any defined terms set forth in Section 1.01 and (B) such items are supported by financial statements or other information reasonably satisfactory to the Administrative Agent and (ii) any Indebtedness incurred or assumed by the Borrower or any Subsidiary (including the Person or property acquired) in connection with such transaction and any

Indebtedness of the Person or property acquired which is not retired in connection with such transaction (A) shall be deemed to have been incurred as of the first day of the applicable period, (B) if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination, (C) interest on Capital Leases shall be deemed to accrue at an interest rate reasonably determined by the Borrower to be the rate of interest implicit in such Capital Lease in accordance with GAAP, (D) interest on any Indebtedness under a revolving credit facility shall be based upon the average daily balance of such Indebtedness during the applicable period and (E) interest on Indebtedness that may be optionally determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate as the Borrower may designate.
“Proposed Discounted Prepayment Amount” has the meaning specified in Section 2.05(b).
“PTE” means a prohibited transaction class exemption issued by the United States Department of Labor, as any such exemption may be amended from time to time.
“Public Lender” has the meaning specified in Section 7.02.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” has the meaning specified in Section 11.21.
“Qualified Equity Interest” means any Equity Interest that is not Disqualified Equity Interest.
“Qualifying Lenders” has the meaning specified in Section 2.05(b).
“Qualifying Loans” has the meaning specified in Section 2.05(b).
“Ratio Debt” has the meaning specified in Section 8.03(f)(i).
“Ratio Incremental Amount” means, the maximum amount, if any, such that immediately after giving effect to the incurrence of the applicable Incremental Term Facility or Permitted Incremental Equivalent Debt on a Pro Forma Basis (for purposes of the calculations set forth below, (x) assuming that the full amount of the commitments under such Incremental Term Facility or Permitted Incremental Equivalent Debt are fully drawn on the date of incurrence thereof and (y) excluding the proceeds of such Incremental Term Facility or Permitted Incremental Equivalent Debt from the cash netting in the numerator of the Consolidated First Lien Net Leverage Ratio, Consolidated Senior Secured Net Leverage Ratio and Consolidated Total Net Leverage Ratio, as applicable):
(a) with respect to any Incremental Term Facility or Permitted Incremental Equivalent Debt that is secured by the Collateral on a pari passu basis with the Obligations, the Consolidated First Lien Net Leverage Ratio recomputed as of the end of the Applicable Period would not be greater than 3.75:1.00;
(b) in the case of any Permitted Incremental Equivalent Debt that is secured by the Collateral on a junior basis to the Obligations, the Consolidated Senior Secured Net Leverage Ratio recomputed as of the end of the Applicable Period would not be greater than 4.25:1.00; and

(c) in the case of any Permitted Incremental Equivalent Debt that is unsecured, at the Borrower’s option (i) the Consolidated Total Net Leverage Ratio recomputed as of the end of the Applicable Period would not be greater than 5.00:1.00 or (ii) the Consolidated Interest Coverage Ratio recomputed as of the end of the Applicable Period would not be less than 2.00:1.00.
“Recovery Event” means any loss of, damage to or destruction of, or any condemnation or other taking for public use of, any property of the Borrower or any Subsidiary; provided that solely for purposes of Section 2.05(c)(i), an event shall only be a “Recovery Event” if the Net Cash Proceeds received by the Borrower and its Subsidiaries in respect thereof exceed $25,000,000.
“Reference Time” with respect to any setting of the then-current Benchmark means (a) if such Benchmark is Term SOFR, 5:00 a.m. (Chicago time) on the day that is two U.S. Government Securities Business Days preceding the date of such setting, (b) if following a Benchmark Transition Event and a Benchmark Replacement Date with respect to Term SOFR, such Benchmark is Daily Simple SOFR, then four U.S. Government Securities Business Days prior to such setting or (c) if such Benchmark is none of Term SOFR or Daily Simple SOFR, the time determined by the Administrative Agent in its reasonable discretion.
“Refinancing Facility” means an Incremental Term Facility (or portion thereof) which refinances one or more tranches of term loans under this Agreement; provided that the portion of any Incremental Term Facility that is deemed a Refinancing Facility shall be limited to the amount equal to the aggregate principal amount of the term loans being refinanced plus unpaid accrued interest and premium (if any) thereon and underwriting discounts, fees, commissions and expenses incurred in connection therewith.
“Register” has the meaning specified in Section 11.06(c).
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.
“Relevant Rate” means (i) with respect to any Term Benchmark Borrowing, Term SOFR or (ii) with respect to any RFR Borrowing, Daily Simple SOFR, as applicable.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty-day notice period has been waived.
“Repricing Transaction” means other than in connection with a transaction involving a Change of Control or a Transformative Acquisition, any prepayment of the Tranche B Term Loans using proceeds of Indebtedness incurred by the Borrower or one or more Subsidiaries from a substantially concurrent issuance or incurrence of syndicated senior secured term “B” loans that are provided by one or more banks, financial institutions or other Persons for which the All-in Yield payable thereon (disregarding any performance or ratings based pricing grid that could result in a lower interest rate based on future performance) is lower than the All-in Yield with respect to the Tranche B Term Loans on the date of such optional prepayment or any amendment, amendment and restatement or any other modification of this Agreement that reduces the All-in Yield with respect to any Tranche B Term Loans; provided that the primary purpose of such prepayment, amendment, amendment and restatement or modification, as reasonably determined by the Borrower in good faith, is to decrease the All-in Yield applicable to the Tranche B Term Loans.
“Request for Credit Extension” means with respect to a Borrowing, conversion or continuation of Loans, a Loan Notice.
“Required Lenders” means at any time, the holders of more than 50% of the aggregate unpaid principal amount of the Term Loans and unused Commitments in respect thereof, if any, then outstanding; provided, however, that determinations of the “Required Lenders” shall exclude any Commitments or Loans held by Defaulting Lenders.
“Rescindable Amount” has the meaning specified in Section 2.12(b)(ii).
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means the chief executive officer, president, chief financial officer, vice president, vice president finance, treasurer, assistant treasurer or controller of a Loan Party, in each case or similar title, and, solely for purposes of the delivery of incumbency certificates, the secretary or any assistant secretary of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party. To the extent requested by the Administrative Agent, each Responsible Officer will provide an incumbency certificate and appropriate authorization documentation, in form and substance reasonably satisfactory to the Administrative Agent.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests of any Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interests or on account of any return of capital to such Person’s stockholders, partners or members (or the equivalent Person thereof).
“Revolver/Term A Credit Agreement” means that Amended and Restated Credit Agreement, dated as of December 13, 2021, among the Borrower, the guarantors party thereto, the lenders and other parties from time to time party thereto and Bank of America, N.A., as administrative agent.
“Revolver/Term A Loan Document” means the “Loan Documents” (or any term of similar meaning) as defined in the Revolver/Term A Credit Agreement.
“Revolving Commitment” has the meaning set forth in the Revolver/Term A Credit Agreement.
“Revolving Facilities” has the meaning set forth in the Revolver/Term A Credit Agreement.
“Revolving Loan” has the meaning set forth in the Revolver/Term A Credit Agreement.

“RFR Loan” means a Loan that bears interest based on Daily Simple SOFR.
“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc. and any successor thereto.
“Sale and Leaseback Transaction” means, with respect to any Person, any arrangement, directly or indirectly, whereby such Person shall sell or transfer any property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred.
“Sanctions” means any economic sanctions or trade embargoes administered or enforced by the United States Government, including OFAC, the United Nations Security Council, the European Union, His Majesty’s Treasury (“HMT”) or other relevant sanctions authority.
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Secured Parties” means collectively, the Lenders, the Administrative Agent, any other holder from time to time of any of the Obligations and, in each case, their respective successors and permitted assigns.
“Securitization Transaction” means, with respect to any Person, any financing transaction or series of financing transactions (including factoring arrangements) pursuant to which such Person or any Subsidiary of such Person may sell, convey or otherwise transfer, or grant a security interest in, accounts, payments, receivables, rights to future lease payments or residuals or similar rights to payment to a special purpose subsidiary or affiliate of such Person.
“Security Agreement” means the security and pledge agreement dated as of the Closing Date executed in favor of the Administrative Agent, for the benefit of the holders of the Obligations, by each of the Loan Parties.
“Solvent” or “Solvency” means that (a) the Fair Value of the assets of the Borrower and its Subsidiaries taken as a whole exceeds their Liabilities, (b) the Present Fair Salable Value of the assets of the Borrower and its Subsidiaries taken as a whole exceeds their Liabilities; (c) the Borrower and its Subsidiaries taken as a whole do not have Unreasonably Small Capital; and (d) the Borrower and its Subsidiaries taken as a whole will be able to pay their Liabilities as they mature. For purposes of this definition of “Solvent” or “Solvency”, the terms below shall have the following definitions:
(i)“Fair Value” means the amount at which the assets (both tangible and intangible), in their entirety, of the Borrower and its Subsidiaries taken as a whole would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act.
(ii)“Present Fair Salable Value” means the amount that could be obtained by an independent willing seller from an independent willing buyer if the assets of the Borrower and its Subsidiaries taken as a whole are sold with reasonable promptness in an arm’s-length transaction under present conditions for the sale of comparable business enterprises insofar as such conditions can be reasonably evaluated.

(iii)“Liabilities” means the recorded liabilities (including contingent liabilities that would be recorded in accordance with GAAP) of the Borrower and its Subsidiaries taken as a whole, as of the date of determination, determined in accordance with GAAP consistently applied.
(iv)“will be able to pay their Liabilities as they mature” means, for the period from the date hereof through the Maturity Date, the Borrower and its Subsidiaries taken as a whole will have sufficient assets and cash flow to pay their Liabilities as those liabilities mature or (in the case of contingent Liabilities) otherwise become payable, in light of business conducted or anticipated to be conducted by the Loan Parties as reflected in the projected financial statements and in light of the anticipated credit capacity.
(v)“do not have Unreasonably Small Capital” means that the Borrower and its Subsidiaries taken as a whole do not have unreasonably small capital to conduct their business, it being understood that “unreasonably small capital” depends upon the nature of the particular business or businesses conducted or to be conducted and is based on the needs and anticipated needs for capital of the business conducted or anticipated to be conducted by the Loan Parties as reflected in the projected financial statements and in light of the anticipated credit capacity.
“SOFR” means the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator).
“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the NYFRB’s Website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Specified Event of Default” shall mean an Event of Default arising under Section 9.01(a), 9.01(f) or 9.01(g).
“Specified Purchase Agreement Representations” means, with respect to any Acquisition or other Investment, such of the representations and warranties made by, or with respect to, the applicable entity to be acquired and its Subsidiaries (if any) in the applicable definitive agreement relating to such Acquisition or Investment as are material to the interests of the lenders providing the applicable Indebtedness, but only to the extent that the Borrower (or its applicable Affiliates) has the right to terminate its (or their) obligations under such agreement, or to decline to consummate such transaction, as a result of a breach of any one or more of such representations and warranties in such agreement.
“Specified Representations” means the representations and warranties made in Sections 6.01(a) (as to valid existence) and (b)(ii), the first clause of Section 6.02, Section 6.02(a), Section 6.04, Section 6.14, Section 6.18, Section 6.19 (subject to the last paragraph of Section 5.01), Section 6.21 and Section 6.22.
“SPV” means any special purpose entity established in connection with any Permitted Factoring Transaction.

“Subordinated Indebtedness” of any Person means third-party Indebtedness for borrowed money of such Person that is (a) contractually subordinated in right of payment to the Obligations of such Person and (b) is in a principal amount in excess of the Threshold Amount.
“Subsidiary” of a Person means (a) a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of Equity Interests entitled to vote for members of the board of directors or equivalent governing body is at the time beneficially owned, directly, or indirectly through one or more intermediaries, or both, by such Person, and (b) any other corporation, partnership, joint venture, limited liability company or other business entity that is consolidated with the Borrower under GAAP. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.
“Supported QFC” has the meaning specified in Section 11.21.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement. Notwithstanding the foregoing, the following shall not constitute Swap Contracts: any accelerated share repurchase contract, share call option or similar contract with respect to the purchase by the Borrower of its common stock.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
“Synthetic Lease” means any synthetic lease, Tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing arrangement whereby the arrangement is considered borrowed money indebtedness for tax purposes but is classified as an operating lease or does not otherwise appear on a balance sheet under GAAP.
“Target Specified Representations” means such of the representations and warranties made by Azure or its affiliates in the Closing Date Acquisition Agreement as are material to the interests of the Lenders (in their capacities as such), but only to the extent that the Borrower or its affiliates has the right to terminate the obligations of the Borrower or its affiliates (or to refuse to consummate the Closing Date

Acquisition) under the Closing Date Acquisition Agreement as a result of the failure of such representations to be accurate.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to Term SOFR.
“Term Loan” means each of the Tranche B Term Loan and any Incremental Term Loan.
“Term Loan Commitment” means, as to any Lender, the Tranche B Term Commitment of such Lender, the Tranche B-2 Term Commitment of such Lender or the Incremental Term Facility Commitment of such Lender to an Incremental Term Facility.
“Term SOFR” means:
(a) for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; and
(b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to such date with a term of one month commencing that day;
provided that if Term SOFR determined in accordance with either of the foregoing provisions (a) or (b) of this definition would otherwise be less than zero, Term SOFR shall be deemed zero for purposes of this Agreement.
“Term SOFR Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of Term SOFR.
“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in US Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the SOFR Administrator and a Benchmark Replacement Date with respect to Term SOFR has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.
“Threshold Amount” means $100,000,000.

“Tranche A Term Loan” means the Tranche A-1 Term Loans, as defined in the Revolver/Term A Credit Agreement.
“Tranche B Maturity Date” means October 30, 2031; provided, however, that if such date is not a Business Day, the Tranche B Maturity Date shall be the immediately preceding Business Day.
“Tranche B Term Commitment” mans as to any Tranche B Term Lender, the obligation of such Tranche B Term Lender to make a Tranche B Term Loan to the Borrower in the principal amount set forth under the heading “Tranche B Term Commitment” opposite such Tranche B Term Lender’s name on Schedule 2.01 to this Agreement. The aggregate principal amount of the Tranche B Term Commitments as of the Closing Date is $750,000,000.
“Tranche B Term Lender” means each Lender that holds a Tranche B Term Loan.
“Tranche B Term Loan” has the meaning specified in Section 2.01(a).
“Tranche B-2 Maturity Date” means March 9, 2033; provided, however, that if such date is not a Business Day, the Tranche B-2 Maturity Date shall be the immediately preceding Business Day.
“Tranche B-2 Term Commitment” means as to any Tranche B-2 Term Lender, the obligation of such Tranche B-2 Term Lender to make a Tranche B-2 Term Loan to the Borrower in the principal amount set forth under the heading “Incremental Term B-2 Commitment” opposite such Tranche B-2 Term Lender’s name on Schedule I to Amendment No. 1. The aggregate principal amount of the Tranche B-2 Term Commitments as of the Amendment No. 1 Effective Date is $800,000,000.
“Tranche B-2 Term Lender” means each Lender that holds a Tranche B-2 Term Loan.
“Tranche B-2 Term Loan” has the meaning specified in Section 2.01(b).
“Transactions” means (a) the transactions to occur pursuant to this Agreement and the other Loan Documents, including the borrowing of the Tranche B Term Loans on the Closing Date, (b) the transactions to occur pursuant to the Closing Date Acquisition Documents, including the Closing Date Acquisition and (c) the repayment of the indebtedness under the Azure Credit Agreement.
“Transformative Acquisition” means any acquisition by the Borrower or any of its Subsidiaries of an unrelated third party that is either (a) not permitted by the terms hereof or (b) if permitted by the terms hereof immediately prior to the consummation of such acquisition, would not provide the Borrower and its Subsidiaries with adequate flexibility under this Agreement for the continuation and/or expansion of their combined operations following such consummation (as determined by the Borrower in good faith).
“Type” means, with respect to a Loan, its character as a Base Rate Loan, a Term SOFR Loan or a RFR Loan.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“United States” and “U.S.” mean the United States of America.
“Unrestricted Cash” means, as of any date of determination, the aggregate amount of unrestricted cash and Cash Equivalents of the Borrower and its Subsidiaries to the extent (a) not appearing (or required to appear) as “restricted” on a consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with GAAP and (b) not subject to a Lien described in Section 8.01(p), (q), (s), (u), (v) and (y).
“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Special Resolution Regimes” has the meaning specified in Section 11.21.
“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(III).
“Warrants” means any call options, warrants, purchase rights or similar rights with respect to the Equity Interests of the Borrower sold by the Borrower substantially concurrent with the issuance of Indebtedness that is convertible into Equity Interests of the Borrower.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years (and/or portion thereof) obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.
“Wholly Owned Subsidiary” means any Person 100% of whose Equity Interests are at the time owned by the Borrower directly or indirectly through other Persons 100% of whose Equity Interests are at the time owned, directly or indirectly, by the Borrower.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
1.02    Other Interpretive Provisions.
With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)    The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Loan Document or Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, modified, extended, restated, replaced or supplemented from time to time (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto”, “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, Preliminary Statements of and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any Law shall include all statutory and regulatory rules, regulations, orders and provisions consolidating, amending, replacing or interpreting such Law and any reference to any Law or regulation shall, unless otherwise specified, refer to such Law or regulation as amended, modified, extended, restated, replaced or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all assets and properties, tangible and intangible, real and personal, including cash, securities, accounts and contract rights.
(b)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
(c)    Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
(d) Any reference herein to a merger, transfer, consolidation, amalgamation, assignment, sale, or disposition, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, assignment, sale, or disposition, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).
1.03    Accounting Terms; Calculation of Financial Covenants on a Pro Forma Basis; Limited Condition Transactions.
(a)    Generally. Except as otherwise specifically prescribed herein, all accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, (i) Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded, (ii) all liability amounts shall be determined excluding any liability relating to any operating lease, all asset amounts shall be determined excluding any right-of-use assets relating to any operating lease, all amortization amounts shall be determined excluding any amortization of a right-of-use asset relating to any operating lease, and all interest amounts shall be determined excluding any deemed interest comprising a portion of fixed rent payable under any operating lease, in each case to the extent that such liability, asset, amortization or interest pertains to an operating lease under which the covenantor or a member of its consolidated group is the lessee and would not have been accounted for as such under GAAP as in effect on December 31, 2015 and (iii) all references herein to consolidated financial statements of the Borrower and its Subsidiaries or to the determination of any amount for the Borrower and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Borrower is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary as defined herein.
(b)    Changes in GAAP. In the event that any Accounting Change (defined below) occurs and such Accounting Change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then at the request of the Borrower or the Administrative Agent, the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Change with the desired result that the criteria for evaluating the Borrower’s financial condition shall be the same after such Accounting Change as if such Accounting Change had not been made (no fee shall be payable to the Administrative Agent, Arrangers or Lenders in connection with any such amendment; provided that the Borrower shall reimburse the Administrative Agent for all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent) in connection with any such amendment).  Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Change had not occurred.  “Accounting Change” refers to any change in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants, the Public Company Accounting Oversight Board or, if applicable, the SEC.
(c)    Calculation of Financial Ratios on a Pro Forma Basis.
(i)    Notwithstanding the above, the parties hereto acknowledge and agree that with respect to any calculation to be determined on a “Pro Forma Basis”, after giving “pro forma” effect to certain transactions or pursuant to words of similar import, all calculations of the Consolidated First Lien Net Leverage Ratio, Consolidated Senior Secured Net Leverage Ratio, Consolidated Total Net Leverage Ratio, Consolidated Interest Coverage Ratio, Consolidated Net Income, Consolidated EBITDA and Consolidated Total Assets shall be made on a Pro Forma Basis with respect to (w) any Acquisition, Investment, Disposition, issuance or offering of Equity Interests, Restricted Payment or Recovery Event, (x) any Disposition of all of the Equity Interests of, or all or substantially all of the assets of, a Subsidiary, (y) any Disposition of a line of business or division of the Borrower and (z) any incurrence, assumption, guarantee, redemption, retirement or extinguishment of any Indebtedness, in each case occurring during the applicable period as if the same had occurred at the beginning of the Applicable Period (it being understood that any calculation of the Consolidated Interest Coverage Ratio for Applicable Periods that include fiscal quarters ended prior to the first full fiscal quarter of the Borrower ended after the Closing Date shall be made on a Pro Forma Basis with respect to the incurrence of the Indebtedness under this Agreement as if the same had occurred at the beginning of the Applicable Period).
(ii)    If the Borrower or any Subsidiary incurs Indebtedness under a ratio-based basket or exception, such ratio-based basket or exception (together with any other ratio-based basket or exception utilized in connection therewith, including in respect of other Indebtedness, Liens, asset sales, Investments, Restricted Payments or prepayments of subordinated Indebtedness) will be calculated excluding the cash proceeds of such Indebtedness for netting purposes (i.e., such cash proceeds shall not reduce the Borrower’s Consolidated First Lien Net Leverage Ratio, Consolidated Senior Secured Net Leverage Ratio or Consolidated Total Net Leverage Ratio pursuant to clause (a)(ii) of the definition of each such term), provided that the actual application of such proceeds may reduce Indebtedness for purposes of determining compliance with any applicable ratio.
(d)    Limited Condition Transactions. Notwithstanding anything to the contrary herein, for purposes of (i) determining compliance with any provision of this Agreement which requires pro forma calculation of the Consolidated First Lien Net Leverage Ratio, Consolidated Senior Secured Net Leverage Ratio, Consolidated Total Net Leverage Ratio or the Consolidated Interest Coverage Ratio, (ii) determining the accuracy of representation and warranties in all material respects (other than Specified Representations), (iii) determining whether a Default or an Event of Default (other than a Specified Event of Default) exists or (iv) testing baskets set forth in Article VIII of this Agreement (including baskets measured as a percentage of Consolidated Total Assets), in each case, solely for purposes of determining whether the incurrence or repayment of Indebtedness (or Liens, or the making of Investments, Restricted Payments or fundamental changes under Section 8.04, in each case necessary or advisable (as determined by the Borrower in good faith) for the consummation of a Limited Condition Transaction is permitted, the date of determination shall, at the option of the Borrower, be the time the definitive agreements (or, if applicable, a binding offer or launch of a “certain funds” tender offer) for such Limited Condition Transaction are entered into (or, if applicable, (i) the date of delivery of an irrevocable notice or declaration of such Limited Condition Transaction or (ii) at the time of the completion of such transaction or the making of such repurchase or repayment) after giving pro forma effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they occurred at the beginning of the Applicable Period (in a manner consistent, where applicable, with the pro forma adjustments set forth in clause (c) of the definition of “Consolidated EBITDA”), and, for the avoidance of doubt, if any of such baskets or ratios are exceeded as a result of fluctuations in such ratio or basket, including due to fluctuations in Consolidated Total Assets or Consolidated EBITDA of the Borrower or the Person subject to such Limited Condition Transaction, at or prior to the consummation of the relevant transaction or action, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the relevant transaction or action is permitted to be consummated or taken; provided that if the Borrower has made such an election, in connection with the calculation of any basket or ratio availability with respect to the incurrence of Indebtedness or Liens, or the making of Investments, Restricted Payments, Dispositions or fundamental changes under Section 8.04 on or following the date of such election and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the definitive agreement for such Limited Condition Transaction (or, if applicable, the notice or declaration of such Limited Condition Transaction) is terminated, any such ratio or basket shall be calculated on a pro forma basis assuming such Limited Condition Transactions and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated, except to the extent that such calculation would result in a lower Consolidated First Lien Net Leverage Ratio, Consolidated Senior Secured Net Leverage Ratio or Consolidated Total Net Leverage Ratio or a higher Consolidated Interest Coverage Ratio or larger basket, as applicable, than would apply if such calculation was made without giving pro forma effect to such Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof).
1.04    Rounding.

Any financial ratios required to be maintained by the Loan Parties pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
1.05    Times of Day; Rates.
Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable). The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
1.06    Application of Multiple Relevant Provisions. Notwithstanding anything to the contrary, (a) unless specifically stated otherwise herein, any dollar, number, percentage or other amount available under any carve-out, basket, exclusion or exception to any affirmative, negative or other covenant in this Agreement or the other Loan Documents may be accumulated, added, combined, aggregated or used together by Borrower and its Subsidiaries without limitation for any purpose not prohibited hereby and (b) any action or event permitted by this Agreement or the other Loan Documents need not be permitted solely by reference to one provision permitting such action or event but may be permitted in part by one such provision and in part by one or more other provisions of this Agreement and the other Loan Documents. For purposes of determining compliance with Article VIII, in the event that any Lien, Investment, liquidation, dissolution, merger, consolidation, Indebtedness (whether at the time of incurrence or upon application of all or a portion of the proceeds thereof), Disposition, Restricted Payment, Affiliate transaction, contractual requirement or prepayment of Indebtedness meets the criteria of one, or more than one, of the “baskets” or categories of transactions then permitted pursuant to any clause or subsection of Article VIII, such transaction (or any portion thereof) at any time shall be permitted under one or more of such “baskets” or categories at the time of such transaction or any later time from time to time, in each case, as determined by the Borrower in its sole discretion at such time and thereafter may be reclassified or divided among such baskets or categories (as if incurred at such later time) by the Borrower in any manner not expressly prohibited by this Agreement, and such Lien, Investment, liquidation, dissolution, merger, consolidation, Indebtedness, Disposition, Restricted Payment, Affiliate transaction, contractual requirement or prepayment of Indebtedness (or any portion thereof) shall be treated as having been incurred or existing pursuant to only such “basket” or category of transactions or “baskets” or categories of transactions (or any portion thereof) without giving pro forma effect to such item (or portion thereof)

when calculating the amount of Liens, Investments, liquidations, dissolutions, mergers, consolidations, Indebtedness, Dispositions, Restricted Payment, Affiliate transactions, contractual requirements or prepayments of Indebtedness, as applicable, that may be incurred pursuant to any other “basket” or category of transactions; provided that all Indebtedness outstanding under the Loan Documents incurred on the Closing Date will be deemed to be incurred only in reliance on Section 8.03(a)(x) and all Indebtedness outstanding under the Revolver/Term A Credit Agreement on the Closing Date will be deemed to be incurred only in reliance on Section 8.03(a)(y).
    With respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of the Loan Documents under a specific covenant that does not require compliance with a financial ratio or test (including a test based on the Consolidated First Lien Net Leverage Ratio, Consolidated Senior Secured Net Leverage Ratio, the Consolidated Total Net Leverage Ratio and/or the Consolidated Interest Coverage Ratio) (any such amounts, the “Fixed Amounts”) substantially concurrently with or otherwise in the same transaction or series of related transactions with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of the Loan Documents under the same covenant that requires compliance with a financial ratio or test (including the Consolidated First Lien Net Leverage Ratio, Consolidated Senior Secured Net Leverage Ratio, the Consolidated Total Net Leverage Ratio and/or the Consolidated Interest Coverage Ratio) (any such amounts, the “Incurrence-Based Amounts”), it is understood and agreed that (a) the Fixed Amounts shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence-Based Amounts in connection with such substantially concurrent incurrence within the same covenant (it being understood that any Fixed Amount available under any covenant that is reallocated or otherwise utilized under a different covenant shall, for the avoidance of doubt, also constitute a Fixed Amount under such different covenant to which the Fixed Amount was reallocated to or utilized under), and (b) except as provided in clause (a), pro forma effect shall be given to the entire transaction. In addition, for the avoidance of doubt, any Indebtedness (and associated Liens, subject to the applicable priorities required pursuant to the applicable Incurrence-Based Amounts), Investments, Restricted Payments, liquidations, dissolutions, mergers, consolidations (or, in each case, any portion thereof) incurred or otherwise effected in reliance on Fixed Amounts shall be automatically and immediately reclassified at any time, unless the Borrower otherwise elects from time to time, as incurred under the applicable Incurrence-Based Amounts if the Borrower subsequently meets the applicable ratio for such Incurrence-Based Amounts on a pro forma basis (or would have met such ratio or test at the time such Fixed Amount was utilized).
1.07    Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its capital stock at such time.
ARTICLE II

THE COMMITMENTS AND CREDIT EXTENSION

2.01    Term Commitments.
(a) Subject to the terms and conditions hereof, each Tranche B Term Lender severally agrees to make a loan (a “Tranche B Term Loan”) in US Dollars to the Borrower on the Closing Date in an amount which will not exceed the amount of the Tranche B Term Commitment of such Lender. The aggregate outstanding principal amount of the Tranche B Term Loans for all purposes of this Agreement and the other Loan Documents shall be the stated principal amount thereof outstanding from time to time. Amounts repaid on the Tranche B Term Loans may not be reborrowed. The Tranche B Term Loans may from time to time be Term SOFR Loans (or pursuant to Section 3.03, RFR Loans) or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Section 2.02.
(b) Subject to the terms and conditions hereof, each Tranche B-2 Term Lender severally agrees to make a loan (a “Tranche B-2 Term Loan”) in US Dollars to the Borrower on the Amendment No. 1 Effective Date in an amount which will not exceed the amount of the Tranche B-2 Term Commitment of such Lender. The aggregate outstanding principal amount of the Tranche B-2 Term Loans for all purposes of this Agreement and the other Loan Documents shall be the stated principal amount thereof outstanding from time to time. Amounts repaid on the Tranche B-2 Term Loans may not be reborrowed. The Tranche B-2 Term Loans may from time to time be Term SOFR Loans (or pursuant to Section 3.03, RFR Loans) or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Section 2.02.
2.02    Borrowings, Conversions and Continuations of Loans.
(a)    Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Term SOFR Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent (unless such notice expressly conditions such Borrowing upon consummation of a transaction using the proceeds of such Borrowing and such transaction is a condition precedent to such Borrowing, in which event, such notice may be revocable or conditioned upon the consummation of such transaction), which may be given by (A) telephone, or (B) a Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Loan Notice. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of, Term SOFR Loans or of any conversion of Term SOFR Loans to Base Rate Loans, (ii) on the requested date of any Borrowing of Base Rate Loans, (iii) five Business Days prior to the requested date of any conversion of RFR Loans to Base Rate Loans ~~and~~ , (iv) notwithstanding the foregoing, and solely with respect to any requested Borrowing of Term SOFR Loans on the Closing Date, one Business Day prior to the Closing Date and (v) notwithstanding the foregoing, and solely with respect to any requested Borrowing of Term SOFR Loans on the Amendment No. 1 Effective Date, one Business Day prior to the Amendment No. 1 Effective Date. Each Borrowing of, conversion to or continuation of Term SOFR Loans or RFR Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof (or, in connection with any conversion or continuation of a Term Loan, if less, the entire principal thereof then outstanding). Each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Each Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Term SOFR Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of a Loan in a Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, or, in the case of any continuation of any Term SOFR Loan, shall be automatically continued as, a Term SOFR Loan with an Interest Period of one month. If the Borrower requests a Borrowing of, conversion to, or continuation of Term SOFR Loans in any Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.
(b)    Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to or continuation of Term SOFR Loans with an Interest Period of one month as described in the preceding subsection. In the case of a Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 5.02 (and, if such Borrowing is the initial Credit Extension, Section 5.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of JPMorgan Chase Bank, N.A. with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.
(c)    During the existence of an Event of Default, the Required Lenders may require that no Loans may be converted or continued as Term SOFR Loans.
(d)    The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Term SOFR or (if applicable) Daily Simple SOFR. Any change in the interest rate on a Loan resulting from a change in the Base Rate shall become effective as of the opening of business on the day on which such change becomes effective.
(e)    After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than (i) 10 Interest Periods in effect with respect to Tranche B Term Loans ~~and~~, (ii) 10 Interests Periods in effect with respect to the Tranche B-2 Term Loans and (iii) a maximum number of Interest Periods as agreed by the Administrative Agent in effect with respect to each Incremental Term Facility.
(f)    Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all or a portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent and such Lender.
2.03    [Reserved].
2.04    [Reserved].
2.05    Prepayments.
(a)    Voluntary Prepayments of Loans. (i) The Borrower may, upon delivery of a Notice of Loan Prepayment from the Borrower to the Administrative Agent, at any time or from time to time voluntarily prepay the Term Loans in whole or in part without premium or penalty other than as set forth in Section 2.05(a)(iii); provided that, unless otherwise agreed by the Administrative Agent, (A) such Notice of Loan Prepayment shall be received by the Administrative Agent not later than 11:00 a.m. (1) three Business Days prior to any date of prepayment of Term SOFR Loans, (2) on the date of prepayment of Base Rate Loans and (3) five Business Days prior to any date of prepayment of RFR Loans; (B) any such prepayment of Term SOFR Loans or RFR Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding); (C) any prepayment of Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding); and (D) any prepayment of the Term Loans shall be applied as directed by the Borrower (and absent such direction, to the remaining principal amortization payments in direct order of maturity). Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Term SOFR Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the

Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Term SOFR Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Any prepayment of an RFR Loan shall be accompanied by any additional amounts required pursuant to Section 3.05. Subject to Section 2.15, each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Applicable Percentages.
(ii)    Notwithstanding the foregoing, the Borrower may rescind or postpone any notice of prepayment under this Section 2.05(a) if such prepayment is conditioned on the consummation of another transaction, which transaction shall not be consummated or otherwise shall be delayed (provided any such rescission or postponement shall be subject to Section 3.05).
(iii)    Any prepayment made on or after the ~~Closing~~ Amendment No. 1 Effective Date pursuant to Sections 2.05(a) or Section 2.05(c)(ii) of the Tranche B-2 Term Loans as a result of a Repricing Transaction shall be accompanied by a prepayment fee, which shall initially be 1% of the aggregate principal amount prepaid and shall decline to 0% on and after the six-month anniversary of the ~~Closing~~ Amendment No. 1 Effective Date.
(b)    Discounted Optional Prepayments.
(i)    Notwithstanding anything to the contrary contained in this Agreement (including Section 2.05(a), Section 2.12(a) or Section 2.13), the Borrower shall have the right at any time and from time to time to prepay the Term Loans at a discount to the par value of the applicable Term Loan and on a non pro rata basis (each a “Discounted Optional Prepayment”); provided that
(A)no Default shall have occurred and be continuing or would result from such Discounted Optional Prepayment;
(B)[reserved];

(C)such Discounted Optional Prepayment shall be offered to all Lenders holding the applicable Term Loan on a pro rata basis (it being understood that the determination by a Lender that holds a portion of such Term Loan whether to accept such offer shall be in such Lender’s sole discretion); and
(D)the Borrower shall deliver to the Administrative Agent a certificate stating that at the time of such Discounted Optional Prepayment the Borrower does not have any material non-public information (“MNPI”) that either (x) has not been disclosed to the Lenders (other than those which have elected not to receive such MNPI) prior to such time or (y) would reasonably be expected to have a material effect upon, or otherwise be material to, the market price of the applicable Term Loan or a Lender’s decision to participate in such Discounted Optional Prepayment.
(ii)    To the extent the Borrower seeks to make a Discounted Optional Prepayment, the Borrower shall provide written notice to the Administrative Agent substantially in the form of Exhibit 2.05-1 hereto (each, a “Discounted Optional Prepayment Notice”) that the Borrower desires to prepay the applicable Term Loan in the aggregate principal amount specified therein (each, a “Proposed Discounted Prepayment Amount”) at a discount to the par value of such Term Loan. The Proposed Discounted Prepayment Amount of such Term Loan shall not be less than $5,000,000. The Discounted Optional Prepayment Notice shall further specify with respect to the proposed Discounted Optional Prepayment: (A) the Proposed Discounted Prepayment Amount,

(B) a discount range (which may be a single percentage) selected by the Borrower with respect to such proposed Discounted Optional Prepayment (representing the percentage of par of the principal amount of such Term Loan to be prepaid) (the “Discount Range”) and (C) the date by which Lenders are required to indicate their election to participate in such proposed Discounted Optional Prepayment which shall be at least five Business Days following the date of the Discounted Optional Prepayment Notice (the “Acceptance Date”).
(iii)    Upon receipt of a Discounted Optional Prepayment Notice in accordance with Section 2.05(b)(ii), the Administrative Agent shall promptly notify each Lender that holds a portion of the applicable Term Loan. On or prior to the Acceptance Date, each such Lender may specify by written notice substantially in the form of Exhibit 2.05-2 hereto (each, a “Lender Participation Notice”) to the Administrative Agent (A) a minimum price (the “Acceptable Price”) within the Discount Range (for example, 80% of the par value of the applicable Term Loan) and (B) a maximum principal amount (subject to rounding requirements specified by the Administrative Agent) of the applicable Term Loan which such Lender is willing to permit a Discounted Optional Prepayment at the Acceptable Price (“Offered Loans”). Based on the Acceptable Prices and principal amounts of the applicable Term Loan specified by the Lenders in the applicable Lender Participation Notices, the Administrative Agent, in consultation with the Borrower, shall determine the applicable discount for the applicable Term Loan (the “Applicable Discount”), which Applicable Discount shall be (A) the percentage specified by the Borrower if the Borrower has selected a single percentage pursuant to Section 2.05(b)(ii) for the Discounted Optional Prepayment or (B) otherwise, the lowest Acceptable Price at which the Borrower can pay the Proposed Discounted Prepayment Amount in full (determined by adding the principal amounts of Offered Loans commencing with the Offered Loans with the lowest Acceptable Price); provided, however, that in the event that such Proposed Discounted Prepayment Amount cannot be repaid in full at any Acceptable Price, the Applicable Discount shall be the highest Acceptable Price specified by the Lenders that is within the Discount Range. The Applicable Discount shall be applicable for all Lenders who have offered to participate in the Discounted Optional Prepayment and have Qualifying Loans (as defined below). Any Lender that holds a portion of the applicable Term Loan whose Lender Participation Notice is not received by the Administrative Agent by the Acceptance Date shall be deemed to have declined to accept a Discounted Optional Prepayment of such Term Loan at any discount to their par value within the Applicable Discount.
(iv)    The Borrower shall make a Discounted Optional Prepayment by prepaying the applicable Term Loan (or portion thereof) offered by the Lenders (“Qualifying Lenders”) that specify an Acceptable Price that is equal to or lower than the Applicable Discount (“Qualifying Loans”) at the Applicable Discount; provided that if the aggregate proceeds required to prepay all Qualifying Loans (disregarding any interest payable at such time) would exceed the amount of aggregate proceeds required to prepay the Proposed Discounted Prepayment Amount, such amounts in each case calculated by applying the Applicable Discount, the Borrower shall prepay such Qualifying Loans ratably among the Qualifying Lenders based on their respective principal amounts of such Qualifying Loans (subject to rounding requirements specified by the Administrative Agent). If the aggregate proceeds required to prepay all Qualifying Loans (disregarding any interest payable at such time) would be less than the amount of aggregate proceeds required to prepay the Proposed Discounted Prepayment Amount, such amounts in each case calculated by applying the Applicable Discount, the Borrower shall prepay all Qualifying Loans. The applicable Term Loan prepaid by the Borrower pursuant to this Section 2.05(b) shall be applied to the remaining principal amortization payments of such Term Loan of the selling

Lenders in the manner directed by the Borrower (and absent such direction, to the remaining principal amortization payments in direct order of maturity).
(v)    Each Discounted Optional Prepayment shall be made within four Business Days of the Acceptance Date (or such other date as the Administrative Agent shall reasonably agree, given the time required to calculate the Applicable Discount and determine the amount and holders of Qualifying Loans), without premium or penalty (but subject to Section 3.05), upon irrevocable notice (provided that such notice may be conditioned on receiving proceeds from any refinancing (but shall remain subject to Section 3.05)) substantially in the form of Exhibit 2.05-3 hereto (each a “Notice of Discounted Prepayment”), delivered to the Administrative Agent no later than 11:00 a.m. three Business Days prior to the date of such Discounted Optional Prepayment, which notice shall specify the date and amount of the Discounted Optional Prepayment and the Applicable Discount determined by the Administrative Agent. Upon receipt of any Notice of Discounted Prepayment the Administrative Agent shall promptly notify each relevant Lender thereof. If any Notice of Discounted Prepayment is given, the amount specified in such notice shall be due and payable to the applicable Lenders, subject to the Applicable Discount on the applicable Term Loan, on the date specified therein together with accrued interest (on the par principal amount) to but not including such date on the amount prepaid.
(vi)    To the extent not expressly provided for herein, each Discounted Optional Prepayment shall be consummated pursuant to reasonable procedures (including as to timing, rounding and calculation of Applicable Discount in accordance with Section 2.05(b)(iii)) established by the Administrative Agent in consultation with the Borrower.
(vii)    Following a Discounted Optional Prepayment, no interest shall accrue from and after the applicable prepayment date on the applicable Term Loan purchased by the Borrower on such date and such purchased Term Loan shall be deemed cancelled or retired for all purposes and no longer outstanding (and may not be resold by the Borrower) for all purposes of this Agreement and all other Loan Documents (notwithstanding any provisions herein or therein to the contrary), including (A) the making of, or the application of, any payments to the Lenders under this Agreement or any other Loan Document, (B) the making of any request, demand, authorization, direction, notice, consent or waiver under this Agreement or any other Loan Document, (C) the providing of any rights to the Borrower as a Lender under this Agreement or any other Loan Document and (D) the determination of Required Lenders.
(c)    Mandatory Prepayments of Loans.
(i)Dispositions and Recovery Events. The Borrower shall prepay the Term Loans in an aggregate amount equal to the Applicable Asset Sale Prepayment Percentage of the Net Cash Proceeds of any Disposition or Recovery Event to the extent such Net Cash Proceeds are not reinvested in property that is useful in the business of the Borrower and its Subsidiaries within 18 months of the date of such Disposition or Recovery Event (or, if the Borrower or the relevant Subsidiary, as applicable, has contractually committed within 18 months following receipt of such Net Cash Proceeds to reinvest such Net Cash Proceeds, then within 24 months following receipt of such Net Cash Proceeds); provided that if such Net Cash Proceeds are received by any Foreign Subsidiary in connection with any Disposition or Recovery Event by a Foreign Subsidiary, then the mandatory prepayment required by this Section 2.05(c) shall be limited to the amount of such prepayment that could not reasonably be expected to cause adverse Tax consequences to the Borrower.

(ii)Incurrence of Indebtedness. If any Indebtedness (excluding any Indebtedness incurred in accordance with Section 8.03, other than any permitted refinancing Indebtedness in respect of the Term Loans) shall be incurred by the Borrower or any Subsidiary, an amount equal to 100% of the Net Cash Proceeds thereof shall be applied not later than one Business Day after the date of receipt of such Net Cash Proceeds toward the prepayment of the Term Loans as set forth in Section 2.05(c)(iv).
(iii)Excess Cash Flow. If, for any fiscal year of the Borrower (commencing with the fiscal year ending June 30, 2026) there shall be Excess Cash Flow, the Borrower shall, on the relevant Excess Cash Flow Application Date, apply an amount equal to (i) the Excess Cash Flow Percentage of Excess Cash Flow minus (ii) the aggregate amount of (x) all optional prepayments, redemptions, repurchases or retirements of Term Loans, Tranche A Term Loans, Incremental Term Loans, Permitted Incremental Equivalent Debt, Ratio Debt and any other Indebtedness and (y) optional prepayments of Revolving Loans or other revolving Indebtedness (which in each case is accompanied by a permanent reduction of the applicable revolving commitments), in each case of this clause (ii), to the extent the Indebtedness so prepaid, redeemed, repurchased or retired is secured by the Collateral on a pari passu basis with the Term Loans, (1) during such fiscal year (which, in any event, shall not include any designated prepayment pursuant to clause (2) below) and (2) during the period beginning with the day following the last day of such fiscal year and ending on the Excess Cash Flow Application Date and stated by the Borrower to be prepaid pursuant to this Section 2.05(c)(iii), in each case other than to the extent any such prepayment is funded with the proceeds of long-term Indebtedness (other than revolving Indebtedness). Each such prepayment shall be made on a date (an “Excess Cash Flow Application Date”) no later than 10 days after the date on which the financial statements referred to in Section 7.01(a), for the fiscal year with respect to which such prepayment is made, are required to be delivered to the Lenders; provided, that if the prepayment in respect of Excess Cash Flow pursuant to this Section 2.05(c)(iii) is less than $25,000,000, no prepayment shall be required.
(iv)Application of Mandatory Prepayments. All amounts required to be paid pursuant to this Section 2.05(c) shall be applied ratably to the Term Loans (unless any Incremental Term Loan has elected less than ratable treatment), and to the installments of Term Loans as directed by the Borrower (and if not so directed, to the remaining scheduled principal amortization payments in direct order).
Within the parameters of the applications set forth above, prepayments shall be applied first to Base Rate Loans and then to Term SOFR Loans (or RFR Loans, if applicable) in direct order of Interest Period maturities. All prepayments under this Section 2.05(c) shall be subject to Section 3.05, but otherwise without premium or penalty, and shall be accompanied by interest on the principal amount prepaid through the date of prepayment.
(v)Declined Prepayments. One or more holders of any Term Loan may decline to accept a mandatory prepayment under Sections 2.05(c)(i) and 2.05(c)(iii) in which case such declined prepayment shall be retained by the Borrower.
(vi)Pari Passu Debt. Notwithstanding anything to the contrary, any prepayment required pursuant to Section 2.05(c)(i), Section 2.05(c)(ii) or Section 2.05(c)(iii) may be applied, along with such prepayment of Term Loans, to (to the extent the Borrower elects, or is required by the terms thereof) purchase, redeem or repay any Pari Passu Debt pursuant to the agreements governing such Pari Passu Debt, on no more than a pro rata basis with respect to such prepayment of the Term Loans.
2.06    [Reserved].
2.07    Repayment of Loans.
(a)     The Tranche B Term Loan of each Tranche B Term Lender shall be payable in equal consecutive quarterly installments on the last Business Day of each March, June, September and December following the Closing Date (commencing on the last Business Day of March 2025) in an amount equal to one quarter of one percent (0.25%) of the stated principal amount of the Tranche B Term Loans funded on the Closing Date (as such installments may hereafter be adjusted as a result of prepayments made pursuant to Section 2.05), with the remaining balance thereof payable on the Tranche B Maturity Date.
(b)     The Tranche B-2 Term Loan of each Tranche B-2 Term Lender shall be payable in equal consecutive quarterly installments on the last Business Day of each March, June, September and December following the Amendment No. 1 Effective Date (commencing on the last Business Day of June 2026) in an amount equal to one quarter of one percent (0.25%) of the stated principal amount of the Tranche B-2 Term Loans funded on the Amendment No. 1 Effective Date (as such installments may hereafter be adjusted as a result of prepayments made pursuant to Section 2.05), with the remaining balance thereof payable on the Tranche B-2 Maturity Date.
2.08    Interest.
(a)Subject to the provisions of subsection (b) below, (i) each Term SOFR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to Term SOFR for such Interest Period plus the Applicable Rate, (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate and (iii) each RFR Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to Daily Simple SOFR plus the Applicable Rate. To the extent that any calculation of interest or any fee required to be paid under this Agreement shall be based on (or result in) a calculation that is less than zero, such calculation shall be deemed zero for purposes of this Agreement.
(b)(i)    If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such past-due amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(ii)If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(iii)Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(c)Interest on each Term SOFR Loan, RFR Loan and Base Rate Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein; provided, that (i) any prepayment of any Term SOFR Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05 and (ii) any prepayment of any RFR Loan shall be accompanied by any additional amounts required pursuant to Section 3.05. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any debtor relief law.
2.09    Fees. The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates as set forth in any fee agreements with the Administrative Agent
2.10    Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate. All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to Term SOFR) and RFR Loans shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
2.11    Evidence of Debt.
(a)The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender in the ordinary course of business. The Administrative Agent shall maintain the Register in accordance with Section 11.06(c). The accounts or records maintained by the Administrative Agent and each Lender shall be prima facie evidence absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the Register, the Register shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a promissory note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each such promissory note shall be in the form of Exhibit 2.11 (a “Note”). Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.
(b) In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
2.12    Payments Generally; Administrative Agent’s Clawback.
(a)General. All payments to be made by the Borrower shall be made free and clear and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable

Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
(b)Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Term SOFR Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the NYFRB Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(ii)Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. With respect to any payment that the Administrative Agent makes for the account of the Lenders as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (A) the Borrower has not in fact made such payment; (B) the Administrative Agent has made a payment in excess of the amount so paid by the Borrower (whether or not then owed); or (C) the Administrative Agent has for any reason otherwise erroneously made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the NYFRB Rate.
A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be presumptively correct, absent manifest error.

(c)Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article V are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(d)Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 11.04(c).
(e)Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
2.13    Sharing of Payments by Lenders.
Except as otherwise contemplated herein, if any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:
(i)if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)the provisions of this Section shall not be construed to apply to (A) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than an assignment to the Borrower or any Subsidiary (as to which the provisions of this Section shall apply).
Each Loan Party agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.
2.14    [Reserved].
2.15    Defaulting Lenders.

(a)Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(i)Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 11.01.
(ii)Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article IX or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders, as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise as may be required under the Loan Documents in connection with any Lien conferred thereunder or directed by a court of competent jurisdiction; provided that (x) if such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share and (y) such Loans were made at a time when the conditions set forth in Section 5.02 were satisfied or waived, such payment shall be applied solely to pay the Loans owed to all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans owed to such Defaulting Lender until such time as all applicable Loans are held by the applicable Lenders pro rata in accordance with their applicable Commitments hereunder. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(b)[Reserved].
2.16    Incremental Facilities; Extensions.
(a)The Borrower may at any time after the Closing Date add one or more tranches of term loans or add additional advances of any outstanding tranches of term loans (each an “Incremental Term Facility”) at the option of the Borrower by an agreement in writing entered into by the Loan Parties, the Administrative Agent and each Person (including any existing Lender) that agrees to provide a portion of such Incremental Term Facility (each an “Incremental Facility Amendment”); provided that, in each case subject to Section 1.03(d):

(i)the aggregate principal amount of all Incremental Term Facilities shall not exceed an amount (the “Incremental Cap”) equal to, as of any date of determination, the sum of (A) the difference of (1)(x) the greater of (i) $960,000,000 and (ii) 100% of Consolidated EBITDA for the Applicable Period plus (y) all (1) voluntary prepayments, repurchases, redemptions or retirements of any Term Loans, Tranche A Term Loans, Incremental Term Loans, Permitted Incremental Equivalent Debt, Ratio Debt and any other Indebtedness and (2) voluntary prepayments of Revolving Loans or other revolving Indebtedness (which in each case is accompanied by a permanent reduction of the applicable revolving commitments), in each case of this clause (y), to the extent the Indebtedness so prepaid, repurchased, redeemed or retired is secured by the Collateral on a pari passu basis with the Term Loans, so long as such prepayment is effected on or prior to the date of any such incurrence (including all loan buy-backs and yank-a-bank payments, with credit limited to the purchase amount of such prepayment (rather than the face amount)), (other than any such prepayments, repurchases or reductions to the extent funded with the proceeds of Funded Indebtedness (other than revolving indebtedness) (clauses (x) and (y) collectively, the “Fixed Incremental Basket”)) minus (2) the aggregate principal amount of Incremental Term Facilities and Permitted Incremental Equivalent Debt incurred prior to such date in reliance on the Fixed Incremental Basket, plus (B) the Ratio Incremental Amount. The Borrower will be permitted to incur Incremental Term Facilities and Permitted Incremental Equivalent Debt under the Fixed Incremental Basket and the Ratio Incremental Amount and proceeds from any such incurrence under the Fixed Incremental Basket and the Ratio Incremental Amount may be utilized, in a single transaction by first calculating the incurrence under the Ratio Incremental Amount and then calculating the incurrence under the Fixed Incremental Basket and, for the avoidance of doubt, any such incurrence under the Fixed Incremental Basket shall not be given pro forma effect for purposes of determining the Consolidated First Lien Net Leverage Ratio, Consolidated Senior Secured Net Leverage Ratio, Consolidated Total Net Leverage Ratio or Consolidated Interest Coverage Ratio, as applicable, for purposes of effectuating the incurrence under the Ratio Incremental Amount;
(ii)(1) each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or “material adverse effect”), in each case on and as of the effective date of any Incremental Term Facility as if made on and as of the effective date of any Incremental Term Facility except to the extent that such representations and warranties relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or “material adverse effect”) as of such earlier date and (2) Event of Default shall exist on the effective date of any Incremental Term Facility or would exist immediately after giving effect to such Incremental Term Facility; provided, solely with respect to an Incremental Term Facility the proceeds of which are intended to and shall be used to finance a Limited Condition Transaction, the Persons providing such Incremental Term Facility may agree to a “Funds Certain Provision” that, at the Borrower’s option, (i) the preceding clauses (1) and (2) may be tested the time the definitive agreement (or, if applicable, a binding offer or launch of a “certain funds” tender offer) for such Limited Condition Transaction are entered into (or, if applicable, (x) the date of delivery of an irrevocable notice or declaration of such Limited Condition Transaction or (y) at the time of the completion of such transaction or the making of such repurchase or repayment) and (ii) as of the effective date of any Incremental Term Facility, (x) the Specified Representations are true and correct in all material respects and (y) no Specified Event of Default has occurred and is continuing;

(iii)no existing Lender shall be under any obligation to provide any Incremental Term Facility Commitment and any such decision whether to provide an Incremental Term Facility Commitment shall be in such Lender’s sole and absolute discretion;
(iv)each Incremental Term Facility Commitment shall be in a minimum principal amount of $10,000,000 and in integral multiples of $5,000,000 in excess thereof (or such lesser amounts as the Administrative Agent may agree);
(v)each Person providing an Incremental Term Facility Commitment shall qualify as an Eligible Assignee;
(vi)the proceeds of any Incremental Term Loans shall be used, at the discretion of the Borrower, for any purpose not prohibited by this Agreement;
(vii)the Incremental Term Loans shall (x) be secured only by the Collateral and on a pari passu basis with the Obligations and (y) shall be guaranteed only by the Guarantors;
(viii)the Administrative Agent shall have determined in its reasonable discretion in consultation with the Borrower whether such Incremental Term Facility is a tranche A term loan (which in any event shall meet the requirements of a Customary Term A Loan) (an “Incremental Tranche A Term Facility”) or a tranche B term loan (an “Incremental Tranche B Term Facility”);
(ix)with respect to any Incremental Term Loan:
(A)the interest rate, interest rate margins, fees, discount, pricing protection with respect to other Incremental Term Loans and Permitted Incremental Equivalent Debt that is secured on a parity basis with such Incremental Term Loans, prepayment premiums, amortization and final maturity with respect to such Incremental Term Loans, in each case, if any, shall be as agreed by the Loan Parties and the Lenders providing such Incremental Term Loans; provided that, subject to the Permitted Earlier Maturity Indebtedness Exception:
(1)    the final maturity date for such Incremental Term Loans shall not be earlier than the Latest Maturity Date at the time of incurrence of such Incremental Term Loans; and
(2)    the Weighted Average Life to Maturity for such Incremental Term Loans shall not be shorter than the then remaining Weighted Average Life to Maturity for any Tranche B Term Loan or Tranche B-2 Term Loan;
(B)such Incremental Term Loans shall share ratably (or less than ratably) in any mandatory prepayments of the Tranche B Term Loans and Tranche B-2 Term Loans pursuant to Section 2.05(c).
(x)all terms and documentation with respect to any Incremental Term Loans which differ from those of the Tranche B Term Loans or Tranche B-2 Term Loans shall be reasonably satisfactory to the Administrative Agent or reflect market terms and conditions at the time of incurrence thereof as reasonably determined by the Borrower (in each case, except to the extent permitted by clause (ix) above); provided that no Incremental Term Loans shall (x) contain covenants or events of default that, taken as a whole, are materially more restrictive on the

Borrower and its Subsidiaries prior to the Latest Maturity Date at the time of incurrence of such Incremental Term Loans than the covenants applicable to Tranche B Term Loans or Tranche B-2 Term Loans in the Loan Documents, unless such covenants or events of default are made applicable to the existing Tranche B Term Loans and Tranche B-2 Term Loans; provided that any Incremental Tranche A Term Facility may have financial maintenance covenants not applicable to the existing Tranche B Term Loans or Tranche B-2 Term Loans or (y) require any mandatory prepayments prior to the Latest Maturity Date at the time of incurrence of such Incremental Term Loans, other than sharing ratably (or less than ratably) in the same mandatory prepayments applicable to the Tranche B Term Loans and Tranche B-2 Term Loans. For the avoidance of doubt, the rate of interest of any Incremental Term Facility shall be determined by the Borrower and the applicable Lenders in respect thereof and shall be set forth in the applicable Incremental Facility Amendment; and
(xi)if the initial “spread” (for purposes of this Section 2.16, the “spread” with respect to any Term Loan shall be calculated as the sum of the Term SOFR Loan margin on the relevant Term Loan plus any original issue discount or upfront fees in lieu of original issue discount (other than (I) any arranging fees, structuring fees, underwriting fees, commitment fees or similar payments, (II) customary consent or amendment fees paid to consenting Lenders, ticking fees accruing prior to the funding of any such indebtedness and (III) any other fees of the type not paid or payable generally by or on behalf of the Borrower to Lenders or other institutions in connection with the commitment, marketing or offering of such Indebtedness) (based on an assumed four-year average life for the applicable Loan (e.g., 100 basis points in original issue discount or upfront fees equals 25 basis points of interest rate margin))) (taking into account any interest rate floor) relating to any broadly syndicated Dollar-denominated Incremental Tranche B Term Loan made on or prior to the six-month anniversary of the ~~Closing~~ Amendment No. 1 Effective Date, exceeds the spread (taking into account any interest rate floor) then in effect with respect to the Tranche B-2 Term Loans by more than 0.50%, the Applicable Rate (and, if applicable, any interest rate floor) relating to the Tranche B-2 Term Loans shall be adjusted so that the spread relating to such Incremental Term Loans does not exceed the spread applicable to the Tranche B-2 Term Loans by more than 0.50%; provided that if such Incremental Term Loans include an interest rate floor greater than the interest rate floor applicable to the Tranche B-2 Term Loans, such increased amount shall be equated to the applicable interest rate margin for purposes of determining whether an increase to the Applicable Rate for the Tranche B-2 Term Loans shall be required, to the extent an increase in the interest rate floor for the Tranche B-2 Term Loans would cause an increase in the interest rate then in effect thereunder, and in such case the interest rate floor (but not the Applicable Rate) applicable to the Tranche B-2 Term Loans shall be increased by such amount (this clause (xi), the “MFN Provision”).
The Incremental Term Facility Commitments and credit extensions thereunder shall constitute Commitments and Credit Extensions under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guarantees and security interests created by the Collateral Documents. The Lenders hereby authorize the Administrative Agent to enter into, and the Lenders agree that this Agreement and the other Loan Documents shall be amended by, such Incremental Facility Amendments to the extent the Administrative Agent deems necessary in order to establish Incremental Term Facilities on terms consistent with and/or to effect the provisions of this Section 2.16. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Facility Amendment.

(b)The Borrower may, by written notice to the Administrative Agent from time to time (and with the consent of the Administrative Agent, not to be unreasonably withheld), make one or more offers (each, a “Loan Modification Offer”) to all of the Lenders holding the applicable Term Loan to make one or more amendments or modifications to (i) allow the maturity and scheduled amortization (if any) of the Loans of the accepting Lenders to be extended and (ii) increase the Applicable Rate and/or fees payable with respect to the Loans and Commitments (if any) of the accepting Lenders (“Permitted Amendments”) pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Borrower. Such notice shall set forth (i) the terms and conditions of the requested Permitted Amendment and (ii) the date on which such Permitted Amendment is requested to become effective. Permitted Amendments shall become effective only with respect to the Loans and/or Commitments of the Lenders that accept the applicable Loan Modification Offer (such Lenders, the “Accepting Lenders”) and, in the case of any Accepting Lender, only with respect to such Lender’s Loans and/or Commitments as to which such Lender’s acceptance has been made. The Borrower, each other Loan Party and each Accepting Lender shall execute and deliver to the Administrative Agent such documentation (a “Loan Amendment”) as the Administrative Agent shall reasonably specify to evidence the acceptance of the Permitted Amendments and the terms and conditions thereof, and the Loan Parties shall also deliver such corporate resolutions, opinions and other documents as reasonably requested by the Administrative Agent. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Loan Amendment. Each of the parties hereto hereby agrees that (i) upon the effectiveness of any Loan Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Permitted Amendment evidenced thereby and only with respect to the Loans and Commitments of the Accepting Lenders as to which such Lenders’ acceptance has been made and (ii) any applicable Lender who is not an Accepting Lender may be replaced by the Borrower in accordance with Section 11.13.
ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY
3.01    Taxes.
(a)Payments Free of Taxes – Obligation to Withhold: Payments on Account of Taxes.
(i)Any and all payments by or on account of any obligation of the Loan Parties hereunder or under any other Loan Document shall to the extent permitted by applicable Laws be made free and clear of and without reduction or withholding for any Taxes. If applicable Laws (as determined in the good faith discretion of such Loan Party or the Administrative Agent, as the case may be) require any Loan Party or the Administrative Agent to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such Laws as determined by such Loan Party or the Administrative Agent, as the case may be.
(ii)If the Loan Parties or the Administrative Agent shall be required by any applicable Laws (including, for the avoidance of doubt, the Internal Revenue Code) to withhold or deduct any Taxes from any payment, then (A) the Loan Party or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required, (B) such Loan Party or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any such required withholding or the making of all such required deductions (including deductions applicable to additional sums payable under this Section 3.01(ii)), the Administrative Agent or Lender, as applicable, receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(b)Payment of Other Taxes by the Loan Parties. Without limiting the provisions of subsection (a) above, the Loan Parties shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Laws.
(c)Tax Indemnification.
(i)Without limiting the provisions of subsection (a) or (b) above, the Loan Parties shall, and do hereby indemnify the Administrative Agent and each Lender, and shall make payment in respect thereof within thirty days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) required to be withheld or deducted by the Loan Parties or the Administrative Agent (without duplication of any gross-up amount paid by a Loan Party pursuant to Section 3.01(a)) or payable or paid by the Administrative Agent or such Lender, as the case may be, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority, other than any such amounts arising as a result of the gross negligence or willful misconduct of the Administrative Agent or Lender, as determined by a final and nonappealable judgment of a court of competent jurisdiction.  The Loan Parties shall also, and do hereby, indemnify the Administrative Agent, and shall make payment in respect thereof within ten days after demand therefor, for any amount which a Lender for any reason fails to pay indefeasibly to the Administrative Agent as required by clause (ii) of this subsection; provided that prior to making any such demand on the Loan Parties the Administrative Agent agrees to exercise its right pursuant to clause (ii) of this subsection to set off and apply all amounts paid by the Loan Parties to the Administrative Agent for the account of such Lender during the period of 30 days following the date such Lender fails to pay indefeasibly to the Administrative Agent as required by clause (ii) of this subsection.  A certificate, prepared in good faith as to the amount of any such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender shall be conclusive absent manifest error.
(ii)Each Lender shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (y) the Administrative Agent and the Loan Parties, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.06(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Loan Parties, as applicable, against any Excluded Taxes attributable to such Lender that are payable or paid by the Administrative Agent or a Loan Party in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or under this Agreement or any other Loan Documents against any amount due to the Administrative Agent under this clause (ii). The agreements in this clause (ii) shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.
(d)Evidence of Payments. Upon request by the Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by any Loan Party or by the Administrative Agent to a Governmental Authority, as provided in this Section 3.01, the Borrower shall deliver (or cause the applicable Loan Party to deliver) to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Law to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.
(e)Status of Lenders: Tax Documentation.
(i)Each Lender shall deliver to the Borrower and to the Administrative Agent, at the time or times prescribed by applicable Laws or when reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit the Borrower or the Administrative Agent, as the case may be, to determine (A) whether or not payments made hereunder or under any other Loan Document are subject to Taxes, (B) whether or not a Lender is subject to withholding, backup withholding or information reporting requirements and, if applicable, the required rate of withholding or deduction, and (C) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Lender by the Borrower pursuant to this Agreement or otherwise to establish such Lender’s status for withholding Tax purposes in the applicable jurisdiction.
(ii)Without limiting the generality of the foregoing, if the Borrower is a resident for tax purposes in the United States
(A)any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code shall deliver, on or before the date it becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), to the Borrower and the Administrative Agent executed copies (in such number of copies as shall be requested by the recipient) of Internal Revenue Service Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax, or such other documentation or information prescribed by applicable Laws or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent, as the case may be, to determine whether or not such Lender is subject to backup withholding or information reporting requirements;
(B)each Foreign Lender that is entitled, under the Internal Revenue Code or any applicable Law or treaty, to an exemption from or reduction of withholding Tax with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:
(I)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E, or any subsequent versions thereof or successors thereto, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty,
(II)executed copies of Internal Revenue Service Form W-8ECI, or any subsequent versions thereof or successors thereto,
(III)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit 3.01-A to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Internal Revenue Code, (B) a “10 percent shareholder” of the Borrower within the meaning of section 871(h)(3)(B) of the Internal Revenue Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E, or any subsequent versions thereof or successors thereto, or
(IV)to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E (or W-8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit 3.01-B or Exhibit 3.01-C, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit 3.01-D on behalf of each such direct and indirect partner;
(C)Any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the

Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)If a payment made to any Lender hereunder or under any other Loan Document would be subject to United States federal withholding Tax imposed pursuant to FATCA if such Lender fails to comply with applicable reporting and other requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by applicable law or as reasonably requested by the Borrower or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) or reasonably requested by the Borrower or the Administrative Agent sufficient for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine whether such Lender has complied with such applicable reporting and other requirements of FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(iii)The Administrative Agent shall provide the Borrower with two properly completed and duly executed copies of, if it is a U.S. Person, IRS Form W-9 certifying that it is exempt from U.S. federal backup withholding, and, if it is not a U.S. Person, (1) IRS Form W-8ECI with respect to payments to be received by it as a beneficial owner and (2) IRS Form W-8IMY (together with required accompanying documentation) with respect to payments to be received by it on behalf of the Lenders, and shall update such documentation periodically upon the reasonable request of the Borrower, and whenever a lapse in time or change in circumstances renders any such form or documentation expired, obsolete or inaccurate in any material respect, or promptly notify the Borrower in writing of its legal ineligibility to do so. Notwithstanding any other provision of this Section 2.15(f)(iii), the Administrative Agent shall not be required to deliver any documentation that such Administrative Agent is not legally eligible to deliver.
(iv)Each Lender shall promptly (A) notify the Borrower and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction or if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, (B) update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so, and (C) take such steps that are otherwise permitted under, and in accordance with, the terms of this Agreement, and as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office pursuant to Section 3.06(a)) to avoid any requirement of applicable Laws of any jurisdiction that the Borrower or the Administrative Agent make any withholding or deduction for Taxes from amounts payable to such Lender.
(f)Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender.  If the Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section, it shall pay to such Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by the Administrative Agent, such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that each Loan Party, upon the request of the Administrative Agent, such Lender, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender in the event the Administrative Agent, such Lender is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this subsection, in no event will the Administrative Agent, such Lender be required to pay any amount to such Loan Party pursuant to this subsection the payment of which would place the Administrative Agent or such Lender, as applicable, in a less favorable net after-Tax position than such Person would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This subsection shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person.
(g)Survival. Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
3.02    Illegality.
If any Lender reasonably determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to perform any of its obligations hereunder or to make, maintain or fund Loans or charge interest with respect to any Credit Extension or to determine or charge interest rates based upon Term SOFR, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (a) any obligation of such Lender to issue, make, maintain, fund or charge interest with respect to any such Credit Extension or continue Term SOFR Loans or to convert Base Rate Loans to Term SOFR Loans shall be suspended and (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Term SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all of such Lender’s Term SOFR Loans to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term SOFR Loans to such day, or promptly, if such Lender may not lawfully continue to maintain such Term SOFR Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon Term SOFR, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Term SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon Term SOFR. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

3.03    Alternate Rate of Interest. Subject to clauses (b), (c), (d), (e) and (f) of this Section 3.03, if:
(i)the Administrative Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining Term SOFR (including because the Term SOFR Reference Rate is not available or published on a current basis), for such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Daily Simple SOFR; or
(ii)the Administrative Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, Term SOFR for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period or (B) at any time, Daily Simple SOFR will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing;
then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new request for continuation or conversion in accordance with the terms of Section 2.02 or a new Loan Notice in accordance with the terms of Section 2.02, (1) any request for continuation or conversion that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing and any Loan Notice that requests a Term Benchmark Borrowing shall instead be deemed to be an request for continuation or conversion or a Loan Notice, as applicable, for (x) an RFR Borrowing so long as Daily Simple SOFR is not also the subject of Section 3.03(a)(i) or (ii) above or (y) a Base Rate Borrowing if Daily Simple SOFR also is the subject of Section 3.03(a)(i) or (ii) above; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted. Furthermore, if any Term SOFR Loan or RFR Loan is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 3.03(a) with respect to a Relevant Rate applicable to such Term SOFR Loan or RFR Loan, then until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new request for continuation or conversion in accordance with the terms of Section 2.02 or a new Loan Notice in accordance with the terms of Section 2.02, (1) any Term SOFR Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing so long as Daily Simple SOFR is not also the subject of Section 3.03(a)(i) or (ii) above or (y) a Base Rate Loan if Daily Simple SOFR also is the subject of Section 3.03(a)(i) or (ii) above, on such day, and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute a Base Rate Loan.
(b)Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.
(c)Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right, in consultation with the Borrower, to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(d)The Administrative Agent will promptly notify the Borrower and the Lenders of any occurrence of a Benchmark Transition Event, the implementation of any Benchmark Replacement, the effectiveness of any Benchmark Replacement Conforming Changes, the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.03, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.03.
(e)Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), if the then-current Benchmark is a term rate (including Term SOFR) and either any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and if a tenor that was removed pursuant to clause (i) above either is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(f)Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for (i) a Term Benchmark Borrowing, conversion to or continuation of Term SOFR Loans to be made, converted or continued or (ii) a RFR Borrowing or conversion to RFR Loans, during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any request for a Term Benchmark Borrowing or RFR

Borrowing, as applicable, into a request for a Borrowing of or conversion to (A) solely with respect to any such request for a Term Benchmark Borrowing, an RFR Borrowing so long as Daily Simple SOFR is not the subject of a Benchmark Transition Event or (B) a Base Rate Borrowing if Daily Simple SOFR is the subject of a Benchmark Transition Event. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR. Furthermore, if any Term SOFR Loan or RFR Loan is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term SOFR Loan or RFR Loan, then until such time as a Benchmark Replacement is implemented pursuant to this Section 3.03, (1) any Term SOFR Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing so long as Daily Simple SOFR is not the subject of a Benchmark Transition Event or (y) a Base Rate Loan if Daily Simple SOFR is the subject of a Benchmark Transition Event, on such day and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute a Base Rate Loan.
3.04    Increased Costs; Reserves on Term SOFR Loans.
(a)Increased Costs Generally. If any Change in Law shall:
(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;
(ii)subject any Lender to any Tax of any kind whatsoever with respect to this Agreement or any Term SOFR Loan made by it (except for (x) Indemnified Taxes or Other Taxes, (y) Excluded Taxes, and (z) Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes); or
(iii)impose on any Lender any other condition, cost or expense affecting this Agreement or Term SOFR Loans made by such Lender or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender, or to reduce the amount of any sum received or receivable by such Lender (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.
(b)Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy or liquidity), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction actually suffered.

(c)Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be presumptively correct absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 15 days after receipt thereof.
(d)Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).
3.05    Compensation for Losses.
Promptly following demand of any Lender (with a copy to the Administrative Agent) accompanied by the certificate referred to below from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:
(a)any continuation, conversion, payment or prepayment of any Term SOFR Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
(b)any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Term SOFR Loan on the date or in the amount notified by the Borrower;
(c)any assignment of a Term SOFR Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 11.13;
(d)any payment or prepayment of any RFR Loan other than on the Interest Payment Date applicable thereto (whether voluntary, mandatory, automatic or by reason of acceleration, or otherwise);
(e)any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay or borrow any RFR Loan on the date or in the amount notified by the Borrower; or
(f)any assignment of an RFR Loan on a day other than the Interest Payment Date thereto as a result of a request by the Borrower pursuant to Section 11.13;
including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.
Concurrent with a demand for compensation pursuant to this Section 3.05, the Lender making such demand shall deliver to the Borrower (with a copy to the Administrative Agent) a certificate setting forth in reasonable detail the basis for such Lender’s claim for compensation. Such certificate shall be presumptively correct absent manifest error.
3.06    Mitigation of Obligations; Replacement of Lenders.
(a)Designation of a Different Lending Office. Each Lender may make any Credit Extension to the Borrower through any Lending Office, provided that the exercise of this option shall not affect the obligation of the Borrower to repay the Credit Extension in accordance with the terms of this Agreement. If any Lender requests compensation under Section 3.04, or the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender, or any Governmental Authority for the account of any Lender pursuant to Section 3.01, the Borrower may replace such Lender in accordance with Section 11.13.
3.07    Survival.
All of the Loan Parties’ obligations under this Article III shall survive repayment, satisfaction, or discharge of all other Obligations hereunder and resignation or replacement of the Administrative Agent, or any assignment of rights by, or the replacement of, a Lender.

ARTICLE IV

GUARANTY
4.01    The Guaranty.
Each of the Guarantors hereby jointly and severally guarantees to the Administrative Agent, each Lender, and each other holder of the Obligations as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Guarantors hereby further agree that if any of the Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents or the other documents relating to the Obligations, the obligations of each Guarantor under this Agreement and the other Loan Documents shall not exceed an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under applicable Debtor Relief Laws.
4.02    Obligations Unconditional.
The obligations of the Guarantors under Section 4.01 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents or other documents relating to the Obligations, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable Law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor (other than payment in full), it being the intent of this Section 4.02 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor for amounts paid under this Article IV until such time as the Obligations have been paid in full and the Commitments have expired or terminated. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by Law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder, which shall remain absolute and unconditional as described above:
(a)at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;
(b)any of the acts mentioned in any of the provisions of any of the Loan Documents or any other document relating to the Obligations shall be done or omitted;
(c)the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Loan Documents or any other document relating to the Obligations shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;
(d)any Lien granted to, or in favor of, the Administrative Agent or any other holder of the Obligations as security for any of the Obligations shall fail to attach or be perfected; or
(e)any of the Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).
With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever (except to the extent otherwise required by any Loan Document) and any requirement that the Administrative Agent or any other holder of the Obligations exhaust any right, power or remedy or proceed against any Person under any of the Loan Documents or any other document relating to the Obligations or against any other Person under any other guarantee of, or security for, any of the Obligations.
4.03    Reinstatement.

The obligations of each Guarantor under this Article IV shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any Debtor Relief Law or otherwise, and each Guarantor agrees that it will indemnify the Administrative Agent and each other holder of the Obligations on demand for all reasonable costs and expenses (including, without limitation, the fees, charges and disbursements of counsel) incurred by the Administrative Agent or such holder of the Obligations in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any Debtor Relief Law.
4.04    Certain Additional Waivers.
Each Guarantor agrees that such Guarantor shall have no right of recourse to security for the Obligations, except through the exercise of rights of subrogation pursuant to Section 4.02 and through the exercise of rights of contribution pursuant to Section 4.06.
4.05    Remedies.
The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Administrative Agent and the other holders of the Obligations, on the other hand, the Obligations may be declared to be forthwith due and payable as specified in Section 9.02 (and shall be deemed to have become automatically due and payable in the circumstances specified in Section 9.02) for purposes of Section 4.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Obligations being deemed to have become automatically due and payable), the Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of Section 4.01. The Guarantors acknowledge and agree that their obligations hereunder are secured in accordance with the terms of the Collateral Documents and that the holders of the Obligations may exercise their remedies thereunder in accordance with the terms thereof.
4.06    Rights of Contribution.
The Guarantors agree among themselves that, in connection with payments made hereunder, each Guarantor shall have contribution rights against the other Guarantors as permitted under applicable Law. Such contribution rights shall be subordinate and subject in right of payment to the obligations of such Guarantors under the Loan Documents and no Guarantor shall exercise such rights of contribution until the Obligations have been paid in full and the Commitments have terminated.
4.07    Guarantee of Payment; Continuing Guarantee.
The guarantee in this Article IV is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to the Obligations whenever arising.
4.08    Release of Guarantors.
The Guarantors, and the guarantees provided in this Article IV, shall be released in the circumstances contemplated by Section 10.10 of this Agreement.

ARTICLE V
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

5.01    Conditions of Effectiveness.
This Agreement shall be effective upon satisfaction or waiver of the following conditions precedent:
(a)Loan Documents. Receipt by the Administrative Agent of executed counterparts of this Agreement and the other Loan Documents to be entered into on the Closing Date, each properly executed by a Responsible Officer of the signing Loan Party.
(b)Opinions of Counsel. Receipt by the Administrative Agent of customary opinions of legal counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, dated as of the Closing Date.
(c)Organization Documents, Resolutions, Etc. Receipt by the Administrative Agent of the following:
(i)copies of the Organization Documents of each Loan Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, where applicable and available, and certified by a secretary or assistant secretary of such Loan Party to be true and correct as of the Closing Date;
(ii)such certificates of resolutions or other action and incumbency certificates evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party; and
(iii)such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in its state of organization or formation.
(d)Security. Subject to the last paragraph of this Section 5.01, all documents and instruments required to be entered into or delivered by the Loan Parties to perfect the Administrative Agent’s security interest in the contemplated Collateral shall have been executed and delivered and, if applicable, be in proper form for filing.
(e)[Reserved].
(f)Solvency Certificate. The Administrative Agent shall have received a solvency certificate signed by the chief financial officer on behalf of the Borrower, substantially in the form of Exhibit 5.01(f).
(g)No MAE. There will have been no Material Adverse Effect with respect to the Company during the Interim Period (as each such term is defined in the Closing Date Acquisition Agreement as in effect on September 10, 2024).

(h)Closing Date Acquisition. Substantially concurrently with the Closing Date, the Closing Date Acquisition shall be consummated in all material respects in accordance with the terms and conditions of the Closing Date Acquisition Agreement, and the Closing Date Acquisition Agreement shall not have been altered, amended or otherwise changed or supplemented or any provision or condition therein waived, nor any consent granted, by the Borrower, if such alteration, amendment, change, supplement, waiver or consent would be adverse to the interests of the Lenders (in their capacities as such) in any material respect, without the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld, delayed or conditioned).
(i)Representations and Warranties. The Specified Representations and the Target Specified Representations shall be true and correct in all material respects.
(j)[Reserved].
(k)Loan Notice. The Administrative Agent shall have received a Loan Notice from the Borrower with respect to the Tranche B Term Loans.
(l)Fees. The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Closing Date, in each case to the extent invoiced at least three Business Days prior to the Closing Date, including reimbursement or payment of all reasonable and documented out-of-pocket expenses (including the reasonable fees, charges and disbursements of Simpson Thacher & Bartlett LLP, counsel to the Administrative Agent) required to reimbursed or paid by the Borrower hereunder or under any other Loan Document.
(m)Refinancing. Prior to or substantially concurrently with the initial Credit Extension under this Agreement on the Closing Date, (A) the Azure Credit Agreement shall have been repaid in full and the Administrative Agent shall have received customary payoff letters in connection therewith and (B) all Liens granted in connection with the foregoing shall have been terminated.
(n)USA Patriot Act; Beneficial Ownership Certification. The Lenders shall have received from the Borrower and each of the Loan Parties at least three Business Days prior to the Closing Date documentation and other information requested by any Lender no less than 10 Business Days prior to the Closing Date that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act and, to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to the Borrower.
(o)Historical Financial Statements. The Arrangers shall have received (i) audited consolidated balance sheets and related statements of operations and cash flows of the Borrower and its consolidated subsidiaries for the most recent three fiscal years of the Borrower ended at least 90 days prior to the Closing Date, (ii) unaudited consolidated balance sheets and related statements of operations and cash flows of the Borrower and its consolidated subsidiaries for each fiscal quarter of the Borrower ended after the close of its most recent fiscal year and at least 45 days prior to the Closing Date (but excluding the fourth quarter of any fiscal year), (iii) the Audited Financial Statements (as defined in the Closing Date Acquisition Agreement) and (iv) the Interim Financial Statements (as defined in the Closing Date Acquisition Agreement). The Arrangers hereby acknowledge that they have received each of the financial statements in the foregoing clauses (i) and (ii) for each fiscal year and fiscal quarter of the Borrower ended prior to the Closing Date and that the Borrower’s filing of any required audited financial statements on Form 10-K or required unaudited financial statements on Form 10-Q, in each case, will satisfy the requirements under clauses (i) or (ii) as applicable, of this paragraph with respect to financial statements of the Borrower.
Without limiting the generality of the provisions of Section 10.02(b), for purposes of determining compliance with the conditions specified in this Section 5.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
Notwithstanding the foregoing, to the extent any security interest in any Collateral is not or cannot be provided and/or perfected on the Closing Date (other than assets with respect to which a Lien may be perfected by (A) the filing of a UCC financing statement or (B) subject to the Intercreditor Agreement, delivery and taking possession of stock certificates of the Borrower or any Domestic Subsidiary that is also a Material Subsidiary that constitute Collateral (with respect to any Domestic Subsidiary that is also a Material Subsidiary of Azure (and so long as the Borrower has used commercially reasonable efforts to obtain such certificates), solely to the extent such stock certificates are received from Azure or affiliates thereof on or prior to the Closing Date) after the Borrower’s use of commercially reasonable efforts to do so or without undue burden or expense, then the provision and/or perfection of a security interest in such Collateral shall not constitute a condition precedent to the availability and initial funding of the Tranche B Term Loans on the Closing Date, but instead shall be required to be provided or delivered in accordance with Section 7.18.
5.02    Conditions to Subsequent Credit Extensions.
The obligation of each Lender to honor any Request for Credit Extension (other than the Request for Credit Extension on the Closing Date and a Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Term SOFR Loans) is subject to the satisfaction or waiver of the following conditions precedent:
(a)The representations and warranties of each Loan Party contained in Article VI or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such Credit Extension, except to the extent that (i) such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date and (ii) such representations and warranties are qualified as to materiality, in which case they shall be true and correct in all respects as of such date (or such earlier date).
(b)No Default shall exist or would result from such proposed Credit Extension or from the application of the proceeds thereof.
(c)The Administrative Agent shall have received a Request for Credit Extension in accordance with the requirements hereof.
Subject to Section 1.03(d), each Request for Credit Extension (other than the Request for Credit Extension on the Closing Date and a Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Term SOFR Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 5.02(a) and (b) have been satisfied (unless waived) on and as of the date of the applicable Credit Extension.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES

The Loan Parties represent and warrant to the Administrative Agent and the Lenders that; provided that on the Closing Date, in connection with the Transactions, the only representations and warranties made under this Article VI shall be the Specified Representations:
6.01    Existence, Qualification and Power.
Each Loan Party (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
6.02    Authorization; No Contravention.
The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party have been duly authorized by all necessary corporate or other organizational action, and do not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any material Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any material Law.
6.03    Governmental Authorization; Other Consents.
No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document other than (i) those that have already been obtained and are in full force and effect, (ii) filings to perfect the Liens created by the Collateral Documents, and (iii) approvals, consents, exemptions, authorizations or other actions, notices or filings which are not material.
6.04    Binding Effect.
Each Loan Document has been duly executed and delivered by each Loan Party that is party thereto. Each Loan Document constitutes a legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party that is party thereto in accordance with its terms, except (i) as enforceability may be limited by applicable Debtor Relief Laws, by fraudulent conveyance laws or by equitable principles relating to enforceability, (ii) as enforceability of the Liens granted under the Loan Documents may be limited by anti-assignment provisions in contracts with Governmental Authorities that are not rendered ineffective by applicable Law and (iii) as enforceability may be limited by the effect of foreign Laws, rules and regulations as they relate to pledges, if any, of Equity Interests in Foreign Subsidiaries.
6.05    Financial Statements; No Material Adverse Effect.
(a)The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (ii) fairly present the financial condition of the Borrower and its Subsidiaries (taken as a whole) as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP.
(b)[reserved].
(c)The financial statements delivered pursuant to Section 7.01(a) and (b) have been prepared in accordance with GAAP (except as may otherwise be permitted under Section 7.01(a) and (b)) and present fairly (on the basis disclosed in the footnotes to such financial statements) the consolidated financial condition, results of operations and cash flows of the Borrower and its Subsidiaries (taken as a whole) as of the dates thereof and for the periods covered thereby.
(d)Since the date of the Audited Financial Statements, there has been no event or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.
6.06    Litigation.
There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Responsible Officers of any Loan Party, threatened in writing or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any Subsidiary or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document or (b) could reasonably be expected to have a Material Adverse Effect.
6.07    No Default.
(a)Neither the Borrower nor any Subsidiary is in default under or with respect to any Contractual Obligation that could reasonably be expected to have a Material Adverse Effect.
(b)No Default has occurred and is continuing.
6.08    Ownership of Property; Liens.
Each of the Borrower and its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not reasonably be expected to have a Material Adverse Effect. The property of the Borrower and its Subsidiaries is not subject to any Liens other than Permitted Liens.
6.09    Environmental Compliance.
Except as could not reasonably be expected to have a Material Adverse Effect:
(a)Each of the facilities and real properties owned, leased or operated by the Borrower or any Subsidiary (the “Facilities”) and all operations at the Facilities are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Facilities or the businesses operated by the Borrower and its Subsidiaries at such time (the “Businesses”), and there are no conditions relating to the Facilities or the Businesses that would reasonably be expected to give rise to liability under any applicable Environmental Laws.
(b)None of the Facilities contains, or has previously contained, any Hazardous Materials at, on or under the Facilities in amounts or concentrations that constitute or constituted a violation of, or would reasonably be expected to give rise to liability under, Environmental Laws.
(c)Neither the Borrower nor any Subsidiary has received any written or verbal notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Facilities or the Businesses, nor does any Responsible Officer of any Loan Party have knowledge or reason to believe that any such notice has been received or has been threatened.
(d)Hazardous Materials have not been transported or disposed of from the Facilities, or generated, treated, stored or disposed of at, on or under any of the Facilities, in each case by or on behalf of the Borrower or any Subsidiary in violation of, or in a manner that would be reasonably likely to give rise to liability under, any applicable Environmental Law.
(e)No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Responsible Officers of any Loan Party, threatened, under any Environmental Law to which the Borrower or any Subsidiary is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Borrower, any Subsidiary, the Facilities or the Businesses.
(f)There has been no release or threat of release of Hazardous Materials at or from the Facilities, or arising from or related to the operations (including, without limitation, disposal) of the Borrower or any Subsidiary in connection with the Facilities or otherwise in connection with the Businesses, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.
6.10    Insurance.
The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies, in such amounts, with such deductibles and covering such risks as are customarily carried by companies similarly situated.
6.11    Taxes.
The Borrower and its Subsidiaries have filed or caused to be filed all federal, state and other material Tax returns and reports required to be filed, and have paid all federal, state and other material Taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except such Taxes, assessments, fees and other governmental charges which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP, or for which non-payment could not reasonably be expected to result in a Material Adverse Effect. To the knowledge of the Borrower, there is no proposed Tax assessment against the Borrower or any Subsidiary that would reasonably be expected to, if made, have a Material Adverse Effect.

6.12    ERISA Compliance.
(a)Except as would not reasonably be expected to have a Material Adverse Effect, each Plan is in compliance with the applicable provisions of ERISA, the Internal Revenue Code and other Federal or state laws.
(b)There are no pending or, to the knowledge of the Responsible Officers of any Loan Party, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.
(c)Except as would not reasonably be expected to have a Material Adverse Effect, (i) no ERISA Event has occurred, and neither any Loan Party nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (ii) each Loan Party and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Internal Revenue Code) is 60% or higher and neither any Loan Party nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iv) neither any Loan Party nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (v) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (vi) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.
(d)The Borrower represents and warrants as of the Closing Date that the Borrower is not and will not be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans with respect to the Borrower’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement.
6.13    Subsidiaries.
Set forth on Schedule 6.13 is a complete and accurate list as of the Closing Date of each Material Subsidiary and Guarantor, together with (a) its jurisdiction of incorporation or organization and (b) number and percentage of outstanding shares of each class owned (directly or indirectly) by the Borrower or any other Guarantor. The outstanding Equity Interests of each Material Subsidiary are validly issued, fully paid and non-assessable.
6.14    Margin Regulations; Investment Company Act.
(a)The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of each Borrowing, not more than 25% of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a consolidated basis) subject to the provisions of Section 8.01 or Section 8.05 or subject to any restriction contained in any agreement or instrument between the Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of Section 9.01(e) will be margin stock.
(b)None of the Borrower or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
6.15    Disclosure.
No report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender (other than projected financial information, pro forma financial information and information of a general economic or industry nature) in connection with the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) when taken as a whole contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein (when taken as a whole), in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, pro forma financial information and information of a general economic or industry nature, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time, it being understood that such information may vary from actual results and that such variations may be material.
6.16    Compliance with Laws.
Each of the Borrower and each Subsidiary is in compliance with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.
6.17    Intellectual Property; Licenses, Etc.
Except as could not reasonably be expected to have a Material Adverse Effect, the Borrower and its Subsidiaries own, or possess the legal right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for or used in the operation of their respective businesses. Set forth on Schedule 6.17 is a list of all (x) IP Rights registered applied for with the United States Copyright Office or the United States Patent and Trademark Office that are owned by each Loan Party as of the Closing Date and (y) exclusive licenses of any other Person’s IP Rights registered or applied for with the United States Copyright Office or the United States Patent and Trademark Office to which any Loan Party is a party as of the Closing Date. Except for such claims and infringements that could not reasonably be expected to have a Material Adverse Effect (a) no claim has been asserted or is pending, or to the knowledge of the Responsible Officers of the Borrower and its Subsidiaries, is threatened by any Person challenging or questioning the use of any IP Rights by the Borrower and its Subsidiaries or the validity or effectiveness of any IP Rights owned by the Borrower and its Subsidiaries, and (b) the use of any IP Rights by the Borrower or any Subsidiary, including the granting of a right or a license in respect of any IP Rights from the Borrower or any Subsidiary or any slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrower or any Subsidiary, does not infringe on any IP Rights of any other Person. As of the

Closing Date, none of the IP Rights owned by any Loan Party is subject to any licensing agreement or similar arrangement except as set forth on Schedule 6.17.
6.18    Solvency.
As of the Closing Date, he Borrower and its Subsidiaries, after giving effect to the Transaction, are Solvent on a consolidated basis.
6.19    Perfection of Security Interests in the Collateral.
The Collateral Documents create valid security interests in, and Liens on, the Collateral purported to be covered thereby, which security interests and Liens are currently perfected security interests and Liens (to the extent perfection is required pursuant to the Collateral Documents), prior to all other Liens other than Permitted Liens.
6.20    Business Locations; Taxpayer Identification Number.
Set forth on Schedule 6.20-1 is the chief executive office, U.S. tax payer identification number and organizational identification number of each Loan Party as of the Closing Date. The exact legal name and state of organization of each Loan Party as of the Closing Date is as set forth on the signature pages hereto. Except as set forth on Schedule 6.20-2, no Loan Party has during the five years preceding the Closing Date (i) changed its legal name, (ii) changed its state of formation, or (iii) been party to a merger, consolidation or other change in structure.
6.21    OFAC.
Neither the Borrower nor any Subsidiary nor, to the knowledge of the Borrower and its Subsidiaries, any director, officer, employee, affiliate or representative thereof, is an individual or entity that is, or is 50% or greater owned or controlled by an individual or entity that is (a) currently the subject or target of any Sanctions, (b) included on OFAC’s List of Specialty Designated Nationals or HMT’s Consolidated List of Financial Sanctions Targets, or any similar list enforced by any other relevant sanctions authority applicable to the Borrower or any of its Subsidiaries or (c) located, organized or resident in any Designated Jurisdiction. Neither the Borrower nor its Subsidiaries have any of its assets in a Designated Jurisdiction. The Borrower and its Subsidiaries have conducted their business in compliance with all applicable Sanctions and have instituted and maintained policies and procedures reasonably designed to promote and achieve compliance with such Sanctions.
6.22    Anti-Corruption Laws.
The Borrower and its Subsidiaries have conducted their businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions applicable to the Borrower and its Subsidiaries and have instituted and maintained policies and procedures reasonably designed to ensure compliance with such laws, in each case, in all material respects.
6.23    No Affected Financial Institution.
No Loan Party is an Affected Financial Institution.

ARTICLE VII
AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than contingent or indemnification obligations not then due), the Loan Parties shall and shall cause each Subsidiary to:
7.01    Financial Statements.
Deliver to the Administrative Agent (for delivery to each Lender):
(a)as soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, and in the case of such consolidated statements audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit; and
(b)as soon as available, but in any event within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, the related consolidated statements of income or operations for the portion of the Borrower’s fiscal year then ended, and the related consolidated statements of changes in shareholders’ equity and cash flows for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, setting forth in comparative form, as applicable, the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and in the case of such consolidated statements certified by the chief executive officer, chief financial officer, vice president-finance, treasurer or controller of the Borrower as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.
7.02    Certificates; Other Information.
Deliver to the Administrative Agent (for delivery to each Lender):
(a)[reserved];
(b)concurrently with the delivery of the financial statements referred to in Sections 7.01(a) and (b), a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, vice president – finance, treasurer or controller of the Borrower;
(c)concurrently with the delivery of the financial statements referred to in Section 7.01(a), (i) an annual business plan and budget of the Borrower and its Subsidiaries and (ii) forecasts prepared by management of the Borrower, in form satisfactory to the Administrative Agent, of consolidated balance sheets and statements of income or operations and cash flows of the Borrower and its Subsidiaries on a quarterly basis for the immediately following fiscal year (including the fiscal year in which the Maturity Date occurs);
(d)concurrently with the delivery of the financial statements referred to in Section 7.01(a), a report signed by a Responsible Officer of the Borrower that supplements Schedule 6.17 such that, as supplemented, such Schedule would be accurate and correct in all material respects as of such date (if no supplement is required to cause such Schedule to be accurate and complete as of such date or if the only new information would be the removal of previously included items, then the Borrower shall not be required to deliver such a report);
(e)concurrently with the delivery of the financial statements referred to in Sections 7.01(a) and (b), a summary of any change in accounting policies or financial reporting practices by the Borrower or any Subsidiary (if no such change has been made, then the Borrower shall not be required to deliver such a summary);
(f)promptly after any reasonable request by the Administrative Agent in writing, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Borrower by independent accountants in connection with the accounts or books of the Borrower or any Subsidiary, or any audit of any of them; and
(g)promptly, such additional information regarding the business, financial or corporate affairs of the Borrower or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent on behalf of any Lender may from time to time reasonably request in writing.
Documents required to be delivered pursuant to Section 7.01(a) or (b) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 11.02; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent upon its request and (ii) the Borrower shall notify the Administrative Agent (by facsimile or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
The Borrower hereby acknowledges that (a) the Administrative Agent and/or an Affiliate thereof may, but shall not be obligated to, make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, Syndtrak, ClearPar or a substantially similar electronic transmission system (the “Platform”) and (b) certain of the Lenders (each a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that so long as the

Borrower is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, any Affiliate thereof and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States federal and state securities Laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Side Information;” and (z) the Administrative Agent and any Affiliate thereof shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated as “Public Side Information”. Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC.”
7.03    Notices.
Promptly notify the Administrative Agent and each Lender of:
(a)the occurrence of any Default; and
(b)any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect.
Each notice pursuant to this Section 7.03 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 7.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.
7.04    Payment of Taxes.
Pay and discharge as the same shall become due and payable all material Tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless (a) the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary, or (b) the failure to pay and discharge such obligations could not reasonably be expected to have a Material Adverse Effect.
7.05    Preservation of Existence, Etc.
(a)Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 8.02, 8.04 or 8.05.
(b)Preserve, renew and maintain in full force and effect its good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 8.02, 8.04 or 8.05 or to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(c)Take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.
(d)Preserve, renew or keep in full force and effect all of its IP Rights, the non-preservation or non-renewal, or failure to keep in full force and effect of which could reasonably be expected to have a Material Adverse Effect.
7.06    Maintenance of Properties.
(a)Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted.
(b)Make all necessary repairs thereto and renewals and replacements thereof, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
7.07    Maintenance of Insurance.
(a)Maintain in full force and effect insurance with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies similarly situated.
(b)Cause the Administrative Agent and its successors and/or assigns to be named as lender’s loss payee or mortgagee as its interest may appear, and/or additional insured with respect to any such insurance providing liability coverage or coverage in respect of any Collateral, and use commercially reasonable efforts to cause each provider of any such insurance to agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Administrative Agent, that it will give the Administrative Agent thirty days (or such lesser amount as the Administrative Agent may agree) prior written notice before any such policy or policies shall be cancelled, subject to the cancellation provisions of the state jurisdiction for non-payment of premium.
7.08    Compliance with Laws.
Comply with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.
7.09    Books and Records.
(a)Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be.
(b)Maintain such books of record and account in material conformity with all applicable material requirements of any Governmental Authority having regulatory jurisdiction over the Borrower or such Subsidiary, as the case may be.
7.10    Inspection Rights.

Permit representatives and independent contractors of the Administrative Agent and, to the extent permitted by applicable Laws and subject to applicable confidentiality requirements, the Lenders to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that (a) absent an Event of Default, the Borrower shall be required to pay for only one such visit and/or inspection by the Administrative Agent in any fiscal year of the Borrower and the maximum amount the Borrower shall be required to pay for such visit and/or inspection shall not exceed $25,000, (b) when an Event of Default exists the Administrative Agent and, to the extent permitted by applicable Laws and subject to applicable confidentiality requirements, the Lenders (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice as often as they may reasonably require and (c) a Responsible Officer of the Borrower shall be given the opportunity to be present during such discussions and any such discussions with the Borrower’s independent certified public accountants.
7.11    Use of Proceeds.
Use (a) the proceeds of the Tranche B Term Loans solely to effect the Transactions and to pay related fees and expenses ~~and~~, (b) the proceeds of the Tranche B-2 Term Loans solely for the Permitted Purposes (as defined in Amendment No. 1) and (c) the proceeds of the Incremental Term Facilities for working capital, capital expenditures and other general corporate purposes and, in each case not (i) in contravention of any Law or prohibited by this Agreement or (ii) to directly or indirectly, use the proceeds of any Credit Extension or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding is the subject of Sanctions, or in any manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Arranger, Administrative Agent or otherwise) of Sanctions.
7.12    Additional Subsidiaries.
Within sixty (60) days after any Person (other than an Excluded Subsidiary) becomes a Material Domestic Subsidiary (or such longer period as the Administrative Agent shall agree), cause such Person to (i) become a Guarantor by executing and delivering to the Administrative Agent a Joinder Agreement or such other documents as the Administrative Agent shall deem appropriate for such purpose, (ii) deliver to the Administrative Agent documents of the types referred to in Sections 5.01(c), (iii) deliver to the Administrative Agent the documents contemplated by Section 7.13(b) with respect to such Guarantor and (iv) to the extent requested in writing by the Administrative Agent, deliver to the Administrative Agent customary opinions of counsel to such Person, all in form, content and scope reasonably satisfactory to the Administrative Agent.
7.13    Pledged Assets.
(a)Equity Interests.
(i)Cause 100% of the issued and outstanding Equity Interests of each Material Domestic Subsidiary (other than any Excluded Property or any Excluded Subsidiary) to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent, for the benefit of the holders of the Obligations, to secure the Obligations pursuant to the Collateral Documents (subject to Permitted Liens), and, in connection with the foregoing, subject to the Intercreditor Agreement (or any Other Intercreditor Agreement, as applicable) deliver to the Administrative Agent such other documentation as the Administrative Agent may reasonably request including, any filings and deliveries to perfect such Liens, Organization Documents and resolutions all in form, content and scope reasonably satisfactory to the Administrative Agent; provided that the Borrower shall have sixty (60) days after any Person becomes a Material Domestic Subsidiary (or such longer period as the Administrative Agent shall agree) to satisfy this Section 7.13(a) with respect to such Person;
(ii)At any time that the Foreign Subsidiary Holding Companies and Foreign Subsidiaries directly owned by the Borrower or any Domestic Subsidiary (the “First Tier Foreign Subsidiaries”) shall in the aggregate account for more than (A) ten percent (10%) of Consolidated EBITDA for the Applicable Period, (B) ten percent (10%) of total revenues of the Borrower and its Subsidiaries on a consolidated basis for the Applicable Period or (C) ten percent (10%) of Consolidated Total Assets as of the end of the Applicable Period (each such threshold, a “Foreign Subsidiary Threshold”), then the Borrower shall within sixty (60) days after delivery of such financial statements pursuant to Section 7.01(a) or (b) cause 66% of the issued and outstanding Equity Interests (other than any Excluded Property) entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Equity Interests (other than any Excluded Property) not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in one or more First Tier Foreign Subsidiaries to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent, for the benefit of the holders of the Obligations, to secure the Obligations pursuant to the Collateral Documents (subject to Permitted Liens) such that immediately after such pledge, the First Tier Foreign Subsidiaries whose Equity Interests is not subject to such a Lien shall not exceed any Foreign Subsidiary Threshold, and, in connection with the foregoing, subject to the Intercreditor Agreement (or any Other Intercreditor Agreement, as applicable) deliver to the Administrative Agent such other documentation as the Administrative Agent may request including, any filings and deliveries to perfect such Liens, Organization Documents and resolutions all in form, content and scope reasonably satisfactory to the Administrative Agent.
(b)Other Property. Take or cause to be taken such other actions reasonably requested by the Administrative Agent to ensure that all personal property (other than Excluded Property) of each Loan Party is subject at all times to first priority, perfected (subject, in the case of Collateral for which priority or perfection is established through control, only to the extent control of such Collateral is required by the Security Agreement) Liens in favor of the Administrative Agent, for the benefit of the holders of the Obligations, to secure the Obligations pursuant to the Collateral Documents (subject to Permitted Liens) and, in connection with the foregoing, deliver to the Administrative Agent such other documentation as the Administrative Agent may reasonably request including filings and deliveries necessary to perfect such Liens, all in form, content and scope reasonably satisfactory to the Administrative Agent. Notwithstanding the foregoing, neither the Borrower nor any Subsidiary shall be required to enter into any control agreements or take any agreement governed by the laws of any jurisdiction other than those of the United States or any state thereof.
7.14    State of Formation and Form of Entity.

Provide five (5) days prior written notice to the Administrative Agent (or such lesser period as the Administrative Agent may agree in its sole discretion) prior to changing its legal name, state of formation or form of organization.
7.15    Anti-Corruption Laws; Sanctions.
Conduct its businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions and with all Sanctions, in each case, applicable to the Borrower and its Subsidiaries and maintain policies and procedures designed to ensure compliance with such laws and Sanctions, in each case, in all material respects.
7.16    Maintenance of Ratings. So long as the Tranche B Term Loans, the Tranche B-2 Term Loans or any other Incremental Tranche B Term Facility is outstanding, the Borrower shall use commercially reasonable efforts to maintain (i) a public corporate credit rating (but not any specific rating) from S&P and a public corporate family rating (but not any specific rating) from Moody’s, in each case, in respect of the Borrower and (ii) a public rating (but not any specific rating) in respect of the Tranche B Term Loans, the Tranche B-2 Term Loans and any other Incremental Tranche B Term Facility from each of S&P and Moody’s.
7.17    Lender Calls. Following delivery of the information required pursuant to clause (a) or (b) of Section 7.01 (but not more frequently than quarterly), the Borrower will participate in a conference call at a time selected by the Borrower for Lenders that choose to participate, to discuss the financial condition and results of operations of the Loan Parties for the most recently-ended period for which financial statements have been delivered; provided that the requirement to participate in any such conference call for the applicable quarter shall be deemed satisfied if the Borrower (or any direct or indirect parent thereof) conducts a customary public earnings call for such fiscal quarter.
7.18    Post-Closing Obligations. Satisfy the requirements set forth on Schedule 7.18 on or before the date that is 90 days after the Closing Date (or such later date as consented to by the Administrative Agent in its sole discretion).

ARTICLE VIII
NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than contingent or indemnification obligations not then due) no Loan Party shall, nor shall it permit any Subsidiary to:
8.01    Liens.
Create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, other than the following:
(a)(x) Liens pursuant to any Loan Document and (y) subject to the Intercreditor Agreement (or any Other Intercreditor Agreement), Liens on the Collateral pursuant to the Revolver/Term A Loan Documents;

(b)Liens existing on the date hereof and listed on Schedule 8.01 and any renewals or extensions thereof, provided that the property covered thereby is not increased;
(c)Liens for Taxes, assessments or governmental charges or levies not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;
(d)statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided that such Liens secure only amounts not overdue for more than sixty days or, if overdue for more than sixty days, are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established;
(e)pledges or deposits or statutory trusts in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA that secures any amount in excess of the Threshold Amount;
(f)deposits to secure the performance of bids, trade contracts, licenses and leases (other than Funded Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
(g)easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;
(h)Liens securing judgments for the payment of money (or appeal or other surety bonds relating to such judgments) not constituting an Event of Default under Section 9.01(h);
(i)Liens securing Indebtedness permitted under Section 8.03(e); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) such Liens attach to such property concurrently with or within ninety days after the acquisition thereof;
(j)leases or subleases granted to others not interfering in any material respect with the business of the Borrower or any Subsidiary;
(k)any interest of title of a lessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases permitted by this Agreement;
(l)Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 8.02;
(m)normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;
(n)Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection;

(o)Liens arising on any real property as a result of any eminent domain, condemnation or similar proceeding being commenced with respect to such real property;
(p)Liens on property of Foreign Subsidiaries securing Foreign Subsidiary Indebtedness;
(q)Liens on property or assets acquired pursuant to a Permitted Acquisition or any other Investment permitted by Section 8.02 (and the proceeds thereof) or on property or assets of a Subsidiary in existence at the time such Subsidiary is acquired pursuant to a Permitted Acquisition or other permitted Investment and not created in contemplation thereof (including Liens securing Indebtedness permitted by Section 8.03(p)), provided that such Liens do not at any time extend to any other property or assets;
(r)receipt of progress payments and advances from customers in the ordinary course of business to the extent the same creates a Lien on the related inventory and proceeds thereof;
(s)Liens on cash or cash equivalents used to defease or to satisfy and discharge Indebtedness, provided that such defeasance or satisfaction and discharge is not prohibited hereunder;
(t)Liens in favor of customs and revenue authorities arising as a matter of law to secure the payment of customs duties in connection with the importation of goods;
(u)Liens solely on any cash earnest money deposits made by the Borrower or any of its Subsidiaries in connection with an Investment permitted by Section 8.02;
(v)Liens on cash deposits securing any Swap Contracts provided that the aggregate amount of cash deposits subject to such Liens shall not exceed $100,000,000;
(w)Liens relating to the financing of insurance premiums so long as such Liens do not encumber any property other than cash paid to any such insurance company in respect of such insurance;
(x)Liens on Equity Interests in Joint Ventures securing obligations of such Joint Venture;
(y)Liens on Permitted Factoring Property arising after such Permitted Factoring Property is actually sold or otherwise transferred in a Permitted Factoring Transaction to a Person that is not the Borrower or a Subsidiary (other than an SPV);
(z)Liens on the Collateral securing Permitted Incremental Equivalent Debt and Ratio Debt (and Permitted Refinancings (or successive Permitted Refinancings) in respect of the foregoing); provided that such Liens (1) are pari passu or junior to the Liens on the Collateral securing the Obligations and (2) are subject to the terms of the Intercreditor Agreement or an Other Intercreditor Agreement; and
(aa)Liens (other than Liens described in the foregoing clauses) securing obligations in an aggregate principal amount outstanding at the time of, and immediately after giving effect to, the incurrence of any such obligation, not to exceed the greater of (i) $400,000,000 and (ii) 6.0% of Consolidated Total Assets as of the end of the Applicable Period.
8.02    Investments.
Make any Investments, except:

(a)Investments in the form of cash or Cash Equivalents or Investments that were Cash Equivalents when made;
(b)Investments existing as of the Closing Date and set forth in Schedule 8.02;
(c)Investments in any Person that (i) is a Loan Party prior to giving effect to such Investment or (y) simultaneously with such Investment shall become a Loan Party in accordance with the terms hereof;
(d)Investments in any Domestic Subsidiary;
(e)Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;
(f)Investments consisting of the non-cash portion of consideration received in connection with Dispositions permitted pursuant to Section 8.05;
(g)Guarantees permitted by Section 8.03;
(h)Investments in an aggregate amount outstanding at the time of, and immediately after giving effect to, such Investment not to exceed the greater of (i) $200,000,000 and (ii) 3.0% of Consolidated Total Assets as of the end of the Applicable Period;
(i)Investments by any Foreign Subsidiary in another Foreign Subsidiary;
(j)travel, relocation, tuition reimbursement, 401(k) account transition and other advances made to officers, directors and employees in the ordinary course of the business to the extent such advances do not violate applicable Law;
(k)Call Options and purchases of Equity Interests of the Borrower pursuant thereto;
(l)Subsidiaries of the Borrower may be established or created, if (i) to the extent such new Subsidiary is a Domestic Subsidiary, the Borrower and such Subsidiary comply with the provisions of Section 7.12, if applicable; provided that, in each case, to the extent such new Subsidiary is created solely for the purpose of consummating a merger transaction pursuant to an acquisition permitted by Section 8.04, and such new Subsidiary at no time holds any assets or liabilities other than any merger consideration contributed to it contemporaneously with the closing of such merger transactions, such new Subsidiary shall not be required to take the actions, set forth in Section 7.12 or 7.13, as applicable, until the respective acquisition is consummated (at which time the surviving entity of the respective merger transaction shall be required to so comply within ten Business Days or such longer period as the Administrative Agent shall agree);
(m)Investments resulting from pledges and deposits referred to in Section 8.03;
(n)any Investment in a Foreign Subsidiary to the extent such Investment is substantially contemporaneously repaid in full with a dividend or other distribution from such Foreign Subsidiary;

(o)Investments in the Borrower’s Group Executive Retirement Plan (the Supplemental Savings Plan) maintained in a Rabbi Trust consistent with past practices;
(p)the transfer of Permitted Factoring Property to an SPV immediately prior to the sale of such Permitted Factoring Property in Permitted Factoring Transactions and other de minimis Investments in connection with the creation of any such SPV; and
(q)other Investments (including Permitted Acquisitions) not permitted by the foregoing clauses, provided that (i) if no Event of Default shall exist or result therefrom at the time of the making of such Investment and (y) immediately after giving effect thereto, on a Pro Forma Basis, the Consolidated Total Net Leverage Ratio shall not exceed 5.00:1.00 as of the end of the Applicable Period.
8.03    Indebtedness.
Create, incur or assume any Indebtedness on and after the Closing Date, or suffer to exist any Indebtedness outstanding on the Closing Date, except:
(a)(x) Indebtedness under the Loan Documents and (y) (i) Indebtedness of any Loan Party under the Revolver/Term A Credit Agreement in an aggregate principal amount at any one time outstanding under this clause (a)(y)(i) not to exceed $3,092,912,500 and (ii) Permitted Refinancings (or successive Permitted Refinancings) in respect of the foregoing clause (a)(y)(i);
(b)Indebtedness set forth in Schedule 8.03 and renewals, refinancings and extensions thereof; provided that (i) the amount of such Indebtedness is not increased at the time of such renewal, refinancing or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and (ii) the material terms taken as a whole of such renewal, refinancing or extension are customary for Indebtedness of a similar nature or are not materially less favorable to the Borrower and its Subsidiaries than the terms of the Indebtedness being renewed, refinanced or extended;
(c)intercompany Indebtedness permitted under Section 8.02;
(d)obligations (contingent or otherwise) existing or arising under any Swap Contract, provided that such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person and not for purposes of speculation;
(e)purchase money Indebtedness (including obligations in respect of Capital Leases or Synthetic Leases) hereafter incurred to finance the purchase of fixed assets, and renewals, refinancings and extensions thereof, provided that (i) the aggregate outstanding principal amount of all such Indebtedness outstanding at the time of, and immediately after giving effect to, the incurrence thereof, shall not exceed the greater of (A) $340,000,000 and (B) 5.0% of Consolidated Total Assets as of the end of the Applicable Period; and (ii) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed;
(f)(i) (A) additional Indebtedness (any such Indebtedness incurred pursuant to this Section 8.03(f)(i), “Ratio Debt”); provided that no Event of Default shall have occurred and be continuing on the date such Indebtedness is incurred; immediately after giving effect to the incurrence of such Indebtedness and the application of the proceeds thereof on a Pro Forma Basis (and for purposes of the calculations set forth in this clause (b), (x) assuming that the full amount of the commitments under any such Indebtedness are fully drawn on the date of incurrence thereof and (y) excluding the proceeds of such Indebtedness from the cash netting in the numerator of the Consolidated First Lien Net Leverage Ratio, Consolidated Senior Secured Net Leverage Ratio and Consolidated Total Net Leverage Ratio, as applicable), (i) with respect to any such Indebtedness that is secured by the Collateral on a pari passu basis with the Obligations, the Consolidated First Lien Net Leverage Ratio recomputed as of the end of the Applicable Period would not be greater than 3.75:1.00; (ii) in the case of any such Indebtedness that is secured by the Collateral on a junior basis to the Obligations, the Consolidated Senior Secured Net Leverage Ratio recomputed as of the end of the Applicable Period would not be greater than 4.25:1.00; and (iii) in the case of any such Indebtedness that is unsecured, at the Borrower’s option, either (x) the Consolidated Total Net Leverage Ratio recomputed as of the end of the Applicable Period would not be greater than 5.00:1.00 or (y) the Consolidated Interest Coverage Ratio recomputed as of the end of the Applicable Period would not be less than 2.00:1.00, (c) if secured, (i) such Indebtedness shall not be secured by any property of the Borrower or any Subsidiary that is not Collateral and (ii) the Liens securing such Indebtedness shall be subject to an intercreditor agreement on terms reasonably satisfactory to the Administrative Agent and the Borrower; (d) subject to the Permitted Earlier Maturity Indebtedness Exception, with respect to any such Indebtedness that is unsecured, the aggregate amount of amortization payments required to be made on such Indebtedness prior to the date that is 91 days after the Maturity Date shall not exceed 10% of the original principal amount of such Indebtedness; (e) subject to the Permitted Earlier Maturity Indebtedness Exception, the maturity date of such Indebtedness shall be no earlier than the Latest Maturity Date at the time of incurrence or issuance of such Indebtedness (or, if such Indebtedness is Junior Indebtedness, the date 91 days after the Latest Maturity Date at the time of incurrence or issuance of such Indebtedness) and (f) any Ratio Debt consisting of a broadly syndicated Dollar-denominated term “B” loan that is secured by the Collateral on a pari passu basis with the Term Loans shall be subject to the MFN Provision as if such Ratio Debt were an Incremental Tranche B Term Loan and (B) any Permitted Refinancing of Indebtedness incurred pursuant to clause (A) above (or successive Permitted Refinancings in respect thereof); provided that the amount of Indebtedness incurred by Subsidiaries that are not Loan Parties under this Section 8.03(f)(i), when combined with the aggregate principal amount of Indebtedness of Subsidiaries that are not Loan Parties outstanding under Section 8.03(f)(ii) and Section 8.03(k) and the aggregate amount of any outstanding Guarantees by a Loan Party of Indebtedness of a Subsidiary that is not a Loan Party under Section 8.03(q) shall not exceed the greater of (1) $170,000,000 and (2) 2.5% of Consolidated Total Assets as of the end of the Applicable Period; and
(ii)    unsecured Indebtedness incurred under Customary Bridge Facilities; provided that (A) no Event of Default shall have occurred and be continuing on the date such Indebtedness is incurred; (B) immediately after giving effect to the incurrence of such Indebtedness and the application of the proceeds thereof on a Pro Forma Basis, at the Borrower’s option, either (i) the Consolidated Total Net Leverage Ratio shall not exceed 5.00:1.00 or (ii) the Consolidated Interest Coverage Ratio shall not be less than 2.00:1.00, in each case as of the end of the Applicable Period; provided that the amount of Indebtedness incurred by Subsidiaries that are not Loan Parties under this Section 8.03(f)(ii), when combined with the aggregate principal amount of Indebtedness of Subsidiaries that are not Loan Parties outstanding under Section 8.03(f)(i) and Section 8.03(k) and the aggregate amount of any outstanding Guarantees by a Loan Party of Indebtedness of a Subsidiary that is not a Loan Party under Section 8.03(q), shall not exceed the greater of (i) $170,000,000 and (ii) 2.5% of Consolidated Total Assets as of the end of the Applicable Period;

(g) Indebtedness under surety bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
(h)Indebtedness that may be deemed to exist under the agreements relating to any Investment permitted under Section 8.02 (including any Permitted Acquisition) or Disposition as a result of the obligation of the Borrower or such Subsidiary to pay indemnification, earn-outs, consulting arrangements, contingent purchase price payments or other purchase price adjustments or similar obligations;
(i)the Call Options and the Warrants;
(j)Indebtedness consisting of obligations arising under Permitted Factoring Transactions;
(k)Indebtedness of Subsidiaries that are not Loan Parties in an aggregate principal amount outstanding at the time of, and immediately after giving effect to, the incurrence of any such Indebtedness, when combined with the aggregate principal amount of Indebtedness of Subsidiaries that are not Loan Parties outstanding under Section 8.03(f)(i) and Section 8.03(f)(ii) and the aggregate amount of any outstanding Guarantees by a Loan Party of Indebtedness of a Subsidiary that is not a Loan Party under Section 8.03(q), not to exceed the greater of (i) $170,000,000 and (ii) 2.5% of Consolidated Total Assets as of the end of the Applicable Period;
(l)Indebtedness issued in lieu of cash payments of Restricted Payments permitted by Section 8.06(d) in an aggregate principal amount outstanding at the time of, and immediately after giving effect to, the issuance of such Indebtedness not to exceed the greater of (i) $31,000,000 and (ii) 0.50% of Consolidated Total Assets as of the end of the Applicable Period; provided that such Indebtedness is subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent;
(m)Indebtedness owing to any insurance company in connection with the financing of any insurance premiums permitted by such insurance company in the ordinary course of business;
(n)Indebtedness in respect of overdraft facilities, employee credit card programs, netting services, automatic clearinghouse arrangements and other cash management and similar arrangements in the ordinary course of business;
(o)obligations of the Borrower arising in connection with the Borrower’s Group Executive Retirement Plan (the Supplemental Savings Plan) maintained in a Rabbi Trust;
(p)(i) Indebtedness of any Person that becomes a Subsidiary at any time after the Closing Date (“Acquired Indebtedness”), provided that (x) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary, (y) neither the Borrower nor any Subsidiary (other than such Person and its Subsidiaries or any other Person that such Person merges with or that acquires the assets of such Person) shall have any liability or other obligation with respect to such Indebtedness and (z) immediately after giving effect to such Indebtedness on a Pro Forma Basis, at the Borrower’s option, either (1) the Consolidated Total Net Leverage Ratio shall not exceed 5.00:1.00 or (2) the Consolidated Interest Coverage Ratio shall not be less than 2.00:1.00, in each case as of the end of the Applicable Period and (ii) Permitted Refinancing Indebtedness in respect of Indebtedness incurred pursuant to clause (i) above (or successive Permitted Refinancings in respect thereof); provided that neither the Borrower nor any Subsidiary (other than the original obligors in respect of the Acquired Indebtedness) shall have any liability or other obligation with respect to such Indebtedness;

(q)Guarantees with respect to Indebtedness permitted under this Section 8.03 or other obligations; provided that any such Guarantee shall constitute an Investment by the Person providing such Guarantee in the primary obligor with respect to such Indebtedness or obligation and shall be required to be permitted by Section 8.02 (other than Section 8.02(g)); provided further that the amount of any Guarantee by a Loan Party of Indebtedness of a Subsidiary that is not a Loan Party shall not, when combined with the aggregate principal amount of Indebtedness of Subsidiaries that are not Loan Parties outstanding under Section 8.03(f)(i), Section 8.03(f)(ii) and Section 8.03(k), exceed the greater of (i) $170,000,000 and (ii) 2.5% of Consolidated Total Assets as of the end of the Applicable Period;
(r)Permitted Incremental Equivalent Debt and any Permitted Refinancing (or successive Permitted Refinancings) thereof; and
(s)additional Indebtedness of the Borrower or any of its Subsidiaries in an aggregate principal amount (for the Borrower and all Subsidiaries), not to exceed the greater of (i) $400,000,000 and (ii) 6.0% of Consolidated Total Assets as of the end of the Applicable Period.
8.04    Fundamental Changes.
Merge, dissolve, liquidate or consolidate with or into another Person, except that so long as no Event of Default exists or would result therefrom, (a) the Borrower may merge or consolidate with any of its Subsidiaries provided that the Borrower is the continuing or surviving Person, (b) any Subsidiary may merge or consolidate with any other Subsidiary provided that if a Loan Party is a party to such transaction, (x) the continuing or surviving Person is a Loan Party or (y) simultaneously with such transaction, the continuing or surviving corporation shall become a Loan Party in accordance with the terms hereof, (c) the Borrower or any Subsidiary may merge with any other Person in connection with an Investment (including a Permitted Acquisition) permitted under Section 8.02; provided that if the Borrower is a party thereto then the Borrower is the continuing or surviving Person, (d) any Subsidiary may dissolve, liquidate or wind up its affairs at any time provided that such dissolution, liquidation or winding up, as applicable, could not have a Material Adverse Effect, (e) Dispositions permitted by Section 8.05 and (f) any Subsidiary may merge, dissolve, liquidate or consolidate in connection with a Disposition permitted by Section 8.05.
8.05    Dispositions.
Make any Disposition unless
(a)no Event of Default shall have occurred and be continuing; (b) at least 75% of the consideration paid in connection with all Dispositions in any fiscal year (other than Designated Non-cash Consideration in an aggregate amount of up to the greater of (i) $136,000,000 and (ii) 2.0% of Consolidated Total Assets as of the end of the Applicable Period) shall be cash or Cash Equivalents paid contemporaneous with consummation of such Disposition; (c) the total consideration paid in connection with any Disposition shall be in an amount not less than the fair market value of the property disposed of; (d) the requirements of Section 2.05(c)(i), to the extent applicable, are complied with in connection therewith; (e) if such transaction is a Sale and Leaseback Transaction, it is a Permitted Sale Leaseback Transaction; and (f) such transaction does not involve a sale or other disposition of receivables other than receivables owned by or attributable to other property concurrently being disposed of in a transaction otherwise permitted under this Section 8.05.
8.06    Restricted Payments.

Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except:
(a)each Subsidiary may declare and make Restricted Payments to Persons that own Equity Interests in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;
(b)the Borrower and each Subsidiary may declare and make dividend payments or other distributions payable solely in Equity Interests of such Person; and
(c)the Borrower and each Subsidiary may purchase Call Options;
(d)the Borrower and each Subsidiary may declare and make Restricted Payments so long as (i) no Event of Default shall have occurred and be continuing or would result from such Restricted Payment and (ii) immediately after giving effect to such Restricted Payment on a Pro Forma Basis the Consolidated Total Net Leverage Ratio shall not exceed 4.50:1.00 as of the end of the Applicable Period;
(e)the Borrower may repurchase shares of its Equity Interests pursuant to or in connection with any of its employee stock purchase plans, stock incentive plans, stock options plans and other stock plans, provided that (i) the aggregate amount of all such repurchases shall not exceed $50,000,000 in any calendar year (with the unused amount in any calendar year being carried over to the immediately succeeding calendar year) and (ii) no such repurchase may be made at any time that a Default exists.
8.07    Change in Nature of Business.
Engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the Closing Date or any business substantially related or incidental thereto or reasonable extensions thereof.
8.08    Transactions with Affiliates.
Enter into or permit to exist any transaction or series of transactions with any Affiliate of such Person other than (a) advances of working capital to any Loan Party, (b) transfers of cash and assets to any Loan Party, (c) intercompany transactions among the Borrower and its Subsidiaries expressly permitted by this Agreement and (d) other transactions on terms and conditions substantially as favorable to such Person as would be obtainable by it in a comparable arms-length transaction with a Person other than an Affiliate. For the avoidance of doubt, this Section 8.08 shall not apply to employment, bonus, retention and severance arrangements with, and payments of compensation or benefits to or for the benefit of, current or former employees, consultants, officers or directors of the Borrower or any of its Subsidiaries in the ordinary course of business.
8.09    Burdensome Agreements.
Enter into, or permit to exist, any Contractual Obligation that encumbers or restricts the ability of any Loan Party or Material Foreign Subsidiary to (i) make Restricted Payments to any Loan Party, (ii) pay any Indebtedness owed to any Loan Party, (iii) transfer any of its property to any Loan Party, (iv) pledge its Collateral pursuant to the Loan Documents or (v) act as a Loan Party pursuant to the Loan Documents, except (in respect of any of the matters referred to in clauses (i)-(v) above) for (1) this Agreement and the other Loan Documents, (2) the Revolver/Term A Credit Agreement and the loan documents entered into in connection therewith, provided that such restriction does not materially and adversely affect the ability of the Borrower to service its Indebtedness (including the Indebtedness arising under this Agreement) or the ability of the Loan Parties to grant security interests in the Collateral that are pari passu to the security interests in the Collateral granted to secure the obligations under the Revolver/Term A Credit Agreement, (3) any document or instrument governing Indebtedness incurred pursuant to Section 8.03 (other than as set forth in clause (2) above), provided that (x) with respect to Indebtedness incurred pursuant to Section 8.03(e) such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith and (y) with respect to Indebtedness incurred pursuant to any other clause of Section 8.03 (other than Section 8.03(a) or amounts incurred under Section 8.03 to increase the loans and commitments in respect of Indebtedness in respect of the Revolver/Term A Credit Agreement), any such restriction is limited to matters referred to in clauses (i), (ii) and (iii) above and does not materially adversely affect the ability of the Borrower to service its Indebtedness (including the Indebtedness arising under this Agreement), (4) any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien, (5) customary restrictions and conditions contained in any agreement relating to the sale of any property permitted under Section 8.05 pending the consummation of such sale, (6) anti-assignment provisions in government contracts, or requires the grant of any security for any obligation if such property is given as security for the Obligations, (7) non-exclusive licenses to commercially available software and other non-exclusive intellectual property licenses, in each case, entered into in the ordinary course of business, pursuant to which the Borrower or such Subsidiary is the licensee of the relevant software or intellectual property, as the case may be (in which case, any prohibition or limitation shall relate only to the assets subject of the applicable licenses), (8) any agreements relating to Foreign Subsidiary Indebtedness (in which case, any prohibition or limitation shall relate only to the assets of such Foreign Subsidiaries), (9) prohibitions and limitations in effect on the date hereof and listed on Schedule 8.09, (10) customary provisions contained in joint venture agreements and other similar agreements entered into in the ordinary course of business and applicable to Joint Ventures, (11) customary provisions restricting the subletting or assignment of any lease governing a leasehold interest, (12) customary restrictions and conditions contained in any agreement relating to any Disposition of property not prohibited hereunder, (13) customary provisions restricting assignment of any agreement entered into in the ordinary course of business, (14) restrictions contained in any Contractual Obligations relating to the consummation of a transaction which restrictions are conditioned upon the repayment of the Obligations in full and the termination or expiration of the Commitments, (15) any agreement in effect at the time any Person becomes a Subsidiary, so long as such agreement was not entered into in contemplation of such Person becoming a Subsidiary, and (16) any document or instrument governing any Permitted Factoring Transaction, provided that any such restriction relates only to the Permitted Factoring Property actually sold or encumbered pursuant to such Permitted Factoring Transaction.
8.10    Use of Proceeds.
Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.
8.11    [Reserved].
8.12    Prepayments of Subordinated Indebtedness.
(a)Make any prepayment (whether optional or mandatory) of any Subordinated Indebtedness, in each case, incurred under Section 8.03(f), other than:

(i)the prepayment of any Subordinated Indebtedness with the net cash proceeds of the issuance of any other Indebtedness permitted hereunder (other than Loans);
(ii)prepayments of Subordinated Indebtedness so long as (A) no Event of Default shall have occurred and be continuing or would result from such prepayment and (B) immediately after giving effect to such prepayment on a pro forma basis the Consolidated Total Net Leverage Ratio shall not exceed 4.50:1.00 as of the end of the Applicable Period; and
(iii)prepayments of Subordinated Indebtedness in an aggregate amount not to exceed $50,000,000.
(b)Make any payment of principal, interest or other amounts on any Subordinated Indebtedness in violation of the subordination provisions applicable to such Subordinated Indebtedness.
8.13    Swap Contracts. Enter into any Swap Contract other than Swap Contracts entered into in the ordinary course of business, and not for speculative purposes.
8.14    Organization Documents; Fiscal Year.
(a)Amend, modify or change its Organization Documents in a manner materially adverse to the Lenders.
(b)Change its fiscal year.
8.15    [Reserved].
8.16    Sanctions.
Directly or, to the knowledge of the Borrower or any of its Subsidiary, indirectly, use any Credit Extension or the proceeds of any Credit Extension, or lend, contribute or otherwise make available such Credit Extension or the proceeds of any Credit Extension to any Person, to fund, finance, or facilitate any activities of or business with any Person, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as Lender, Arranger, Administrative Agent or otherwise) of Sanctions.
8.17    Anti-Corruption Laws and Anti-Money Laundering Laws.
Directly or, to the knowledge of the Borrower or any Subsidiary, indirectly use any Credit Extension or the proceeds of any Credit Extension (a) in any manner which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 or other similar anti-corruption legislation in other jurisdictions applicable to the Borrower or any of its Subsidiaries or (b) in violation of anti-money laundering Laws in any jurisdiction applicable to the Borrower or any of its Subsidiaries.

ARTICLE IX
EVENTS OF DEFAULT AND REMEDIES

9.01    Events of Default.

Any of the following shall constitute an Event of Default:
(a)Non-Payment. Any Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within five days after the same becomes due, any interest on any Loan, any fee due hereunder, or any other amount payable hereunder or under any other Loan Document; or
(b)Specific Covenants.
(i)Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 7.01 or 7.02 and such failure continues for five days; or
(ii)Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 7.03(a), 7.05(a) or 7.11 or Article VIII; or
(c)Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty days; or
(d)Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or
(e)Cross-Default. (i) The Borrower, any Guarantor or any Material Foreign Subsidiary fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Material Indebtedness; (ii) the Borrower, any Guarantor or any Material Foreign Subsidiary fails to observe or perform any other agreement or condition relating to any Material Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Material Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, such Material Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Material Indebtedness to be made, prior to its stated maturity (other than Indebtedness that upon the happening of any such default or event automatically converts into Equity Interests in accordance with its terms); provided that any default arising out of a violation of the financial covenants under the Revolver/Term A Credit Agreement shall not cause a Default or Event of Default under this Section 9.01(e)(ii) until the requisite lenders under the Revolver/Term A Credit Agreement elect to accelerate the obligations under the Revolver/Term A Credit Agreement; or (iii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower, any Guarantor or any Material Foreign Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Borrower, any Guarantor or any Material Foreign Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Borrower, any Guarantor or any Material Foreign Subsidiary as a result thereof is greater than the Threshold Amount; or
(f)Insolvency Proceedings, Etc. The Borrower, any Guarantor or any Material Foreign Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty calendar days, or an order for relief is entered in any such proceeding; or
(g)Inability to Pay Debts; Attachment. (i) The Borrower, any Guarantor or any Material Foreign Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within thirty days after its issue or levy; or
(h)Judgments. There is entered against the Borrower, any Guarantor or any Material Foreign Subsidiary one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments or orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer has been notified of the claim and does not dispute coverage) and (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of thirty consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or
(i)ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of one or more Loan Parties under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) one or more Loan Parties or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or
(j)Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations (other than contingent or indemnification obligations not then due), ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or
(k)Change of Control. There occurs any Change of Control; or
(l)Subordination. (i) Any of the subordination, standstill, payover and insolvency related provisions of any of the documentation governing any Subordinated Indebtedness (the “Subordination Provisions”) shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the applicable Subordinated Indebtedness; or (ii) the Borrower or any other Loan Party shall, directly or indirectly, disavow or contest in any manner (A) the effectiveness, validity or enforceability of any of the Subordination Provisions, (B) that the Subordination Provisions exist for the benefit of the Administrative Agent and the holders of the Obligations or (C) that all payments of principal of or premium and interest on the applicable Subordinated Indebtedness, or realized from the liquidation of any property of any Loan Party, shall be subject to any of the Subordination Provisions.

9.02    Remedies Upon Event of Default.
If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:
(a)declare the commitment of each Lender to make Loans to be terminated, whereupon such commitments and obligation shall be terminated;
(b)declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;
(c)[reserved]; and
(d)exercise on behalf of itself, the Lenders all rights and remedies available to it, the Lenders under the Loan Documents or applicable Law or at equity;
provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of the Administrative Agent or any Lender.
9.03    Application of Funds.
After the exercise of remedies provided for in Section 9.02 (or after the Loans have automatically become due and payable), any amounts received on account of the Obligations, subject to the provisions of Section 2.15, shall be applied by the Administrative Agent in the following order:
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including fees, charges and disbursements of counsel to the respective Lenders and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, ratably among the holders of such Obligations in proportion to the respective amounts described in this clause Fourth held by them; and
Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

ARTICLE X
ADMINISTRATIVE AGENT

10.01    Authorization and Action.
(a)Each Lender hereby irrevocably appoints the entity named as Administrative Agent in the heading of this Agreement and its successors and assigns to serve as the administrative agent and collateral agent under the Loan Documents and each Lender authorizes the Administrative Agent to take such actions as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent under such agreements and to exercise such powers as are reasonably incidental thereto. Without limiting the foregoing, each Lender hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, and to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents.
(b)As to any matters not expressly provided for herein and in the other Loan Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, pursuant to the terms in the Loan Documents), and, unless and until revoked in writing, such instructions shall be binding upon each Lender; provided, however, that the Administrative Agent shall not be required to take any action that (i) the Administrative Agent in good faith believes exposes it to liability unless the Administrative Agent receives an indemnification and is exculpated in a manner satisfactory to it from the Lenders with respect to such action or (ii) is contrary to this Agreement or any other Loan Document or applicable law, including any action that may be in violation of the automatic stay under any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors; provided, further, that the Administrative Agent may seek clarification or direction from the Required Lenders prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided. Except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower, any Subsidiary or any Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. Nothing in this Agreement shall require the Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
(c)In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its duties are entirely mechanical and administrative in nature. The motivations of the Administrative Agent are commercial in nature and not to invest in the general performance or operations of the Borrower. Without limiting the generality of the foregoing:

(i)the Administrative Agent does not assume and shall not be deemed to have assumed any obligation or duty or any other relationship as the agent, fiduciary or trustee of or for any Lender or holder of any other obligation other than as expressly set forth herein and in the other Loan Documents, regardless of whether a Default or an Event of Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Loan Document with reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties); additionally, each Lender agrees that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement and/or the transactions contemplated hereby;
(ii)where the Administrative Agent is required or deemed to act as a trustee in respect of any Collateral over which a security interest has been created pursuant to a Loan Document expressed to be governed by the laws of the United States, or is required or deemed to hold any Collateral “on trust” pursuant to the foregoing, the obligations and liabilities of the Administrative Agent to the Secured Parties in its capacity as trustee shall be excluded to the fullest extent permitted by applicable law; and
(iii)nothing in this Agreement or any Loan Document shall require the Administrative Agent to account to any Lender for any sum or the profit element of any sum received by the Administrative Agent for its own account;
(d)The Administrative Agent may perform any of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any of their respective duties and exercise their respective rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities pursuant to this Agreement. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.
(e)None of any Co-Documentation Agent, Co-Syndication Agent or any Arranger shall have obligations or duties whatsoever in such capacity under this Agreement or any other Loan Document and shall incur no liability hereunder or thereunder in such capacity, but all such persons shall have the benefit of the indemnities provided for hereunder.
(f)In case of the pendency of any proceeding with respect to any Loan Party under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(i)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim under Sections 2.08, 3.01, 3.03 and 11.04) allowed in such judicial proceeding; and
(ii)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
(g)and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender and each other Secured Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders or the other Secured Parties, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 11.04). Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender, any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
(h)The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders, and, except solely to the extent of the Borrower’s rights to consent pursuant to and subject to the conditions set forth in this Article, none of the Borrower or any Subsidiary, or any of their respective Affiliates, shall have any rights as a third party beneficiary under any such provisions. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the guarantees.
10.02    Rights as a Lender Administrative Agent’s Reliance, Limitation of Liability, Etc.
(a)Neither the Administrative Agent nor any of its Related Parties shall be (i) liable for any action taken or omitted to be taken by such party, the Administrative Agent or any of its Related Parties under or in connection with this Agreement or the other Loan Documents (x) with the consent of or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or (y) in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and non-appealable judgment) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page) or for any failure of any Loan Party to perform its obligations hereunder or thereunder.
(b)The Administrative Agent shall be deemed not to have knowledge of any (i) notice of any of the events or circumstances set forth or described in Section 7.03 unless and until written notice thereof stating that it is a “notice under Section 7.03” in respect of this Agreement and identifying the specific clause under said Section is given to the Administrative Agent by the Borrower, or (ii) notice of any Default or Event of Default unless and until written notice thereof (stating that it is a “notice of Default”

or a “notice of an Event of Default”) is given to the Administrative Agent by the Borrower or a Lender. Further, the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (A) any statement, warranty or representation made in or in connection with any Loan Document, (B) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default or Event of Default, (D) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (E) the satisfaction of any condition set forth in Article 5 or elsewhere in any Loan Document, other than to confirm receipt of items (which on their face purport to be such items) expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent or (F) the creation, perfection or priority of Liens on the Collateral.
(c)Without limiting the foregoing, the Administrative Agent (i) may treat the payee of any promissory note as its holder until such promissory note has been assigned in accordance with Section 11.06, (ii) may rely on the Register to the extent set forth in Section 11.06(c), (iii) may consult with legal counsel (including counsel to the Borrower), independent public accountants and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (iv) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made by or on behalf of any Loan Party in connection with this Agreement or any other Loan Document, (v) in determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender sufficiently in advance of the making of such Loan and (vi) shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any notice, consent, certificate or other instrument or writing (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated by the proper party or parties (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).
10.03    Posting of Communications.
(a)The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).
(b)Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Closing Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders and the Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders and the Borrower hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.
(c)THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY ARRANGER, ANY CO-DOCUMENTATION AGENT, ANY CO-SYNDICATION AGENT, OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM.
“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Borrower pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender by means of electronic communications pursuant to this Section, including through an Approved Electronic Platform.
(d)Each Lender agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.
(e)Each of the Lenders and the Borrower agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.
(f)Nothing herein shall prejudice the right of the Administrative Agent, any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.
10.04    The Administrative Agent Individually. With respect to its Commitments and Loans, the Person serving as the Administrative Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms “Lenders”, “Required Lenders” and any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity as a Lender or as one of the Required Lenders, as applicable. The Person serving as the Administrative Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust or other business with, the Borrower, any Subsidiary or any Affiliate of any of the foregoing as if such Person was not acting as the Administrative Agent and without any duty to account therefor to the Lenders.
10.05    Successor Administrative Agent . (a) The Administrative Agent may resign at any time by giving 30 days’ prior written notice thereof to the Lenders and the Borrower, whether or not a successor Administrative Agent has been appointed. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a bank with an office in New York City or an Affiliate of any such bank. In either case, such appointment shall be subject to the prior written approval of the Borrower (which approval may not be unreasonably withheld and shall not be required while an Event of Default has occurred and is continuing). Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent. Upon the acceptance of appointment as Administrative Agent by a successor Administrative Agent, the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. Prior to any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents.
(b)Notwithstanding paragraph (a) of this Section, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders and the Borrower, whereupon, on the date of effectiveness of such resignation stated in such notice, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents; provided that, solely for purposes of maintaining any security interest granted to the Administrative Agent under any Security Agreement for the benefit of the Secured Parties, the retiring Administrative Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties, and continue to be entitled to the rights set forth in such Collateral Document and Loan Document, and, in the case of any Collateral in the possession of the Administrative Agent, shall continue to hold such Collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this Section (it being understood and agreed that the retiring Administrative Agent shall have no duty or obligation to take any further action under any Collateral Document, including any action required to maintain the perfection of any such security interest), and (ii) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that (A) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (B) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall directly be given or made to each Lender. Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article and Section 11.04, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent and in respect of the matters referred to in the proviso under clause (i) above.
10.06    Acknowledgements of Lenders. (a) Each Lender represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender in the ordinary course of business, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument (and each Lender agree not to assert a claim in contravention of the foregoing), (iii) it has, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
(c)Each Lender, by delivering its signature page to this Agreement on the Closing Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Closing Date.
(d)
(i)Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 10.06(c) shall be conclusive, absent manifest error.
(ii)Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment.  Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in Same Day Funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.
(iii)The Borrower and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party.
(iv)Each party’s obligations under this Section 10.06(c) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.
10.07    Collateral Matters.
(a)Except with respect to the exercise of setoff rights in accordance with Section 11.08 or with respect to a Secured Party’s right to file a proof of claim in an insolvency proceeding, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any guarantee of the Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent on behalf of the Secured Parties in accordance with the terms thereof.
(b)[Reserved].
(c)The Secured Parties irrevocably authorize the Administrative Agent, at its option and in its discretion, to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 8.01. The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon or any certificate prepared by any Loan

Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders or any other Secured Party for any failure to monitor or maintain any portion of the Collateral.
10.08    Credit Bidding. The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the U.S. Bankruptcy Code, including under Sections 363, 1123 or 1129 of the U.S. Bankruptcy Code, or any similar laws in any other jurisdictions to which a Loan Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid, (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 11.01 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership interests, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.

10.09    ERISA Matters.
(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments, or this Agreement,
(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84–14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95–60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90–1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91–38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96–23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,
(iii)(a) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84–14), (b) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84–14 and to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84–14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or
(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)In addition, unless either (1) clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

(c)The Administrative Agent and each Arranger hereby informs the Lenders that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Commitments, this Agreement and any other Loan Documents (ii) may recognize a gain if it extended the Loans or the Commitments for an amount less than the amount being paid for an interest in the Loans or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.
10.10    Collateral and Guaranty Matters.
The Lenders irrevocably authorize the Administrative Agent to, and the Administrative Agent shall,
(a)release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon payment in full of the Obligations (other than contingent indemnification obligations), (ii) that is transferred or to be transferred as part of or in connection with any Disposition permitted hereunder or under any other Loan Document or any Recovery Event, (iii) to the extent the property constituting such Collateral is owned by any Guarantor, upon the release or discharge of such Guarantor from its obligations under the Guaranty, (iv) as required by the Administrative Agent to effect any sale, exchange, transfer or other Disposition of Collateral in connection with any enforcement action or exercise of remedies taken by the Administrative Agent in accordance with the terms of any applicable Intercreditor Agreement and the Loan Documents, (v) to the extent such Collateral is or otherwise becomes Excluded Property and (vi) with respect to Collateral that is Equity Interests, upon the dissolution or liquidation of the issuer of such Equity Interests to the extent not prohibited by the Loan Documents or (iii) as approved in accordance with Section 11.01;
(b)subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property of the types permitted by Sections 8.01(i) and (q); and
(c)release any Guarantor from its obligations under the Guaranty (i) if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder or (ii) upon payment in full of the Obligations (other than contingent indemnification obligations).
Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty, pursuant to this Section 10.10.
The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

ARTICLE XI
MISCELLANEOUS
11.01    Amendments, Etc.
Subject to Section 3.03, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and the Borrower, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that
(a)no such amendment, waiver or consent shall:
(i)extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 9.02) without the written consent of such Lender (it being understood and agreed that a waiver of any condition precedent set forth in Section 5.02 or of any Default or a mandatory reduction in Commitments is not considered an extension or increase in Commitments of any Lender);
(ii)postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) or any scheduled reduction of the Commitments hereunder or under any other Loan Document without the written consent of each Lender entitled to receive such payment or whose Commitments are to be reduced;
(iii)reduce the principal of, or the rate of interest specified herein on, any Loan, or (subject to clause (i) of the final proviso to this Section 11.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to receive such amount; provided, however, that (A) only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate and (B) an amendment to any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or to reduce any fee payable hereunder shall not be deemed to be a reduction of the principal of, or the rate of interest specified herein on, any Loan, or any fees or other amounts payable hereunder or under any other Loan Document;
(iv)change Section 2.13 or Section 9.03 in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender directly affected thereby;
(v)release all or substantially all of the Collateral without the written consent of each Lender whose Obligations are secured by such Collateral;
(vi)release the Borrower without the consent of each Lender, or, except in connection with a transaction permitted under Section 8.04 or Section 8.05, all or substantially all of the value of the Guaranty without the written consent of each Lender whose Obligations are guaranteed thereby, except to the extent such release is permitted pursuant to Section 10.10 (in which case such release may be made by the Administrative Agent acting alone);

(vii)without the prior written consent of each Lender directly affected thereby, (A) subordinate, or have the effect of subordinating, the Obligations hereunder to any other Indebtedness or other obligation (“Senior Indebtedness”) or (ii) except as expressly permitted by Section 10.10 (as in effect on the Closing Date), subordinate, or have the effect of subordinating, the Liens securing the Obligations to Liens securing any Senior Indebtedness unless each adversely affected Lender has been offered a bona fide opportunity to fund or otherwise provide its pro rata share (based on the amount of Obligations that are adversely affected thereby held by each Lender) of the Senior Indebtedness on the same terms (other than bona fide backstop fees and reimbursement of counsel fees and other expenses in connection with the negotiation of the terms of such transaction; such fees and expenses, “Ancillary Fees”) as offered to all other providers (or their Affiliates) of the Senior Indebtedness and to the extent such adversely affected Lender decides to participate in the Senior Indebtedness, receive its pro rata share of the fees and any other similar benefit (other than Ancillary Fees) of the Senior Indebtedness afforded to the providers of the Senior Indebtedness (or any of their Affiliates) in connection with providing the Senior Indebtedness pursuant to a written offer made to each such adversely affected Lender describing the material terms of the arrangements pursuant to which the Senior Indebtedness is to be provided, which offer shall remain open to each adversely affected Lender for a period of not less than five (5) Business Days;
(viii)[reserved]; or
(ix)change any provision of this Section 11.01(a) or the definition of “Required Lenders” without the consent of each Lender;
(b)[reserved];
(c)[reserved]; and
(d)unless also signed by the Administrative Agent, no amendment, waiver or consent shall directly affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document;
and provided further, however, that notwithstanding anything to the contrary herein:
(i)no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (A) the Commitment of such Lender may not be increased or extended without the consent of such Lender and (B) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender;
(ii)each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code of the United States supersedes the unanimous consent provisions set forth herein;

(iii)the Required Lenders shall determine whether or not to allow a Loan Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders;
(iv)the Administrative Agent and the Borrower may amend, modify or supplement this Agreement or any other Loan Document to cure or correct administrative errors or omissions, any ambiguity, omission, defect or inconsistency or to effect administrative changes, and such amendment shall become effective without any further consent of any other party to such Loan Document so long as (A) such amendment, modification or supplement does not adversely affect the rights of any Lender in any material respect and (B) the Lenders shall have received at least five (5) Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five (5) Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment;
(v)[reserved];
(vi)an Incremental Facility Amendment shall be effective if signed by the Loan Parties, the Administrative Agent and each Person that agrees to provide a portion of the applicable Incremental Term Facility;
(vii)a Loan Amendment shall be effective if signed by the Loan Parties, the Administrative Agent and each relevant Accepting Lender;
(viii)this Agreement may be amended and restated without the consent of any Lender (but with the consent of the Borrower and the Administrative Agent) if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Commitments of such Lender shall have terminated, such Lender shall have no other commitment or other obligation hereunder and shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement;
(ix)in connection with an amendment that addresses solely a repricing transaction in which any Term Loan is refinanced with a replacement term loan bearing (or is modified in such a manner such that the resulting term loan bears) a lower All-in Yield, such amendment shall be effective if signed by the Loan Parties, the Administrative Agent and the Lenders holding the Term Loan subject to such repricing transaction that will continue as a Lender in respect of the replacement term loan or modified Term Loan; provided that no such agreement shall directly adversely amend or modify the rights or duties of the Administrative Agent without the prior written consent of the Administrative Agent; and
(x)notwithstanding any provision herein to the contrary, (A) this Agreement may be amended with the written consent of the Required Lenders, the Administrative Agent and the Borrower (1) to add one or more additional term loan facilities to this Agreement and to permit the extensions of credit and all related obligations and liabilities arising in connection therewith from time to time outstanding to share ratably in the benefits of this Agreement and the other Loan Documents with the obligations and liabilities from time to time outstanding in respect of the existing facilities hereunder, and (2) in connection with the foregoing, to permit, as deemed appropriate by the Administrative Agent and approved by the Required Lenders, the Lenders providing such additional credit facilities to participate in any required vote or action required to be approved by the Required Lenders or by any other number, percentage or class of Lenders hereunder and (B) the Administrative Agent and the Borrower shall be permitted to amend any provision of the Loan Documents (and such amendment shall become effective without any further action or consent of any other party to any Loan Document) in connection with the incurrence of any Permitted Incremental Equivalent Debt to permit the Loans hereunder to have the benefit of any more restrictive terms of such Permitted Incremental Equivalent Debt, to the extent contemplated hereby.
11.02    Notices; Effectiveness; Electronic Communications.
(a)Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)if to any Loan Party, the Administrative Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 11.02; and
(ii)if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through Approved Electronic Platforms or Approved Borrower Portals to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).
(b)Electronic Communications. Notices and other communications to the Lenders may be delivered or furnished by using Approved Electronic Platforms or Approved Borrower Portals (as applicable), in each case, pursuant to procedures approved by the Administrative Agent in its sole discretion), provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
(c)The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Loan Party, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Loan Party, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
(d)Change of Address, Etc. Each Loan Party and the Administrative Agent may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to each Loan Party and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities Laws.
(e)Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic and electronic Loan Notices and Notices of Loan Prepayment) purportedly given by or on behalf of any Loan Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. To the extent otherwise required by Section 11.04 of this Agreement, the Loan Parties shall indemnify the Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of a Loan Party. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
11.03    No Waiver; Cumulative Remedies; Enforcement.
No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document (including the imposition of the Default Rate) preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 9.02 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) [reserved], (c) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 9.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
11.04    Expenses; Indemnity; and Damage Waiver.
(a)Costs and Expenses. The Loan Parties shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable and documented fees, charges and disbursements of one outside counsel for the Administrative Agent) in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) [reserved] and (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent or any Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender), and shall pay all reasonable and documented fees and time charges for attorneys who may be employees of the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b)Indemnification by the Loan Parties. The Loan Parties shall indemnify the Administrative Agent (and any sub-agent thereof), each Arranger, each Co-Documentation Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all Liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of  the execution or delivery of this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby (including the Indemnitee’s reliance on any Communication executed using an Electronic Signature or in the form of an Electronic Record), or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents,  any Loan or the use or proposed use of the proceeds therefrom,  any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or  any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing whether based on contract, tort or any other theory, whether brought by the Borrower or any Loan Party or by its or their respective equity holders, Affiliates or creditors or by a third party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that (x) such Liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or any Related Party of such Indemnitee, (y) such Liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the material breach of this Agreement or the other Loan Documents by such Indemnitee or any Related Party of such Indemnitee or (z) such Liabilities or related expenses have resulted from any dispute solely among Indemnitees or other respective Related Parties (other than (1) claims against any agent or arranger in its capacity or in fulfilling its role as agent or arranger or any similar role in respect of the credit facilities provided hereunder and (2) claims to the extent arising out of any act or omission on the part of the Borrower or its Related Parties). This Section 11.04(e) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.
(c)Reimbursement by Lenders. To the extent that the Loan Parties for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by them to the Administrative Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the unfunded Commitments and the outstanding Loans of all Lenders at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(d)Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, the Borrower and Loan Party shall not assert, and each Loan Party hereby waives, any claim against any the Administrative Agent, any Arranger, each Co-Documentation Agent and any Lender, and any Related Party of any of the foregoing Persons (each such Person being called a “Lender-Related Person”) for any Liabilities arising from the use by others of information or other materials (including, without limitation, any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet, any Approved Electronic Platform and any Approved Borrower Portal), other than as a result of such Lender-Related Person’s gross negligence, bad faith or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable decision, and (ii) no party hereto shall assert, and each such party hereby waives, any Liabilities against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof; provided that, nothing in this Section 11.04(d) shall relieve the Borrower and each Loan Party of any obligation it may have to indemnify an Indemnitee, as provided in Section 11.04(b), against any special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.
(e)Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.
(f)Survival. The agreements in this Section and the indemnity provisions of Section 11.02(e) shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations.
11.05    Payments Set Aside.
To the extent that any payment by or on behalf of any Loan Party is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
11.06    Successors and Assigns.
(a)Successors and Assigns Generally. The provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder or thereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)Minimum Amounts.
(A)in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the related Loans at the time owing to it or contemporaneous assignments to related Approved Funds (determined after giving effect to such assignments) that equal at least the amount specified in subsection (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; provided that any such assignment shall be aggregated amongst Affiliates and Approved Funds for the purpose of determining if the amount specified in subsection (b)(i)(B) has been met; and
(B)in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1,000,000 in the case of an assignment of a Term Loan unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).
(ii)Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s Loans and Commitments, and rights and obligations with respect thereto assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations in respect of its outstanding Term Loans on a non-pro rata basis;
(iii)Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:
(A)the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default under Section 9.01(a), 9.01(f) or 9.01(g) has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; and
(B)the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (1) any Term Loan Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of the Commitment subject to such assignment, an Affiliate of such Lender or an Approved Fund with respect to such Lender and (2) any Term Loans to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund.
(iv)Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)No Assignment to Certain Persons. No such assignment shall be made (A) to the Borrower or any of the Borrower’s Affiliates or Subsidiaries or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) (any such party a “Disqualified Party”). In no event shall the Administrative Agent be obligated to ascertain, monitor or inquire as to whether any prospective assignee would is a Disqualified Party or have any liability with respect to or arising out of any assignment or participation of Loans by the Lenders or disclosure of confidential information by the Lenders, in each case, to any Disqualified Party .
(vi)Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment); provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.
(c)Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Borrower and any Lender (with respect to such Lender’s interest only) at any reasonable time and from time to time upon reasonable prior notice. The Administrative Agent will record each assignment in the Register promptly following the delivery to the Administrative Agent of a copy of the executed Assignment and Assumption for such assignment and satisfaction of all other conditions for such assignment set forth in this Section 11.06.
(d)Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person), Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and Borrower may rely conclusively on the actions of Administrative Agent to bind Lender and any Participant, notwithstanding that the particular action in question may, pursuant to this Agreement or any participation agreement be subject to the consent or direction of some or all of the Participants. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso of Section 11.01(a) that affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations therein) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section; provided that such Participant agrees to be subject to the provisions of Section 3.06 as if it were an assignee under paragraph (b) of this Section. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.04(c) without regard to the existence of any participation.
Each Lender that sells a participation pursuant to this Section 11.06(d), acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain a register comparable to the Register on which it enters the name and address of each Participant and the economic interests and the principal amounts (and stated interest) of each Participant in all or a portion of the participating Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it) (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement, notwithstanding notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)Limitations on Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.01(e) as though it were a Lender and any such Participant shall be deemed to be a Lender for purposes of the definition of Excluded Taxes.
(f)Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(g)[Reserved].
(h)Notwithstanding anything to the contrary contained herein, any Lender may assign all or any portion of any Term Loan hereunder to the Borrower, but only if:

(i)such assignment is made in connection with a Discounted Optional Prepayment in accordance with the procedures set forth in Section 2.05(b) and open to all Lenders that hold such Term Loan on a pro rata basis; and
(ii)such Term Loan so assigned shall be automatically and permanently cancelled immediately upon acquisition thereof by the Borrower and no longer outstanding for any purpose hereunder.
11.07    Treatment of Certain Information; Confidentiality.
Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates, its auditors and to its and its Affiliates’ Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to become a Lender pursuant to an Incremental Term Facility or (ii) any actual or prospective counterparty (or its Related Parties) to any swap or derivative transaction relating to a Loan Party and its obligations, (g) on a confidential basis to (i) any rating agency in connection with rating any Loan Party or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Borrower or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.
For purposes of this Section, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary, provided that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Each of the Administrative Agent, the Lenders acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States federal and state securities Laws.
11.08    Set-off.
If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of any Loan Party against any and all of the obligations of such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or their respective Affiliates, irrespective of whether or not such Lender or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Loan Party may be contingent or unmatured or are owed to a branch or office or Affiliate of such Lender different from the branch or office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.15 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.
11.09    Interest Rate Limitation.
Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
11.10    Integration; Effectiveness.
This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent, the Arrangers constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the

Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
11.11    Survival of Representations and Warranties.
All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid.
11.12    Severability.
If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 11.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.
11.13    Replacement of Lenders.
If the Borrower is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
(a)the Borrower shall have paid, or cause to be paid, to the Administrative Agent the assignment fee specified in Section 11.06(b);
(b)such Lender shall have received payment of an amount equal to 100% of the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c)in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;
(d)such assignment does not conflict with applicable Laws;
(e)in the case of any such assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent; ~~and~~
(f)if such replacement is in connection with a Repricing Transaction prior to the six-month anniversary of the ~~Closing~~ Amendment No. 1 Effective Date, the Borrower or the replacement Lender shall pay such Lender a fee equal to 1% of the aggregate principal amount of its Tranche B Term Loans required to be assigned pursuant to this Section 11.13.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
Each party hereto agrees that (i) an assignment required pursuant to this Section 11.13 may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and (ii) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to an be bound by the terms thereof; provided, that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided, further, that, any such documents shall be without recourse to or warranty by the parties thereto.
11.14    Governing Law; Jurisdiction; Etc.
(a)GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)SUBMISSION TO JURISDICTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN (OR IF SUCH COURT LACKS SUBJECT MATTER JURISDICTION, THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN), AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY (AND ANY SUCH CLAIMS, CROSS-CLAIMS OR THIRD

PARTY CLAIMS BROUGHT AGAINST THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES MAY ONLY) BE HEARD AND DETERMINED IN SUCH FEDERAL (TO THE EXTENT PERMITTED BY LAW) OR NEW YORK STATE COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER, ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c)WAIVER OF VENUE. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
11.15    Waiver of Jury Trial.
EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
11.16    No Advisory or Fiduciary Responsibility.
In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Loan Parties acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arrangers and the Lenders are arm’s-length commercial transactions between the Loan Parties and their respective Affiliates, on the one hand, and the Administrative Agent, the Arrangers and the Lenders, on the other hand, (B) each of the Loan Parties has consulted its own legal, accounting, regulatory and Tax advisors to the extent it has deemed appropriate, and (C) each of the Loan Parties is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, the Arrangers and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Loan Parties or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent, any Arranger nor any Lender has any obligation to the Loan Parties or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Arrangers, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their respective Affiliates, and neither the Administrative Agent, any Arranger nor any Lender has any obligation to disclose any of such interests to the Loan Parties and their respective Affiliates. To the fullest extent permitted by Law, each of the Loan Parties hereby waives and releases any claims that it may have against the Administrative Agent, any Arranger or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
11.17    Electronic Execution; Electronic Records; Counterparts.
This Agreement, any Loan Document and any other Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Loan Parties and each of the Administrative Agent and each Lender agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Lenders may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, neither the Administrative Agent is under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party and/or any Lender without further verification and (b) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by such manually executed counterpart.

Neither the Administrative Agent shall be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). The Administrative Agent shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any Communication (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution or signed using an Electronic Signature) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).
Each of the Loan Parties and each Lender hereby waives (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement and/or any other Loan Document based solely on the lack of paper original copies of this Agreement and/or such other Loan Document, and (ii) waives any claim against the Administrative Agent, each Lender and each Related Party for any liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Loan Parties to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.
11.18    Subordination of Intercompany Indebtedness.
Each holder of Intercompany Indebtedness (each a “Holder”) and each issuer of Intercompany Indebtedness (each a “Maker”) agrees with the Administrative Agent and the other holders of the Obligations as follows:
(a)Subordination. The payment of principal, interest, fees and other amounts with respect to Intercompany Indebtedness is expressly subordinated to the Obligations.
(b)Payments. If an Event of Default under Section 9.01(a) has occurred and the Administrative Agent has notified the Borrower that it intends to exercise remedies pursuant to Section 9.02 or an Event of Default has occurred under Section 9.01(f), then, in either case, no Maker may make, and no Holder may take, demand, receive or accept, any payment with respect to Intercompany Indebtedness.
(c)Payments Held in Trust. In the event any payment of principal or interest or distribution of property of any Maker on or in respect of Intercompany Indebtedness shall be received by any Holder in violation of this Section 11.18, such payment or distribution shall be held in trust for the Administrative Agent, for the benefit of the holders of the Obligations, and such Holder will forthwith turn over any such payments in the form received, properly endorsed or assigned, to the Administrative Agent, for the benefit of the holders of the Obligations.
(d)Enforcement. No Holder shall be entitled to demand payment of or accelerate any Intercompany Indebtedness or to exercise any remedies or take any actions against any Maker to enforce any of such Holder’s rights with respect to Intercompany Indebtedness.
(e)Collateral. No Holder will ask, demand, accept, or receive any collateral security from any Loan Party for the payment of Intercompany Indebtedness, and any collateral security for the payment of Intercompany Indebtedness that any Holder may now or hereafter have on any property of any Loan Party is expressly subordinated to the Liens of the Administrative Agent, for the benefit of the holders of the Obligations, securing the Obligations.

(f)Attorney in Fact. Each Holder irrevocably authorizes and directs the Administrative Agent and any trustee in bankruptcy, receiver, custodian or assignee for the benefit of creditors of any Maker, whether in voluntary or involuntary liquidation, dissolution or reorganization, in its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided for in this Section 11.18 and irrevocably appoints, which appointment is coupled with an interest, upon the occurrence and during the continuation of any Event of Default, the Administrative Agent, or any such trustee, receiver, custodian or assignee, its attorneys in fact for such purpose with full powers of substitution and revocation.
(g)Proof and Vote of Claims. Each Holder irrevocably appoints, which appointment is irrevocable and coupled with an interest, the Administrative Agent as such Holder’s true and lawful attorney, with full power of substitution, in the name of such Holder, the Administrative Agent, the holders of the Obligations or otherwise, for the sole use and benefit of the Administrative Agent, to the extent permitted by Law, to prove and vote all claims relating to Intercompany Indebtedness, and to receive and collect all distributions and payments to which such Holder would be otherwise entitled on any liquidation of any Maker or any of its property or in any proceeding affecting any Maker or its property under any Debtor Relief Laws.
(h)No Interference. Each Holder agrees (i) not to take any action as the holder of Intercompany Indebtedness that will impede, interfere with or restrict or restrain the exercise by the Administrative Agent of its rights and remedies under the Loan Documents and (ii) upon the commencement of any proceeding under Debtor Relief Laws, to take such actions as the holder of Intercompany Indebtedness as may be reasonably necessary or appropriate to effectuate the subordination provided hereby. In furtherance thereof, each Holder, in its capacity as a holder of Intercompany Indebtedness, agrees not to oppose any motion filed or supported by the Administrative Agent or any other holder of the Obligations for relief from stay or for adequate protection in respect of the Obligations and not to oppose any motions supported by the Administrative Agent or any other holder of the Obligations for any Loan Party’s use of cash collateral or post-petition borrowing from any of the Lenders or the Administrative Agent.
11.19    USA PATRIOT Act.
Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of the Loan Parties and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Loan Parties in accordance with the Act. The Loan Parties shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.
11.20    Acknowledgement and Consent to Bail-In of Affected Financial Institutions.
Solely to the extent any Lender that is an Affected Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
11.21    Acknowledgement Regarding Any Supported QFCs.
To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
11.22    [Reserved].

11.23    Intercreditor Agreements.
Each Lender hereby authorizes and directs the Administrative Agent (a) to enter into the Intercreditor Agreement on its behalf, perform the Intercreditor Agreement on its behalf and take any actions thereunder as determined by the Administrative Agent to be necessary or advisable to protect the interest of the Lenders, and each Lender agrees to be bound by the terms of the Intercreditor Agreement and (b) to enter into any Other Intercreditor Agreement expressly permitted by the terms of this Agreement that is reasonably satisfactory to the Administrative Agent on its behalf, perform such Other Intercreditor Agreement on its behalf and take any actions thereunder as determined by the Administrative Agent to be necessary or advisable to protect the interests of the Lenders, and each Lender agrees to be bound by the terms of such Other Intercreditor Agreement. Notwithstanding any provision in the Agreement or any other Loan Document to the contrary, the terms, conditions and provisions of this Agreement and the other Loan Documents are subject to the terms of the Intercreditor Agreement. To the extent there is a conflict between the Loan Documents and the Intercreditor Agreement (or any Other Intercreditor Agreement), the terms and conditions of the Intercreditor Agreement (or any Other Intercreditor Agreement) shall control.

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